UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Vertex Pharmaceuticals Incorporated
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2026 Proxy Statement

Vertex Pharmaceuticals Incorporated

Notice of Annual Meeting of Shareholders
to be held on May 13, 2026

A Letter from our Executive Chairman and Chief Executive Officer
Dear Shareholders:
Our strategy is grounded in the conviction that a sustained, disciplined focus on serial innovation – aimed at delivering transformative medicines for serious diseases with high unmet need – creates enduring value for patients and shareholders.
That conviction was clearly demonstrated in 2025 through strong commercial performance, meaningful pipeline progress, and robust financial results.
In 2025, we added to our increasingly diversified commercial portfolio by successfully launching JOURNAVX in acute pain, our fourth commercialized disease area. In cystic fibrosis, we launched ALYFTREK, which builds upon TRIKAFTA by providing the best CFTR protein function restoration of any of our approved medicines, while also demonstrating efficacy in additional mutations and allowing for once-daily dosing. In addition, we accelerated adoption of and built significant momentum for CASGEVY in the U.S., Europe, and the Middle East. Importantly, we also began preparing for the anticipated near-term commercialization of povetacicept in IgA nephropathy, the first product in our rapidly advancing renal pipeline. We believe our emerging renal franchise – alongside CF, heme and pain – will be a key driver for Vertex’s next period of growth.
On the research and development front, our differentiated strategy has delivered a broad, deep, and advanced pipeline that has the potential to deliver more transformative medicines. In addition to the ongoing Phase 3 study of povetacicept in IgA nephropathy, we have four other programs in pivotal development: inaxaplin for APOL1-mediated kidney disease, suzetrigine for diabetic peripheral neuropathy, zimislecel for type 1 diabetes, and povetacicept for primary membranous nephropathy.
Our earlier stage pipeline is also making strong progress with multiple programs advancing in the proof-of-concept stage:
VX-407 in autosomal dominant polycystic kidney disease, VX-670 in myotonic dystrophy type-1, and povetacicept in generalized myasthenia gravis.
From a revenue perspective, our total revenues in 2025 were $12 billion, led by cystic fibrosis and with increasing contributions from CASGEVY and an incremental contribution from the first year of the JOURNAVX launch. Our balance sheet remains robust and we continue to invest significantly in internal and external innovation to support our differentiated research and development approach, as well as in the ongoing diversification of our commercialization efforts.
In addition to our business achievements, we remain deeply committed to making a positive impact in the communities where we live and work. During our annual Week of Service, 83% of Vertex employees around the world contributed more than 11,800 volunteer hours, impacting the lives of over 64,000 individuals. Vertex and The Vertex Foundation also awarded approximately $51 million in donations to support initiatives that advance education, health, social innovation, and our communities. We are also honored that Vertex continued to be recognized as an excellent place to work, receiving accolades such as Fortune 100 Best Companies to Work For, TIME 100 Most Influential Companies, and U.S. News & World
Report Best Companies to Work For.
It is an exciting time for Vertex. With our leadership in cystic fibrosis, the strength of our products and pipeline, and our strong financial profile, we are well positioned to deliver on the significant opportunities ahead and to drive sustained growth over the long term. As Executive Chairman and Chief Executive Officer, we are committed to disciplined execution of our commercial priorities, driving our serial innovation strategy, and delivering transformative medicines to patients.
Sincerely,
Jeffrey M. Leiden, M.D., Ph.D.
Executive Chairman
Reshma Kewalramani, M.D.
Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 13, 2026
9:00 a.m. (Eastern Time)
https://meetnow.global/MMMVT4H
Dear Shareholders:
You are invited to attend the Vertex Pharmaceuticals Incorporated 2026 Annual Meeting of Shareholders. At the annual meeting, shareholders will vote:
•to elect the eleven director nominees that are set forth in the attached proxy statement to our board of directors to serve for a one-
year term until the 2027 annual meeting of shareholders and until such person’s successor has been duly elected and qualified;
•to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2026;
•to hold an advisory vote on our 2025 named executive officer compensation;
•to approve our 2026 Stock and Option Plan; and
•on one proposal submitted by a shareholder, if properly presented at the meeting.
Shareholders also will transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.
PROXY MATERIALS:
We are using the “Notice and Access” method of providing proxy materials to you via the Internet. We are mailing to you a Notice of
Internet Availability of Proxy Materials instead of paper copies of this notice, our proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2025 (“Annual Report”). Notice and Access provides a convenient way for you to access our proxy materials. The Notice of Internet Availability of Proxy Materials includes instructions on how to access this notice, our proxy statement, and our Annual Report and how to vote your shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our Annual Report, if you prefer.
MEETING ACCESS:
THE ANNUAL MEETING WILL BE HELD VIRTUALLY VIA WEBCAST. A VIRTUAL ANNUAL MEETING WILL FACILITATE
SHAREHOLDER ATTENDANCE AND PARTICIPATION BY ENABLING SHAREHOLDERS TO PARTICIPATE FROM ANY
LOCATION AND AT NO COST. YOU WILL BE ABLE TO PARTICIPATE IN THE MEETING ONLINE, VOTE YOUR SHARES
ELECTRONICALLY, AND SUBMIT YOUR QUESTIONS DURING THE MEETING BY VISITING HTTPS://MEETNOW.GLOBAL/
MMMVT4H. THERE IS NO PHYSICAL LOCATION FOR THE ANNUAL MEETING.
Shareholders will need their unique control number, which appears on the Notice of Internet Availability of Proxy Materials or proxy card
(printed in the shaded bar), or within the body of the email sending the proxy statement. If you hold shares beneficially through a bank, broker or other nominee (that is, in “street name”), you must register in advance to gain access to the virtual meeting and to vote shares electronically during the meeting. To register, you will need to obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy from them, you must submit a copy of this legal proxy, along with your name and email address to
Computershare at legalproxy@computershare.com. Alternatively, you may mail your legal proxy to the following address:
Computershare, Vertex Pharmaceuticals Incorporated Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for
registration must be labeled as “Legal Proxy” and received no later than 5:00 p.m. (Eastern Time) on May 8, 2026. You will receive an email from Computershare confirming your registration and providing your control number. You will need your control number to access the virtual annual meeting, submit your questions and vote your shares electronically.
The annual meeting will begin promptly at 9:00 a.m. (Eastern Time) on May 13, 2026.
We will make a list of our shareholders of record available electronically during the annual meeting. A shareholder wishing access to the list during the annual meeting should contact our corporate secretary in advance of the meeting.
RECORD DATE:
Only Vertex Pharmaceuticals Incorporated shareholders of record at the close of business on March 16, 2026 are entitled to receive notice of, and vote at, the annual meeting, and, subject to applicable law, any adjournment or postponement thereof.
VOTING:
Your vote matters. Whether or not you plan to attend the annual meeting, we urge you to vote as promptly as possible by Internet, telephone or signing, dating and returning a printed proxy card. If you attend the annual meeting, you may vote your shares during the annual meeting even if you previously voted your proxy. Please vote as soon as possible to ensure that your shares will be represented and counted at the annual meeting.

April 2, 2026
By Order of the Board of Directors,
Joy Liu Chief Legal Officer

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS. This notice, our proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2025 are first being made available to holders of record of our common stock on or about April 2, 2026. These materials are available to holders of record of our common stock at
www.envisionreports.com/VRTX and to beneficial holders of our common stock at www.edocumentview.com/VRTX.

TABLE OF CONTENTS

SUMMARY	1

PROPOSAL NO. 1: ELECTION OF DIRECTORS	8

Board Structure and Composition ...........................................................................................................................................................	8
Director Criteria, Qualifications and Experience ...............................................................................................................................	8
Board Refreshment ................................................................................................................................................................................	10
Shareholder-Recommended Director Candidates ...........................................................................................................................	10
Majority Votes Cast Standard ...............................................................................................................................................................	10
Director Nominees ......................................................................................................................................................................................	11

CORPORATE GOVERNANCE AND RISK MANAGEMENT	21

Director Independence .............................................................................................................................................................................	21
Board Leadership Structure .....................................................................................................................................................................	21
Executive Chair of the Board ....................................................................................................................................................................	22
Lead Independent Director ......................................................................................................................................................................	22
Board Committees ......................................................................................................................................................................................	23
Board Attendance, Committee Meetings, and Committee Membership ..........................................................................................	25
Risk Management .......................................................................................................................................................................................	26
Code of Conduct ........................................................................................................................................................................................	27
Insider Trading Policy ................................................................................................................................................................................	27
Public Policy and Engagement ................................................................................................................................................................	28

DIRECTOR COMPENSATION	29

CORPORATE RESPONSIBILITY	32

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33

AUDIT AND FINANCE COMMITTEE REPORT	35

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	36

PROPOSAL NO. 4: APPROVAL OF 2026 STOCK AND OPTION PLAN	38

Equity Compensation Plan Information ...................................................................................................................................................	44

PROPOSAL NO. 5: SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT	45

COMPENSATION DISCUSSION AND ANALYSIS	49

Executive Summary ....................................................................................................................................................................................	50
Detailed Discussion and Analysis ...........................................................................................................................................................	55

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT	75

COMPENSATION AND EQUITY TABLES	76

Summary Compensation Table ................................................................................................................................................................	76
Grants of Plan-Based Awards During 2025 ...........................................................................................................................................	78
Outstanding Equity Awards at Fiscal Year-End for 2025 ....................................................................................................................	79
Option Exercises and Stock Vested for 2025 ........................................................................................................................................	81

SUMMARY OF TERMINATION AND CHANGE OF CONTROL BENEFITS	82

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS	84

PAY RATIO	87

PAY VERSUS PERFORMANCE	88

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	92

OTHER INFORMATION	94

Other Matters ..............................................................................................................................................................................................	94
Shareholder Proposals and Nominations for Director for the 2027 Annual Meeting ......................................................................	94
Shareholder Communications to the Board ...........................................................................................................................................	94
Householding of Annual Meeting Materials ...........................................................................................................................................	95
Solicitation ....................................................................................................................................................................................................	95
Forward-Looking Statements ....................................................................................................................................................................	95

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING	96

APPENDIX A: VERTEX PHARMACEUTICALS INCORPORATED 2026 STOCK AND OPTION PLAN	A-1
PROXY STATEMENT
This proxy statement is being made available to shareholders of Vertex Pharmaceuticals Incorporated (“Vertex”) in connection with the solicitation by our board of directors of proxies to be voted at our 2026 annual meeting of shareholders and at any postponement or adjournment thereof. The annual meeting will be held on Wednesday, May 13, 2026, at 9:00 a.m. (Eastern Time) as a virtual meeting conducted exclusively via live webcast at https://meetnow.global/MMMVT4H. See Frequently Asked Questions Regarding the Annual
Meeting - How May I Attend the Annual Meeting? below for information regarding attending the virtual annual meeting.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	1
SUMMARY
2025 marked another year of strong revenue growth, commercial diversification, and pipeline advancement. Our strategy of investing in scientific innovation to create transformative medicines for people with serious diseases, with a focus on specialty markets, continued to deliver. We have seven approved medicines: five that treat cystic fibrosis (“CF”), one that treats severe sickle cell disease (“SCD”) and transfusion-dependent beta thalassemia (“TDT”), and one that treats moderate-to-severe acute pain. In
2025, we expanded our leadership in CF with the launch of ALYFTREK and ongoing strength in TRIKAFTA, brought CASGEVY to more patients around the globe, and successfully executed on the first year of our U.S. launch of JOURNAVX, a first-in-class non-
opioid treatment for moderate-to-severe acute pain. We also made important progress with our emerging renal franchise, including acceleration of the IgA nephropathy (“IgAN”) Phase 3 program and preparing for the potential near-term launch of povetacicept in
IgAN. Outside of IgAN, our broad and diverse pipeline continued to make significant progress, with pivotal trials ongoing in APOL1-
mediated kidney disease, diabetic peripheral neuropathy, type 1 diabetes, and primary membranous nephropathy. From a financial perspective, our strong performance in 2025 resulted in total revenues of $12 billion, representing 9% growth versus 2024, and a strong balance sheet, ending the year with $12.3 billion in cash and investments.
We are well-positioned to continue to create long-term value for both patients and shareholders, with a marketed product portfolio of transformative medicines for CF, SCD, TDT, and acute pain; a near-term launch opportunity with povetacicept in IgAN, multiple mid- and late- stage programs advancing in our pipeline, and a strong balance sheet.

Meeting Information

Date and Time Wednesday, May 13, 2026 9:00 a.m. (Eastern Time)	Location https://meetnow.global/ MMMVT4H	Record Date Close of business on March 16, 2026

Voting Roadmap

Item 1:	Elect Each of the Director Nominees for One Year Term Expiring in 2027	FOR all Nominees	page 8

Item 2:	Ratify Selection of Independent Auditor for 2026	FOR	page 33

Item 3:	Approve, on an Advisory Basis, Our Named Executive Officer Compensation	FOR	page 36

Item 4:	Approve Our 2026 Stock and Option Plan	FOR	page 38

Item 5:	Shareholder Proposal Regarding Shareholder Right To Act By Written Consent	AGAINST	page 45

2	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROXY SUMMARY

How to Vote

By Internet	Vote at www.envisionreports.com/VRTX before the annual meeting.

By Mail	If you have received written proxy materials, by completing, signing, dating, and mailing your proxy card in the envelope provided.

By Telephone	Vote by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card.

By Attending the Annual Meeting Online
During the annual meeting, you may vote online by following the instructions at https://
meetnow.global/MMMVT4H. Have the Notice of Internet Availability of Proxy Materials, which contains your control number, available when you access the virtual meeting webpage.

Director Nominees
The following table provides summary information regarding our eleven director nominees. For detailed information about each nominee’s background and areas of expertise, please see Proposal No. 1: Election of Directors.

Name, Occupation or Experience	Age	Director Since	Independent	Committees
				AC	MDCC	CGNC	S&T
Jeffrey Leiden Executive Chairman, Vertex	70	2009	No
Reshma Kewalramani CEO and President, Vertex	53	2020	No
Sangeeta Bhatia John J. and Dorothy Wilson Professor of Health Sciences & Technology/Electrical Engineering & Computer Science, MIT	57	2015	Yes
Lloyd Carney Chief Executive Officer, Carney Global Ventures, LLC Former CEO, Brocade Communications	64	2019	Yes
Alan Garber President, Harvard University	70	2017	Yes
Michel Lagarde Former Executive Vice President and Chief Operating Officer, Thermo Fisher Scientific Inc.	52	2023	Yes
Diana McKenzie Former Chief Information Officer, Workday Former Chief Information Officer, Amgen	61	2020	Yes
Bruce Sachs Partner Emeritus, Charles River Ventures	66	1998	Yes
Jennifer Schneider Co-Founder and CEO, Homeward Health Inc.	51	2024	Yes
Nancy Thornberry Former CEO, Kallyope, Inc.	69	2023	Yes
Suketu Upadhyay Chief Financial Officer and Executive Vice President, Zimmer Biomet	57	2022	Yes
= Chair

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	3
PROXY SUMMARY
NOMINEE INDEPENDENCE
NOMINEE AGE

3
4
4
60.9
Avg. Age
≤ 55 years
56-65 years
>65 years

NOMINEE TENURE

2
4
5
8.2 yrs
Avg. Tenure
≤ 5 years
6-10 years
>10 years

Financial Performance
In 2025, sales of TRIKAFTA/KAFTRIO continued to drive our financial performance along with contributions from ALYFTREK,
JOURNAVX and CASGEVY. We expect continued growth from our CF medicines and increased revenue contributions from
CASGEVY and JOURNAVX in 2026 and beyond.
•Our total revenues increased to $12.0 billion in 2025, an increase of 9% or nearly $1.0 billion, from our 2024 total revenues.
•Our total research and development (“R&D”) and selling, general and administrative (“SG&A”) expenses increased to $5.7 billion in 2025 as compared to $5.1 billion in 2024, primarily due to increased investments to commercialize our new products and advance our R&D pipeline.
•Our acquired in-process research and development expenses (“AIPR&D”) included $133.0 million in 2025, primarily due to various upfront and milestone payments related to our collaboration and in-licensing arrangements, and $4.6 billion in 2024, including $4.4 billion resulting from our acquisition of Alpine Immune Sciences, Inc. (“Alpine”).

9%
increase
$0.1B
$0.5B

4	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROXY SUMMARY

Marketed Products
In 2025, our commercial focus was to extend our leadership in CF, drive successful launches of ALYFTREK and JOURNAVX, and to accelerate adoption and commercial momentum for CASGEVY.
•Cystic Fibrosis. We continued to build upon our leadership in CF with the launch of our fifth medicine, ALYFTREK, which brings important benefits for patients in terms of meaningful improvements in CFTR protein function, efficacy in more mutations, and once-daily dosing, and continued expansion to lower age groups and new geographies.
•Sickle Cell Diseases and Transfusion-Dependent Beta Thalassemia. We delivered increased revenue from CASGEVY and drove more patient initiations, cell collections, and infusions.
•Acute Pain. We expanded commercially into our fourth disease area, acute pain, with the U.S. launch of JOURNAVX, a first-in-
class, non-opioid, oral pain signal inhibitor.

Research and Development
We invest in research and development to discover and develop transformative medicines for people with serious diseases, with a focus on specialty markets. Our research and development strategy is to combine transformative advances in the understanding of human disease and the science of therapeutics to dramatically advance human health. We aim to serially innovate in our disease areas and discover, develop, and commercialize first-in-class and/or best-in class therapies. This strategy was designed to deliver transformative medicines at high rates of speed and success and enable leadership in selected disease areas, and it continues to deliver. As a result, we currently have five programs in pivotal development: povetacicept for IgAN and primary membranous nephropathy (“pMN”), inaxaplin for APOL1-mediated kidney disease (“AMKD”), suzetrigine for diabetic peripheral neuropathy, and zimislecel for type 1 diabetes (“T1D”).

Pipeline
The following chart represents our approved medicines, clinical stage programs and select pre-clinical programs.
* Phase 2 Trial to initiate in the first half of 2026
** In Phase 2 portion of Phase 2/3 clinical trial
ADPKD: autosomal dominant polycystic kidney disease; CFTR mRNA: cystic fibrosis transmembrane conductance regulator messenger RNA;
DM1: myotonic dystrophy type 1; wAIHA: warm autoimmune hemolytic anemia; gMG: generalized myasthenia gravis

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	5
PROXY SUMMARY

Increasing Shareholder Value
Our stock price increased from $405.76 on January 2, 2025, to $452.13 on January 2, 2026. Biotechnology companies are best measured over the long term as opposed to one-year or other shorter-term increments and we expect that execution of our differentiated serial innovation strategy will continue to create shareholder value over the long-term. The following chart shows our total shareholder return relative to the Nasdaq Biotechnology Index and S&P 500 index over the last decade.

VERTEX STOCK PRICE (% INCREASE SINCE JAN 1, 2016)
350%
325%
300%
275%
250%
225%
200%
175%
150%
125%
100%
75%
50%
25%
0%
-25%
-50%
Jan-01-2016
Jan-01-2017
Jan-01-2018
Jan-01-2019
Jan-01-2020
Jan-01-2021
Jan-01-2022
Jan-01-2023
Jan-01-2024
Jan-01-2025
Jan-01-2026
Vertex Pharmaceuticals Incorporated
Nasdaq Biotechnology Index
S&P 500

6	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROXY SUMMARY

Corporate Responsibility
We are singularly focused on bringing transformative medicines to people with serious diseases, and we are committed to operating our business responsibly and disclosing our progress to stakeholders on an annual basis. Our progress and efforts with respect to environmental, social, and governance topics, including community engagement and workplace practices, were recognized broadly in 2025. A selection of awards and recognitions include Forbes’ World’s Best Employers, Fortune 100 Best
Companies to Work For® 2025, TIME 100 Most Influential Companies, Points of Light’s Civic 50, Science Magazine’s Top
Employers, TIME Magazine’s Best Inventions of 2025 for JOURNAVX, U.S. News & World Report Best Companies to Work For and
many others.
Our corporate responsibility priorities relate to four objectives that are fundamental to our business: improving the lives of people with serious diseases; fostering a culture of innovation, integrity, and belonging; carefully managing our operations and environmental footprint; and making a positive impact in our communities.

2025 Compensation Decisions and Pay-for-Performance
In 2025, our executive compensation program received substantial support, with approval by approximately 92% of the votes cast at the annual meeting. We believe this support is consistent with our shareholders’ understanding of our business model, our pay-
for-performance compensation philosophy, and the long-term value we are creating. Our management development and compensation committee (“MDCC”) and our board of directors reviewed our compensation programs and made the following key decisions with respect to 2025 compensation:
•We maintained the base salary and target cash bonus as a percentage of base salary for Dr. Reshma Kewalramani, our CEO and President. Based on a comparative analysis to companies in our peer group, we increased her target equity level to $14.5 million from $13.5 million.
•We entered into a new employment agreement and new change of control agreement with Mr. Wagner in connection with his appointment as Chief Operating and Financial Officer. Under this new employment agreement, Mr. Wagner receives a base salary of $1 million, an increase from $950,000, and a target cash bonus of 100% of his base salary, an increase from his prior target of 90%.
•We maintained the base salaries and target cash bonuses as a percentage of base salary for Dr. Carmen Bozic, Mr. Amit
Sachdev, and Dr. Nia Tatsis. Based on a comparative analysis to companies in our peer group, we increased Mr. Wagner’s target equity level to $5.25 million from $4.75 million and the target equity level to $4.5 million from $4.0 million for our other executive vice presidents.
•Our performance in 2025 resulted in the MDCC determining that we had achieved a Leading rating for 2025 (131 out of a total potential score of 150), with the payment of annual cash bonuses commensurate with this high level of performance.
•Our total revenue exceeded the board’s pre-approved financial targets for 2025, resulting in above target (125%) payout achievement for our 2025 financial-based performance stock units (“PSUs”). In addition, the MDCC determined that our 2023 non-financial PSUs with a three-year performance period achieved maximum (200%) payout based on achieving all milestones associated with the award.
•From 2020 through 2025, we maintained the mix of equity granted to our CEO and NEOs with 50% of each award consisting of
PSUs that vest solely on the achievement of established performance goals and 50% consisting of time-based restricted stock units (“RSUs”). In connection with the increase in target equity levels, we increased the weight of the PSUs in the mix of equity for the February 2026 annual equity awards. This new equity mix results in more than 50% of the target equity levels consisting of
PSUs that only vest upon the achievement of established performance goals with the remainder of the target equity levels consisting of time-based RSUs. This mix emphasizes company performance: specifically, financial strength, pipeline advancement and diversification, and manufacturing excellence. The updated mix of equity further strengthens the alignment of our compensation program with our pay-for-performance philosophy.
Executive Transitions
Mr. Arbuckle, our former Chief Operating Officer, retired on July 1, 2025. In accordance with the usual practice of our compensation program, in February 2025, Mr. Arbuckle received a cash bonus based on his target of 100% of his base salary and received an equity grant based on his target equity level of $4.75 million. Upon his retirement, the MDCC determined that Mr. Arbuckle was eligible for the retirement vesting provisions of his equity awards.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	7
PROXY SUMMARY

Shareholder Outreach and Engagement
We believe that a robust shareholder outreach program is an important component of maintaining our strong corporate governance practices. We strive for a collaborative approach with shareholders to solicit and understand a variety of perspectives and interests, and our practice has been to engage with our shareholders regularly over the course of the year.
In 2025, we solicited feedback from shareholders representing approximately 70% of our outstanding shares and discussed numerous topics of shareholder interest, including our business strategy, approach to R&D, human capital management, corporate governance, executive compensation, shareholder proposals, and environmental sustainability initiatives.

Corporate Governance
We are committed to maintaining strong corporate governance practices that promote the long-term interests of our shareholders and strengthen board and management accountability.

Board and Committee Oversight	Oversight of Corporate Strategy and Objectives
Oversight of Risk Management

Independence
9 of 11 Director Nominees Independent
All Board Committee Members Independent
Lead Independent Director Presides at Executive Sessions

Tenure
9 of 11 Director Nominees with ≤10 years of Service

Pay for Performance
Executive Compensation Links Pay and Performance
90% of Compensation is Performance-linked
Compensation Program Aligns Detailed Goals with Overall Business Strategy

Shareholder Rights
Majority Voting for Directors
Proxy Access Rights for Holders of 3% for 3 years
All Directors Elected Each Year

Board Practices
Annual Board and Committee Self-evaluations
New Director Orientation and Continuing Director Education
Code of Conduct and Ethics applies to Board Members

8	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our board of directors has nominated the following current directors – Sangeeta Bhatia, Lloyd Carney, Alan Garber, Reshma
Kewalramani, Michel Lagarde, Jeffrey Leiden, Diana McKenzie, Bruce Sachs, Jennifer Schneider, Nancy Thornberry, and Suketu
Upadhyay – for election at our 2026 annual meeting of shareholders to hold office until our 2027 annual meeting of shareholders.
Each of the nominees has agreed to be named in this proxy statement and to serve if elected. We believe that all of the nominees will be able and willing to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our board or our board may reduce the number of directors.
Our board of directors is our company’s ultimate decision-making body, except with respect to those matters reserved to the shareholders. Our board selects our senior management team, which in turn is responsible for the day-to-day operations of our company. Our board acts as an advisor and counselor to senior management and oversees its performance.
Board Structure and Composition
The corporate governance and nominating committee (“CGNC”) of our board of directors is responsible for the composition and structure of our board, including identifying, developing, and recommending qualified candidates for board membership. The CGNC regularly reviews director competencies, qualities, skills, and experiences with the goal of ensuring that our board consists of directors who function collegially and effectively and who are able to apply their experience toward meaningful contributions to general corporate strategy and oversight of corporate performance, risk management, organizational development, and succession planning.
Our by-laws provide that the size of our board may range between three and eleven members. We currently have eleven members on our board and expect to have eleven members of our board immediately following the 2026 annual meeting of shareholders. Our
CGNC may seek additional director candidates in the future who meet the criteria below to complement the qualifications and experience of our existing board members. Our CGNC may engage a search firm to recommend candidates who satisfy such criteria.

Director Criteria, Qualifications and Experience
The CGNC seeks to recommend for nomination experienced directors who have substantive knowledge of our business and industry or who can bring to the board specific and valuable strategic or management capabilities acquired in other industries. The committee expects each of our directors to have proven leadership, sound judgment, the highest ethics and integrity, and a commitment to our success. It also seeks personal qualities that foster a respectful environment in which our directors listen to one another and engage in robust and constructive discussions. These goals for our board composition presuppose a broad range of viewpoints, experiences, and specific expertise. The CGNC considers a nominee’s personal characteristics and business experience relative to those of our existing board members, including the type of prior management experience, levels of expertise relevant to our business, prior board service, reputation in the business community, and other factors that the committee believes to be important. When considering whether to re-nominate a director for board service, the CGNC also considers whether the director has served as a member of our board for more than 20 years and whether the director is over 72 years of age.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	9
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Board Structure and Composition
The following table and charts provide information regarding our director nominees:

	Bhatia	Carney	Garber	Kewalramani	Lagarde	Leiden	McKenzie	Sachs	Schneider	Thornberry	Upadhyay

Leadership Experience. We believe that directors who have held significant leadership positions over extended periods of time provide our company with special insights.
Industry Knowledge. We seek directors with substantive
knowledge of the healthcare and biotechnology industries to
successfully advise and oversee the strategic development and direction of our company.

Financial Expertise. We believe that an understanding of
finance is important for members of our board, and our
budgeting processes and financial and strategic transactions require our directors to be financially knowledgeable.

International Perspective. We have significant operations outside the United States and value directors with experience in the operation of complex multinational organizations.
Public Policy and Regulation. We operate in a highly-regulated industry and seek directors who have experience in public policy and the regulation of medicines.
Academic Experience or Technological Background. As a
biotechnology company that seeks to develop transformative
medicines for patients with serious diseases, we look for directors with backgrounds in academia, science and technology and, in particular, the research and development of
pharmaceutical products.

Commitment to Company Values and Goals. We seek
directors who are committed to our company and its values and goals and who value the contributions that can be provided by individuals who believe in our company and its prospects for success.

Independence	Y	Y	Y	N	Y	N	Y	Y	Y	Y	Y
Age	57	64	70	53	52	70	61	66	51	69	57
Tenure on Board	10	7	8	6	2	16	6	27	2	2	4
NOMINEE INDEPENDENCE
NOMINEE AGE
NOMINEE TENURE

10	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Board Structure and Composition

Board Refreshment
Our board believes that board refreshment is integral to effective corporate governance. Our board seeks to balance continuity of experience with fresh perspectives and regularly considers refreshment. The CGNC is responsible for reviewing board composition, and developing membership criteria, and recommending director candidates to the board. The CGNC regularly reviews competencies, qualities, skills, and experiences with the goal of ensuring that its members reflect a wide range of viewpoints, experiences, and specific expertise. In assessing the qualifications of a candidate or nominee, the CGNC considers, among others: demonstrated leadership and strategic thinking in the biopharmaceutical industry or other industries; sound judgment; business, medical, or scientific expertise; the highest ethics and integrity; a commitment to the company’s success; and personal qualities that foster a respectful environment for engaged and constructive discussions. In connection with each incumbent director’s nomination recommendation, the
CGNC also considers the overall mix of tenures on the board, a director’s age and length of service on the board, and each director’s performance and suitability.
As part of our commitment to continued board refreshment, six of our eleven directors have joined our board since 2020, including five new independent directors.

Shareholder-Recommended Director Candidates
The CGNC will consider director candidates recommended by shareholders using the same criteria for director selection described above under Director Criteria, Qualifications and Experience. Shareholders recommending candidates for consideration should submit any pertinent information regarding the candidate, including biographical information and a statement by the proposed candidate that the candidate is willing to serve if nominated and elected, by mail to our corporate secretary at our offices at 50 Northern Avenue,
Boston, Massachusetts 02210. If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2027 annual meeting of shareholders using the procedures set forth in our by-laws, the shareholder must follow the procedures described in our by-laws and summarized in the section titled Other Information—Shareholder Proposals and Nominations for Director for the 2027
Annual Meeting on page 94 of this proxy statement. If a shareholder wishes to solicit proxies for a shareholder nominee for election to our board at the 2027 annual meeting of shareholders pursuant to Rule 14a-19 of the Securities Exchange Act of 1934, as amended
(the “Exchange Act”), the shareholder must follow the procedures set forth in Rule 14a-19 of the Exchange Act and our by-laws.
Our by-laws provide for proxy access, a process that allows qualifying shareholders to nominate a director candidate for consideration at an annual meeting of shareholders and have such candidate be included in our proxy materials for the applicable shareholder meeting. The key elements of our proxy access by-law are as follows:

Provision	Requirement
Ownership Threshold and Holding Period	Available to shareholders owning 3% or more of our voting shares continuously for at least 3 years.
Number of Board Nominees	Total number of proxy access nominees is capped at the greater of 20% of the existing number of board seats (or the closest whole number below 20%) and two.
Aggregation Limits	20-shareholder limit on the number of shareholders who can aggregate their shares to satisfy the 3% ownership requirement.
Proxy Fights	Proxy access nominees will not be included in the proxy materials if we receive notice that a shareholder intends to nominate a candidate who is not to be included in our proxy materials.
Future Ineligibility	Proxy access nominees who fail to receive at least 10% of the votes cast “for” such nominee may not be re-nominated as a proxy access nominee for the next two annual meetings.
The above table is only a summary of our proxy access by-law and is qualified in its entirety by our by-laws.

Majority Votes Cast Standard
Our by-laws provide for a majority votes cast standard for uncontested elections of our directors. Under our by-laws, director nominees in an uncontested election who receive more votes cast “for” such director nominee than “against” such director nominee are elected.
Our board’s policy is that any nominee for director in an uncontested election who receives a greater number of votes “against” than votes “for” the nominee’s election shall promptly tender their resignation to the chair of our board following certification of the shareholder vote. The CGNC will promptly consider the tendered resignation. Based on all factors it deems in its discretion to be relevant, the CGNC will recommend that our board either accept or reject the resignation and may recommend that the board adopt measures designed to address any issues perceived to underlie the election results. Our board will then act on the CGNC’s recommendation. We will promptly disclose our board’s decision, including, if applicable, the reasons for rejecting the tendered resignation. Any director whose resignation is being considered under this policy will not participate in the CGNC or board considerations, recommendations or actions with respect to the tendered resignation.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	11
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees
Director Nominees

Sangeeta Bhatia

	Age: 57 Director Since: 2015	Board Committees: •Chair – Science and Technology Committee •Member – Corporate Governance and Nominating Committee

Experience:
Other Public Company Boards: •None
•John J. and Dorothy Wilson Professor of Health Sciences & Technology/Electrical Engineering &
Computer Science at the Massachusetts Institute of Technology (“MIT”) since 2005; Director of the
Marble Center for Cancer Nanomedicine at the Koch Institute for Integrative Cancer Research at MIT
since 2016; Investigator of the Howard Hughes Medical Institute at MIT since 2008
•Co-Founder of Ropirio Therapeutics, a private biotechnology company focused on lymphatic medicine, since 2023
•Co-Founder of Amplifyer Bio, a private biotechnology company focused on oncology diagnostics, since 2023
•Co-Founder of Matrisome Bio, a private biotechnology company, since 2023
•Co-Founder of Port Therapeutics, a private company focused on thermal bioswitches in oncology, since 2022
•Co-Founder of Satellite Bio, a private company focused on developing satellite organs as living therapeutic solutions, since 2020
•Co-Founder of Glympse Bio, a private company focused on developing in vivo sensing technology dedicated to disease monitoring, from 2018 until it was acquired by Sunbird Bio, Inc. in August 2023
•Professor of bioengineering and medicine at the University of California at San Diego, from 1998 through 2005
•Member of the Department of Medicine at Brigham and Women’s Hospital and member of the
Broad Institute
•Holds a Sc.B. in biomedical engineering from Brown University, an S.M. and Ph.D. in Mechanical
Engineering from MIT, and an M.D. from Harvard Medical School

Key Skills and Qualifications:
Dr. Bhatia is a leading academic scientist and medical researcher. Her extensive experience in the field of biomedical engineering and in-depth understanding on the use of advanced technologies in medical research provide valuable insights to our board of directors, including with respect to our key research and development initiatives.

12	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees

Lloyd Carney

	Age: 64 Director Since: 2019	Board Committees: •Chair – Corporate Governance and Nominating Committee •Member – Audit and Finance Committee

Experience:
Other Public Company Boards: •Visa Inc. •Grid Dynamics Holdings Inc.
•Chief Executive Officer and Chairman, Carney Global Ventures, LLC, an early round investor, since
March 2007
•Chief Acquisition Officer of Carney Technology Acquisition Corp. II, a special purpose acquisition corporation, from October 2020 until February 2023
•Chief Executive Officer of ChaSerg Technology Acquisition Corp., a technology acquisition company, from September 2018 until March 2020
•Chief Executive Officer and Director of Brocade Communications Systems Inc., a global supplier of networking hardware and software, from 2013 until it was acquired by Broadcom in 2017
•Chief Executive Officer of Xsigo Systems, a cloud-based infrastructure solutions provider, from 2008 until it was acquired by Oracle in 2012
•Chief Executive Officer and Chairman of Micromuse Inc., a software solutions provider for business and service assurance, from 2003 until it was acquired by IBM in 2006
•Previously held senior leadership roles at Juniper Networks, Inc., Nortel Networks Inc., and Bay
Networks, Inc.
•Member of the board of directors of Nuance Communications Inc., a publicly traded AI-enabled communication company, until it was acquired by Microsoft Corp in March 2022
•Ambassador/Special Investment Envoy for Technology Jamaica, since May 2023
•Chancellor for the University of Technology, Jamaica, a public university in Jamaica, since August 2022
•Holds a Bachelor of Science degree in Electrical Engineering Technology from Wentworth Institute of
Technology, a Master of Science degree in Applied Business Management from Lesley College, an
Honorary Doctorate degree in Engineering from Wentworth Institute of Technology and an Honorary
Doctorate degree in Technology from University of Technology Jamaica

Key Skills and Qualifications:
Mr. Carney brings strong business judgment, honed through his time as a senior executive and board member of multiple global technology companies, to our board of directors. As Chief Executive Officer of multiple technology companies, Mr. Carney has extensive experience in operations, strategic planning, finance, information technology and cybersecurity, and risk management.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	13
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees

Alan Garber

	Age: 70 Director Since: 2017	Board Committees: •Member – Corporate Governance and Nominating Committee •Member – Science and Technology Committee

Experience:
Other Public Company Boards: •None
•President of Harvard University since August 2024 after serving as Interim President from January to
August 2024; Provost of Harvard University and the Mallinckrodt Professor of Health Care Policy at
Harvard Medical School, a Professor of Economics in the Faculty of Arts and Sciences, Professor of
Public Policy in the Harvard Kennedy School of Government, and Professor in the Department of Health
Policy and Management in the Harvard T.H. Chan School of Public Health, from September 2011 to
August 2024
•Henry J. Kaiser Jr. Professor, a Professor of Medicine, and a Professor (by courtesy) of Economics,
Health Research and Policy, and of Economics in the Graduate School of Business at Stanford
University, from 1998 until 2011
•Member of the National Academy of Medicine, the American Society of Clinical Investigation, the
Association of American Physicians, and the American Academy of Arts and Sciences
•Member of the board of Directors of Exelixis, Inc., a genomics-based drug-discovery company, from
January 2005 to May 2024
•Fellow of the American Association for the Advancement of Science, the American College of Physicians,
and the Royal College of Physicians
•Current Research Associate with the National Bureau of Economic Research and served for nineteen years as founding Director of its Health Care Program
•Previously served as a member of the National Advisory Council on Aging at the National Institutes of
Health, as a member of the Board of Health Advisers of the Congressional Budget Office, and as Chair of
the Medicare Evidence Development and Coverage Advisory Committee at the Centers for Medicare and
Medicaid Services
•Holds an A.B. summa cum laude, an A.M. and a Ph.D., all in Economics, from Harvard University, and an
M.D. with research honors from Stanford University

Key Skills and Qualifications:
Dr. Garber brings extensive leadership experience and knowledge regarding science, medicine, and the healthcare industry, and in particular, healthcare economics, to our board of directors. His expertise in health care policy and as an advisor to government agencies provides our board with important insights and perspectives on the issues facing our company.

14	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees

Reshma Kewalramani

	Age: 53 Director Since: 2020	Position: •Chief Executive Officer and President

Experience:
Other Public Company Boards: •None
•Chief Executive Officer and President of Vertex Pharmaceuticals Incorporated since April 2020
•Executive Vice President and Chief Medical Officer of Vertex Pharmaceuticals Incorporated from 2018 through March 2020
•Senior Vice President, Late Development of Vertex from 2017 until 2018
•Served in roles of increasing responsibility at Amgen Inc. from 2004 to 2017, most recently as Vice
President and Head of U.S. Medical Organization
•Industry representative to the FDA’s Endocrine and Metabolic Drug Advisory Committee from 2014 through 2019
•Member of the Board of Directors of Ginkgo Bioworks Holdings, Inc., a publicly traded biotechnology company, from 2021 to 2024
•Holds a B.A. from Boston University and an M.D. from Boston University School of Medicine;
Dr. Kewalramani completed her internship and residency in Internal Medicine at the Massachusetts
General Hospital and her fellowship in Nephrology at the Massachusetts General Hospital and Brigham
and Women’s Hospital combined program
•Dr. Kewalramani is an alumna of the Harvard Business School, having completed the General
Management Program

Key Skills and Qualifications:
Dr. Kewalramani possesses strong leadership qualities, significant experience overseeing and scaling the operations of a global enterprise, deep expertise in drug development, and wide-ranging experience in policy matters, demonstrated through her services as a senior executive in the biotechnology sector. She is a physician-executive with extensive industry knowledge garnered through her scientific and medical roles and experience as a global senior leader across multiple disease areas and all stages of drug development. She provides our board of directors with in-depth knowledge of our company gained during her various senior management roles within Vertex and through the day-to-day leadership of our executives as CEO.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	15
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees

Michel Lagarde

	Age: 52 Director Since: 2023	Board Committees: •Member – Audit and Finance Committee

Experience:
Other Public Company Boards: •None
•Former Executive Vice President and Chief Operating Officer at Thermo Fisher Scientific Inc. (“Thermo
Fisher”), a supplier of analytical instruments, life sciences solutions, specialty diagnostics, laboratory, pharmaceutical and biotechnology services, from January 2022 through March 2026; Thermo Fisher is a supplier to Vertex
•Executive Vice President at Thermo Fisher from 2019 through 2021
•Senior Vice President and President, Pharma Services at Thermo Fisher from 2017 to 2019, joining
Thermo Fisher as Senior Vice President, as a result of its acquisition of Patheon N.V., a pharma services company, in 2017
•President and Chief Operating Officer of Patheon N.V. from 2016 to 2017
•Managing Director of JLL Partners, a private equity firm focused on healthcare, from 2008 to 2016
•Holds a bachelor’s degree in business administration from European University in Antwerp and an executive master’s degree in finance and control from the University of Maastricht and University of
Amsterdam

Key Skills and Qualifications:
Mr. Lagarde has deep experience across numerous segments of the health care industry and markets around the world, as well as a successful track record of growing and scaling profitable businesses. He brings to our board of directors strong leadership experience in biotechnology and pharmaceutical development and commercial manufacturing services, as well as financial expertise across several international markets.

16	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees

Jeffrey Leiden

	Age: 70 Director Since: 2009	Position: •Executive Chairman

Experience:
Other Public Company Boards: •None
•Chief Executive Officer and President of Vertex Pharmaceuticals Incorporated from 2012 through
March 2020
•Chairman of Board of Directors of Vertex Pharmaceuticals Incorporated since 2012; previously served as lead independent director from 2010 through 2011
•Managing Director at Clarus Ventures, a life sciences venture capital firm, from 2006 to 2012
•President and Chief Operating Officer of Abbott Laboratories, Pharmaceuticals Products Group and a
member of the board of directors of Abbott Laboratories from 2001 to 2006
•Held several academic appointments from 1987 to 2000, including the Rawson Professor of Medicine and Pathology and Chief of Cardiology and Director of the Cardiovascular Research Institute at the
University of Chicago, the Elkan R. Blout Professor of Biological Sciences at the Harvard School of Public
Health, and Professor of Medicine at Harvard Medical School
•Elected member of both the American Academy of Arts and Sciences and the Institute of Medicine of the
National Academy of Sciences
•Member of the board of directors of Quest Diagnostics Incorporated, a publicly traded medical diagnostics company, from 2014 to May 2019; member of the board of directors and non-executive Vice
Chairman of Shire plc, a specialty biopharmaceutical company, from 2006 to 2012; Chairman of
Revolution Healthcare Acquisition Corp., a special purpose acquisition corporation, from April 2021 to
December 2022
•Dr. Leiden received his M.D., Ph.D. and B.A. degrees from the University of Chicago

Key Skills and Qualifications:
Dr. Leiden possesses strong leadership qualities, demonstrated through his service as a senior executive in the biotechnology and pharmaceutical industries and as a life sciences venture capitalist. He has extensive knowledge of the science underlying drug discovery and development through his experiences as a distinguished physician, scientist, and teacher. As our former CEO and as a former senior executive at
Abbott Laboratories, he brings a global perspective to our business and public policy issues facing our company. He also provides our board of directors with in-depth knowledge of our company and our corporate strategy.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	17
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees

Diana McKenzie

	Age: 61 Director Since: 2020	Board Committees: •Member – Audit and Finance Committee •Member – Management Development and Compensation Committee

Experience:
Other Public Company Boards: •MetLife Inc. •agilon health, inc.
•Chief Information Officer of Workday, Inc., a cloud-based financial and human capital management software company, from 2016 until April 2019
•Held roles of increasing responsibility at Amgen Inc., a biotechnology company, for 12 years, most recently serving as Senior Vice President and Chief Information Officer
•Held various leadership roles at Eli Lilly and Company, a pharmaceutical company, for 17 years, focused on drug development, reducing time to market, and improving technology and security standards
•Member of the board of directors of Change Healthcare, Inc., a publicly traded healthcare technology company, from August 2019 until it was acquired by United Health Group in October 2022
•Holds a Bachelor of Science degree in Computer Information Systems from Purdue University and completed the Information Technology Management Program at University of California, Los Angeles and
the CERT Certification for Cybersecurity Oversight from Carnegie Mellon’s Software Engineering Institute

Key Skills and Qualifications:
Ms. McKenzie has corporate leadership experience and industry knowledge that make her a valuable contributor to our board of directors. Her service as an executive and innovator in the biotechnology and technology industries and as a member of the board of directors of public companies involved in healthcare issues provide her with multiple perspectives on our industry. Ms. McKenzie brings extensive experience growing, scaling, and transforming global businesses in the healthcare and software industries. In addition,
Ms. McKenzie is a proven technology leader who brings extensive digital, technology, and cybersecurity knowledge and perspective based on nearly three decades of experience in the space.

18	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees

Bruce Sachs

	Age: 66 Director Since: 1998	Position: •Lead Independent Director Board Committees: •Chair – Management Development and Compensation Committee •Member – Corporate Governance and Nominating Committee

Other Public Company Boards: •None	Experience:

•Partner Emeritus at Charles River Ventures (“CRV”), a venture capital firm; General Partner at CRV for more than 20 years, including more than 10 years as the Managing Partner
•Executive Vice President and General Manager of Ascend Communications, Inc. from 1998 to 1999
•President and Chief Executive Officer of Stratus Computer, Inc. from 1997 until it was acquired by
Ascend Communications in 1998
•Executive Vice President and General Manager of the Internet Telecom Business Group at Bay Networks,
Inc. from 1995 to 1997
•President and Chief Executive Officer of Xylogics, Inc. from 1993 until it was acquired by Bay Networks in 1995
•Holds a B.S.E.E. in electrical engineering from Bucknell University, an M.E.E. in electrical engineering from Cornell University, and an M.B.A. from Northeastern University

Key Skills and Qualifications:
Mr. Sachs brings exceptionally strong business judgment to our board, honed through his experience developing business strategy as a senior executive and in venture capital. Mr. Sachs has an incomparable understanding of our business, gained through his service on the board of directors of the Company, and of the global business environment. In addition, Mr. Sachs has significant business leadership experience, financial expertise, and knowledge with respect to information technology and security, having served as a technology company CEO and as a board member of several computer networking companies.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	19
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees

Jennifer Schneider

	Age: 51 Director Since: 2024	Board Committees: •Member – Management Development and Compensation Committee

Experience:
Other Public Company Boards: •None
•Co-Founder and Chief Executive Officer of Homeward Health Inc., a company committed to rearchitecting the delivery of health and care in rural America in partnership with communities, since
2022
•President of Livongo Health, a biotechnology company, from December 2018 to October 2020, and served as the Chief Medical Officer from September 2015 to December 2018
•Served in multiple leadership roles at Castlight Health, Inc., a healthcare navigation company, from 2010 to 2015, most recently as Chief Medical Officer
•Member of the board of directors at Revolution Healthcare Acquisition Corp., a special purpose acquisition company, from March 2021 to December 2022
•Member of the board of directors at Health Assurance Acquisition Corp., a special purpose acquisition company, from September 2020 until it liquidated in November 2022
•Holds a B.S. in Biology from the College of the Holy Cross, an M.D. from Johns Hopkins School of
Medicine, and an M.S. in Health Services Research from Stanford University

Key Skills and Qualifications:
Dr. Schneider has deep knowledge and expertise in healthcare and technology. She has led or held senior leadership roles in multiple companies focused on delivering innovative solutions in healthcare management. At Livongo, Dr. Schneider led the company through the largest consumer digital health initial public offering in history as well as its merger with Teladoc Health, the industry’s largest ever merger. Dr.
Schneider brings extensive experience as a practicing physician and as a leader building healthcare companies that use technology to provide access to clinical services.

Nancy Thornberry

	Age: 69 Director Since: 2023	Board Committees: •Member – Science and Technology Committee

Experience:
Other Public Company Boards: •Denali Therapeutics •Schrödinger Inc.
•Founder and Chief Executive Officer of Kallyope, Inc. (“Kallyope”), a private biotechnology company, from November 2015 to October 2021, and served as Chair of Research and Development through
December 2023
•Self-employed as a consultant to companies in the biotechnology and pharmaceutical industries from
August 2013 to October 2015
•Served in roles of increasing responsibility at Merck & Co., Inc., a pharmaceutical company, for more than 30 years, most recently as Senior Vice President and Franchise Head, Diabetes and Endocrinology
•Holds a B.S. in Chemistry and Biology from Muhlenberg College

Key Skills and Qualifications:
Ms. Thornberry has over 30 years of experience in the pharmaceutical and biotechnology industries and her scientific leadership has spanned across drug discovery, research & development, and business development. She brings to our board of directors leadership experience in critical scientific roles that drove innovation at both public and private companies. Her industry experience, scientific acumen and strategic thinking brings great value to our board of directors.

20	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Director Nominees

Suketu Upadhyay

	Age: 57 Director Since: 2022	Board Committees: •Chair – Audit and Finance Committee •Member – Management Development and Compensation Committee

Experience:
Other Public Company Boards: •None
•Chief Financial Officer and Executive Vice President - Finance, Operations and Supply Chain of Zimmer
Biomet, a leading global innovator and manufacturer of orthopedic solutions, since July 2019
•Senior Vice President, Global Financial Operations at Bristol-Myers Squibb from 2016 to June 2019
•Executive Vice President and Chief Financial Officer of Endo International from 2013 to 2016
•Previously served as interim Chief Financial Officer and Senior Vice President of Finance, Corporate
Controller and Principal Accounting Officer of Becton Dickinson, and Senior Vice President of Global
Financial Planning and Analysis and Vice President and Chief Financial Officer of Becton Dickinson’s
international business
•Previously held a number of global finance and strategy roles across AstraZeneca and Johnson &
Johnson, including Research and Development, Supply Chain, Commercial Operations and Business
Development
•Spent the early part of his career in public accounting with KPMG, earning his CPA designation and his
CMA designation (each designation currently inactive)
•Holds a Bachelor of Science in Finance from Albright College and an MBA from The Fuqua School of
Business at Duke University

Key Skills and Qualifications:
Mr. Upadhyay has extensive experience in the health care industry in financial roles covering all major areas of a fully integrated life sciences business. His service as an executive in the pharmaceutical, hospital supply, and medical device industries provide him with multiple perspectives on our industry. His knowledge and expertise make him a valuable contributor to our board of directors and management.

Board Recommendation
In each of the director nominee biographies, we highlight the specific experience, qualifications, attributes, and skills that led the board of directors to conclude that the director nominee should serve on our board at this time.

For all of the above reasons, our board of directors unanimously recommends that you vote FOR each of the nominees.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	21
CORPORATE GOVERNANCE AND
RISK MANAGEMENT
We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Statement of Corporate Governance Principles, which addresses the role and composition of our board of directors and the functioning of the board and its committees. You can find our governance documents, including our Statement of Corporate Governance
Principles, charters for each committee of the board, and our Code of Conduct, on our website www.vrtx.com under “Investors—
Corporate Governance—Governance Documents.”
Director Independence
Our board of directors has determined that nine of our eleven director nominees qualify as “independent” under the definition of that term adopted by The Nasdaq Stock Market LLC (“Nasdaq”). Our independent director nominees are Dr. Bhatia, Mr. Carney, Dr.
Garber, Mr. Lagarde, Ms. McKenzie, Mr. Sachs, Dr. Schneider, Ms. Thornberry, and Mr. Upadhyay. Our independent directors meet in executive session without management at each regularly scheduled board meeting. Each of the board committees is composed of independent directors.
Board Leadership Structure
Our board recognizes that one of its key responsibilities is to periodically evaluate the optimal leadership structure to ensure robust independent oversight of management and an engaged and effective board with complementary qualities, perspectives, and experiences. Given the dynamic and competitive environment in which we operate, the board believes that its optimal leadership structure may vary as circumstances warrant. The board values the flexibility to determine its optimal model for board leadership at any given time. As such, the board annually reviews its leadership structure and may choose a different leadership structure if circumstances should arise that lead it to believe that such structure would promote the long-term interests of our shareholders.
Our governing documents permit the roles of Chair of the board and CEO to be filled by the same or different individuals. To ensure robust independent leadership on the board, our corporate governance guidelines also require our independent directors to elect a
Lead Independent Director if the Chair of the board is a member of management or does not otherwise qualify as independent under the company’s director independence standards.
Currently, the board believes it is in the best interests of the company and our shareholders for the roles of Chair of the board and CEO to be separated, supported by a Lead Independent Director who has oversight responsibilities. Separating these positions at this time allows our CEO to focus on strategic decisions and our day-to-day business operations and performance, allows the Chair, our former
CEO, to drive organization and effectiveness of the board in addition to his specifically delineated executive responsibilities, and allows our Lead Independent Director to lead the board in its fundamental role of providing advice to and independent oversight of management, including promoting communication between management and our board and supporting our board’s oversight of risk and other key governance matters. The board believes that this structure provides our board with independent leadership, while providing the benefit of having our former CEO chair regular board meetings and our current CEO participate in regular board meetings as a director.
The board annually evaluates whether combining or separating the roles of Chair of the board and CEO is in the best interests of the company and our shareholders. In its evaluation, the board considers a number of factors, including: (1) the individuals currently in the roles of CEO, Chair and Lead Independent Director and their record of leadership and performance in their roles; (2) the current composition of the board; (3) the effectiveness of the policies, practices, and people in place to help ensure strong, independent board oversight; (4) the company’s performance and the effect the leadership structure could have on its performance; (5) the board’s performance and the effect the leadership structure could have on the board’s performance; (6) the Chair and Lead Independent
Director’s performance in their respective roles; and (7) the views of our shareholders. A change in any of these factors could lead the board to determine in the future that it is more appropriate to have a different board leadership structure. Any such changes to our board leadership structure would be communicated to our shareholders through our annual proxy statement and as otherwise required by law.

22	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
CORPORATE GOVERNANCE AND RISK MANAGEMENT
Executive Chair of the Board
Executive Chair of the Board
Since 2020, Dr. Leiden has served as our Executive Chairman. In this role, Dr. Leiden not only serves as the Chair of our board, but also continues to have executive responsibilities with our corporate business development function, our cell and genetic therapy programs, and our external communications and government affairs activities, as described below. The board believes this leadership structure is currently in the best interest of shareholders because Dr. Leiden, as a long-time executive of the company, has a vast knowledge and deep understanding of the company and its strategic plans, people, and operations. This company-specific experience, along with Dr. Leiden’s extensive knowledge of the industry and comparable organizations and broad involvement in drug discovery and development, as well as his distinguished tenure as Chair of the board since 2012 and wide-ranging experience in corporate governance and leadership, provide him with outstanding advising and oversight capabilities as Chair of the board. Dr.
Leiden’s specific responsibilities include:
•overseeing the corporate business development function;
•providing guidance on our cell and genetic therapy programs;
•supporting external communications, including with our shareholders;
•assisting the CEO with specific government affairs activities;
•collaborating with CGNC, the Lead Independent Director, and the CEO on the identification, evaluation, and recruitment of potential candidates for board membership and consideration of overall board composition;
•collaborating with CGNC and the Lead Independent Director on the recommendation to the board of individual directors to serve as members and chairs of each board committee;
•collaborating with CGNC and the Lead Independent Director on development and recommendation to the board of the annual self-evaluation process for the board and its committees; and
•collaborating with CGNC and the Lead Independent Director on the oversight of the CEO succession planning process, including assistance in recruiting and identifying potential candidates for the CEO position.
Lead Independent Director
Our board believes that strong, independent board leadership is a critical aspect of effective corporate governance. Our corporate governance guidelines require that if the Chair is not an independent director, the independent directors shall elect a Lead
Independent Director. Since December 2011, Mr. Sachs has served as our Lead Independent Director or Co-Lead Independent
Director. Mr. Sachs’ extensive business leadership experience as a CEO, a venture capitalist, and a director of the company, combined with his financial expertise, strongly positions him to provide independent leadership of the board and its responsibility for identifying and assessing company risks and providing guidance on risk mitigation strategies.
The board recognizes the importance of appointing a strong Lead Independent Director to maintain a counterbalancing structure to ensure that the board functions in an appropriately independent manner and to hold management accountable for our continued
success. As such, the responsibilities of the Lead Independent Director are designed to ensure that our independent directors are empowered to provide robust guidance to, and oversight of, management. Our Lead Independent Director’s responsibilities include:
•calling and leading regular and special meetings of the independent directors;
•serving as a liaison between our management and independent directors;
•facilitating discussion and open dialogue among the independent directors, including with respect to the consideration of company risks and risk mitigation strategies;
•presiding at executive sessions of the independent directors;
•reviewing the planned dates for regularly scheduled board meetings and the primary agenda items for each meeting, which allows the Lead Independent Director to provide input and direction with respect to the matters that come before the board, including risk matters;
•providing board leadership if the Chair of the board or CEO may be (or may be perceived to be) in conflict with the best interests of the company and its shareholders;
•representing the board in certain communications with shareholders when requested and as appropriate;
•collaborating with CGNC, the Chair of the board, and the CEO on the identification, evaluation, and recruitment of potential candidates for board membership and consideration of overall board composition;
•collaborating with CGNC and the Chair of the board on the recommendation to the board of individual directors to serve as members and chairs of each board committee;

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	23
CORPORATE GOVERNANCE AND RISK MANAGEMENT
Board Committees
•collaborating with CGNC and the Chair of the board on development and recommendation to the board of an annual self-evaluation process for the board and its committees; and
•collaborating with CGNC and the Chair of the board on the oversight of the CEO succession planning process, including assistance in recruiting and identifying potential candidates for the CEO position.
We believe our board structure provides consistent and strong independent oversight of management, while also facilitating a collaborative and collegial environment for board deliberations and decision-making.
Board Committees
Our board of directors has established various committees, each of which has a written charter, to assist in discharging its duties: the audit and finance committee (“audit committee”), the CGNC, the MDCC, and the science and technology committee (“S&T committee”). Each member of the audit committee, CGNC, MDCC and S&T committee is an independent director as that term is defined by the applicable SEC and Nasdaq rules. The primary responsibilities of each of the committees are set forth below, and the committee memberships are provided in the table appearing on page 25 of this proxy statement.
Each of the committees has the authority, as its members deem appropriate, to engage outside legal counsel or other experts or consultants to assist the committee in carrying out its responsibilities. Each board committee has the authority to delegate any of its responsibilities to one or more subcommittees comprised of at least one member of the committee to the extent deemed appropriate but subject always to the general oversight of the board.

Audit and Finance Committee
The primary purposes of the audit committee are to:
•assist our board’s oversight of our accounting and financial reporting processes, including financial controls and audits of our financial statements;
•appoint, oversee, and replace, if necessary, our independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services;
•review and discuss our annual audit, quarterly reviews and related disclosures, and oversee our internal audit function;
•review and make recommendations to our board concerning our financial structure, financial strategy, and risks;
•oversee our policies and programs and address risks related to our financial and accounting systems, accounting policies and investment strategies, internal audit function, and cybersecurity;
•oversee and review material tax matters, including tax structure and strategies;
•address risks arising from related person transactions; and
•assist our board’s oversight of our Code of Conduct, related policies and procedures, and ongoing compliance matters as needed.
Our independent registered public accounting firm reports directly to, and is held accountable by, our audit committee in connection with the audit of our annual financial statements and related services.
Mr. Upadhyay, chair of our audit committee, and Messrs. Lagarde and Carney, members of the audit committee, each qualify as an
“audit committee financial expert” as that term is defined in applicable rules and regulations of the SEC, and each is independent according to the applicable listing standards of Nasdaq and SEC rules. The report of the audit committee appears on page 35 of this proxy statement.

24	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
CORPORATE GOVERNANCE AND RISK MANAGEMENT
Board Committees
Our audit committee reviews and approves all transactions with related persons that are required to be disclosed by us pursuant to
Item 404(a) of Regulation S-K promulgated by the SEC, except for transactions, if any, related to the employment of executive officers, which would be recommended for board approval by the MDCC. Our policies and procedures with respect to transactions with related persons are governed by our written Related Party Transaction Policy. Pursuant to this policy, related party transactions include transactions, arrangements or relationships in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders or their immediate family members, whom we refer to as related persons, has a direct or indirect material interest, except where disclosure of such transaction would not be required pursuant to
Item 404(a) of Regulation S-K. As appropriate for the circumstances, our audit committee reviews and considers the related person’s interest in the related party transaction and such other factors as it deems appropriate. In 2025, we had one transaction considered to be a related party transaction pursuant to Item 404(a) of Regulation S-K: our Chief Operating and Financial Officer’s daughter is employed by the Company in a non-executive position and received approximately $155,000 in total compensation in 2025. In addition, she participated in our employee benefit plans on the same basis as other similarly situated employees in 2025.

Corporate Governance and Nominating Committee
The primary purposes of the CGNC are to:
•assist our board in developing and implementing our corporate governance principles;
•recommend the size, composition, and leadership structure of our board and its committees;
•identify and recommend to our board qualified individuals for board membership, accounting for the appropriate balance of knowledge, experience, skills, expertise, and tenure;
•oversee the CEO succession planning process and assist the board in recruiting and evaluating potential candidates;
•develop and recommend to our board an annual self-evaluation process to assess the effectiveness of our board and its committees, and coordinate this process;
•oversee risks related to the company’s governance structure; and
•review and make recommendations with respect to our committee charters.

Management Development and Compensation Committee
The primary purposes of the MDCC are to:
•assess the overall compensation programs of the company and adopt a written statement of compensation philosophy and objectives;
•oversee and make recommendations to the board regarding compensation for our CEO;
•oversee and approve compensation for our other executives;
•approve (i) ratings for the company performance against company goals for the prior year and (ii) goals and weighting of goals for the next year;
•oversee risks associated with our compensation policies, management resources and structure, and management development and selection processes;
•oversee and make recommendations to the board regarding the compensation of our non-employee directors;
•review and make recommendations to the board regarding new equity plans; and
•oversee and approve the adoption, amendment, administration, and termination of any recoupment policy of the company.
See Compensation Discussion and Analysis—Detailed Discussion and Analysis on page 55 for a discussion of the MDCC’s role in overseeing executive compensation.
The report of the MDCC appears on page 75 of this proxy statement.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	25
CORPORATE GOVERNANCE AND RISK MANAGEMENT
Board Attendance, Committee Meetings, and Committee Membership

Science and Technology Committee
Our S&T committee assists our board in its responsibilities relating to the oversight of our investment in pharmaceutical R&D. In furtherance of that oversight function, the S&T committee:
•reviews and assesses our current and planned R&D programs and technology initiatives from a scientific perspective;
•assesses the depth and breadth of our scientific personnel and resources; and
•provides strategic advice to our board regarding emerging science and technology issues and trends.

Compensation Committee Interlocks and Insider Participation
Messrs. Sachs, and Upadhyay, Ms. McKenzie, and Dr. Schneider served on the MDCC during 2025. Each member of the MDCC was an independent director while serving on the MDCC. None of the members of the MDCC has been an officer or employee of the company. None of the members of our MDCC had a relationship with the company or any of its subsidiaries during 2025 that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. During 2025, none of our executive officers served as a member of the board of directors or compensation committee of another company that has one or more executive officers serving as a member of our board or MDCC.
Board Attendance, Committee Meetings, and Committee Membership
During 2025, our board of directors met seven times. Each of our directors attended at least 90% of the total meetings of the board and the board committees on which the director served that were held during the time that person was a director in 2025. All of our directors attended our 2025 annual meeting of shareholders.
The following table provides information regarding our current board of directors.

Director	Independence	Board	Audit Committee	CGNC	MDCC	S&T Committee
Sangeeta N. Bhatia
Lloyd Carney
Alan Garber
Reshma Kewalramani
Michel Lagarde
Jeffrey M. Leiden
Diana McKenzie
Bruce I. Sachs
Jennifer Schneider
Nancy Thornberry
Suketu Upadhyay
2025 Meetings		7	8	5	6	3

= Member
= Chair
= Lead Independent Director

26	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
CORPORATE GOVERNANCE AND RISK MANAGEMENT
Risk Management
Risk Management
Our board oversees an enterprise-wide approach to risk management, which is designed to support execution of our strategy and achievement of our goals to improve long-term operational and financial performance and generate long-term value for our shareholders. Our board believes that a fundamental part of risk management is understanding the risks that we face, adopting appropriate controls and mitigation activities for such risks, monitoring these risks, and responding to emerging developments with respect to such risks.
In performing its risk oversight responsibilities, the board relies, in part, upon the results and information gained through our annual
Enterprise Risk Management (“ERM”) Program. The ERM Program is overseen by our Chief Risk Officer, who reports to our Chief Legal
Officer, and is designed to identify key enterprise risks and ensure appropriate management of those risks. As part of our ERM
Program, we obtain input from our senior management and relevant subject-matter experts, evaluate industry trends and benchmarks, and consult external advisors as appropriate to identify the risks associated with our business based on likelihood of occurrence and potential impact to the business, as well as root causes of those risks. The ERM Program also assigns members of management responsibility for implementing controls and mitigations to reduce the likelihood or impact of each risk. The identified risks and related controls and mitigations are actively monitored by the board and regularly reviewed with senior management.
The board’s role in our risk management process also includes reviewing regular reports and updates from senior management on near-term, medium-term, and long-term risks to the company. The board reviews and discusses strategic, operational, financial, compliance, legal, social (e.g., human capital management), environmental, governance, cybersecurity, and other risks. The board also receives updates from management regarding various enterprise risks related to our research, development, and commercialization plans, such as the competitive environment, manufacturing capabilities, product safety and quality, and drug pricing and reimbursement. These activities enable the board to understand and assess our risk environment, risk management, and risk mitigation strategies.
Near- and medium-term enterprise risks are afforded significant attention by the board. The board and its committees have the opportunity to provide input and direction as to the management of those risks in a variety of manners, including through the ERM
Program review, regular operational and financial updates and review of development programs, regular updates from our Chief Legal
Officer, internal audit updates, talent reviews and succession planning, updates on cyber-security, healthcare compliance updates, reviews of executive compensation, budget reviews, and reviews of significant transactions. Longer term risks are addressed by the board through the annual strategic planning process, during which the board discusses and reviews our long-term operating plans and overall corporate strategy. Other risks that do not rise to the level of enterprise risks also are regularly assessed, discussed, managed, and monitored, including discussion with the board, as appropriate.
Cross-functional members of management, including from our finance, accounting, investor relations, legal, compliance, information security, facilities, corporate communications, manufacturing, and disease strategy teams, work to ensure that material incidents and risks, including matters relating to significant actual or threatened litigation, significant regulatory matters and other matters that may have material financial, legal, or reputational impacts on the company are timely reported to the board and senior management and disclosed to our shareholders, as appropriate. In addition, we disclose our significant environmental, social and governance progress, strategies, and commitments in our annual Corporate Responsibility Report.
While the board has the ultimate oversight responsibility for risk management, the board also manages risk through the division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of focus.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	27
CORPORATE GOVERNANCE AND RISK MANAGEMENT
Code of Conduct

Board Committee	Area of Risk Oversight

Audit and Finance Committee
•Financial, accounting, disclosure, insurance, tax, investment, credit, disclosure controls and procedures, and other risks reviewed in its oversight of the internal audit function
•Cybersecurity
•Internal audit
•Compliance program
•Periodic reviews of relevant developments in disclosure requirements

Management Development and Compensation Committee
•Executive compensation policies, practices, and goal setting, including whether such policies, practices, and goal setting balance risk-taking and rewards in an appropriate manner, align with shareholder interests, and are consistent with best practices
•Company incentive compensation plans and equity-based plans
•Stock ownership guidelines for executive officers and officers

Corporate Governance and Nominating Committee	•Corporate governance •Board organization, membership, and structure •Board and CEO succession planning •Director independence

Science and Technology Committee	•Assessments of planned R&D programs and technology initiatives •Emerging science and technology issues and trends

At each regular meeting, or more frequently as needed, the board receives and considers committee reports, and such reports may provide additional detail on risk management issues and management’s response. The board and each committee also have the authority, in their sole discretion, to consult with and retain outside advisors and experts in connection with performance of its duties and responsibilities. Such outside advisors and experts are retained on a regular basis to assist the board and its committees in evaluating, managing, and anticipating risks, and include external auditors, legal counsel, compensation consultants, and business consultants, as appropriate. We have also established robust standards of business conduct that apply to all employees globally and provides numerous methods for employees to elevate risk concerns directly to management or through anonymous channels.
Code of Conduct
We have adopted a Code of Conduct that applies to all of our directors and employees, including our CEO and chief financial and accounting officers. We routinely review our Code of Conduct and make updates, as necessary. Our Code of Conduct is available on our website www.vrtx.com under “Investors—Corporate Governance—Governance Documents.” Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct that apply to our principal executive, financial or accounting officers, or controller or persons performing similar functions will be posted on our website or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees, or the company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to us. A copy of our Insider Trading Policy is incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

28	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
CORPORATE GOVERNANCE AND RISK MANAGEMENT
Public Policy and Engagement
Public Policy and Engagement
Vertex recognizes the importance of public policy in supporting our mission of creating transformative medicines for people with serious diseases. We engage with various policymakers and trade and industry groups to help promote an environment in which we can continue to innovate and develop transformative medicines for the benefit of patients with serious diseases.
Our board has oversight over our public policy activities and reviews our public policy and lobbying priorities at least annually. Our
Head of U.S. Public Affairs is responsible for approving all corporate political contributions and ensuring that they align with our mission and business priorities.
We meet all federal, state and local laws and reporting requirements governing corporate political contributions. We file quarterly reports listing the issues for which we conduct federal lobbying activities in compliance with the Honest Leadership and Open
Government Act of 2007. These reports are available to the public at the U.S. Senate Office of Public Records website and U.S. House of Representatives Office of the Clerk website.
We recognize that investors are asking public companies to provide additional visibility regarding their political engagement and contributions and to provide information about accountability and oversight. We have made available on our website our political engagement principles, which provide transparency on our approach to political contributions, including lobbying activities. We have shared this with shareholders, engaged in productive dialogues on this topic, and update this information annually.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	29
DIRECTOR COMPENSATION

Non-Employee Director Compensation Program
We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain highly experienced individuals who have strong industry knowledge, are committed to our values and goals, and who have the expertise and experience that we need to achieve those goals.
The compensation program for our non-employee directors is:

Compensation Elements
Cash
Annual Cash Retainer		$100,000

Annual Committee Chair Retainer	Audit and Finance Committee	$30,000
	Management Development and Compensation Committee	$25,000
	Corporate Governance and Nominating Committee	$25,000
	Science and Technology Committee	$25,000

Committee Membership Retainer	Audit and Finance Committee	$15,000
	Management Development and Compensation Committee	$12,500
	Corporate Governance and Nominating Committee	$10,000
	Science and Technology Committee	$10,000

Annual Lead Independent Director Retainer		$55,000
Equity
Initial Equity Grant	A $400,000 value-based award in restricted stock units vesting after 12 months
Annual Equity Retainer
On May 1 of each year, a $400,000 value-based award, which the directors can elect to receive in the form of:
•options that are fully-vested upon grant;
•restricted stock units that vest on the first anniversary of the date of grant; or
•a 50/50 mix of options and restricted stock units

Each of our non-employee directors is eligible to defer 50% or 100% of the cash and restricted stock unit portion of their compensation set forth above and elect to receive deferred stock units that are paid out in common stock upon the earliest to occur of (i) termination of the non-employee director’s service on our board of directors, (ii) a change of control, and (iii) the non-employee director’s disability or death. Our non-employee directors also are reimbursed for their business-related expenses incurred in connection with attendance at board and committee meetings and related activities.
Our two employee directors, Dr. Leiden and Dr. Kewalramani, do not receive compensation for their service as directors. In 2025, Dr.
Leiden received $73,000 to facilitate his participation in the Company’s benefit plans, and $6.5 million of equity awards (determined based on grant date fair value, with PSUs determined based on target) consisting of $3.25 million in PSUs that are earned based on one-year financial metrics (the same one-year financial metrics underlying the awards granted to the NEOs) and $3.25 million in immediately vested RSUs. Dr. Leiden’s employment agreement provides for an increase in his equity awards to $8.0 million for the
2025 performance year (granted in February 2026), consisting of $4.0 million in PSUs that are earned are based on one-year financial metrics and $4.0 million in immediately vested RSUs.
We annually review the compensation program for our non-employee directors. We did not make any changes to the compensation program for our non-employee directors in 2025.

30	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
DIRECTOR COMPENSATION

2025 Director Compensation

Director(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Sangeeta N. Bhatia	$135,000	$400,364	$—	$25,000	$560,364
Lloyd Carney	$140,000	$400,364	$—	$25,000	$565,364
Alan Garber	$120,000	$200,182	$200,065	$25,000	$545,247
Michel Lagarde	$115,000	$—	$400,130	$25,000	$540,130
Diana McKenzie	$127,500	$400,364	$—	$25,000	$552,864
Bruce I. Sachs(4)	$190,000	$—	$400,130	$25,000	$615,130
Jennifer Schneider	$112,500	$400,364	$—	$25,000	$537,864
Nancy Thornberry	$110,000	$200,182	$200,065	$18,000	$528,247
Suketu Upadhyay(4)	$142,500	$400,364	$—	$23,000	$565,864
(1)In 2025, Dr. Jeffrey Leiden, our Executive Chairman, was granted (1) $3.25 million of immediately vested RSUs (based on grant date fair value): (2)
$3.25 million of PSUs (based on grant date fair value, assuming target performance) that cliff vest in approximately one year, subject to meeting one-
year financial targets: and (3) $73,000 in an annual cash payment to facilitate his participation in the Company’s benefits plans, all of which are provided under the terms of his amended employment agreement.
(2)The amounts set forth under the captions “Stock Awards” and “Option Awards” in the table above represent the grant-date fair value for financial statement reporting purposes of the equity awards granted during 2025. The grant-date fair value of each option granted during 2025 was $166.86 utilizing the Black-Scholes option pricing model.
(3)Amounts represent participation in the Vertex Foundation Matching Gift Program, which is described on page 71.
(4)Mr. Sachs and Mr. Upadhyay elected to defer their quarterly cash retainers, which were paid in deferred stock units, on each of the quarterly payment dates occurring on the 15th of the month following the quarter end in an amount equal to the dollar value of the cash amount that would have been paid on such date divided by the fair market value of a share of common stock on each such date. The per share fair market values of our common stock on each of those dates was $497.51, $469.34, $410.31 and $443.56.

2025 Equity Grants

Grant	Date	Shares	Exercise Price	Grant-Date Fair Value
Annual Non-Employee Director - 100% Option Grants	May 1, 2025	2,398	$502.97	$400,130
Annual Non-Employee Director - 50% Option Grants	May 1, 2025	1,199	$502.97	$200,065
Annual Non-Employee Director - 100% Restricted Stock Unit Grants	May 1, 2025	796	—	$400,364
Annual Non-Employee Director - 50% Restricted Stock Unit Grants	May 1, 2025	398	—	$200,182

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	31
DIRECTOR COMPENSATION

Outstanding Equity
As of December 31, 2025, our non-employee directors had outstanding restricted stock units, deferred stock units and options to purchase our common stock as follows:

Director	Outstanding Restricted Stock Units	Outstanding Deferred Stock Units	Outstanding Options (All Exercisable)
Sangeeta N. Bhatia	796	—	—
Lloyd Carney	796	—	—
Alan Garber	398	—	30,754
Michel Lagarde	—	—	5,540
Diana McKenzie	796	6,991	—
Bruce I. Sachs	—	15,457	33,965
Jennifer Schneider	796	—	—
Nancy Thornberry	398	—	2,770
Suketu Upadhyay	796	2,638	—

Non-Employee Director Stock Ownership Guidelines
We have stock ownership guidelines for our non-employee directors pursuant to which our non-employee directors should, within five years of becoming subject to the guidelines, hold shares of (a) our common stock, (b) unvested restricted stock units, and/or (c)
deferred stock units having a value of at least five times the annual cash retainer. Our stock ownership guidelines exclude unexercised stock options. As of March 16, 2026, each of our non-employee directors was in compliance with our stock ownership guidelines, and each of our non-employee directors satisfied the individual holding requirements.

32	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
CORPORATE RESPONSIBILITY
We are committed to operating our business responsibly and disclosing our progress to stakeholders on an annual basis. Our progress and efforts with respect to environmental, social, and governance topics, including community engagement and workplace practices, were recognized broadly in 2025. A selection of awards and recognitions include Forbes’ World’s Best Employers, Fortune 100 Best
Companies to Work For® 2025, TIME 100 Most Influential Companies, Points of Light’s Civic 50, Science Magazine’s Top Employers,
TIME Magazine’s Best Inventions of 2025 for JOURNAVX, U.S. News & World Report Best Companies to Work For and many others.
Our corporate responsibility priorities relate to four objectives fundamental to our business: improving the lives of people with serious diseases, fostering a culture of innovation, integrity, and belonging; carefully managing our operations and environmental footprint; and
making a positive impact in our communities.

Improve the lives of people with serious diseases
We are focused on discovering, developing and producing innovative medicines so that people with serious diseases can lead better lives. We invest significantly in research and development, with the majority of operating expenses and our workforce dedicated to that purpose. Once we discover transformative medicines, we then work to ensure patients have access to our medicines. We are deeply committed to understanding the challenges and unmet needs of patients and recognize the importance of partnering with, elevating, and empowering patient communities.

Foster a culture of innovation, integrity and belonging
We are focused on fostering a culture of innovation, integrity and belonging. Our culture of high ethical standards and integrity is one of the key components to our success. All of our directors, officers, employees and contractors are responsible for complying with our Code of Conduct and upholding and demonstrating ethics and integrity in our work every day. We are committed to building an outstanding, committed and passionate team. This involves not only recruiting, retaining and developing the most talented employees, but also investing to make sure they feel supported, valued and free to bring their unique perspectives to the table. To promote our employees’ well-
being and development, we also offer a variety of benefits and career development opportunities.

Carefully manage our operations and environmental footprint
We are committed to operating our business in a sustainable manner and to limiting our environmental impact. In 2023, we established a new target to reduce our Scope 1 and Scope 2 absolute greenhouse gas (“GHG”) emissions. Approximately 50% of our global energy comes from renewable energy sources and we source approximately 99% renewable energy for our U.K.-based international headquarters and research facility. We also continually improve standards and incorporate industry best practices with regards to important topics such as employee health and safety as well as our supply chain.

Make a positive impact in the communities where we are located
We continue to support our communities through collaborations, donations, and volunteering across the world. In 2025, Vertex and the Vertex Foundation contributed approximately $51 million in charitable giving. The Vertex Foundation, a 501(c)(3) nonprofit organization, seeks to improve the lives of people with serious diseases and contribute to the communities where we live and work through education, innovation and health. In 2025, it supported 2,775 nonprofit organizations through the Vertex Foundation Matching Gift program. For our 17th annual Week of Service, a record
83% of employees volunteered in their local communities across more than 200 global opportunities.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	33
PROPOSAL NO. 2: RATIFICATION OF THE
APPOINTMENT OF
INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
Engagement of Ernst & Young LLP
Our audit committee is responsible for the appointment, compensation, and oversight of our independent registered public accounting firm. Ernst & Young LLP has been our independent registered public accounting firm since 2005, and we believe that the selection of
Ernst & Young LLP as our independent registered accounting firm for the year ending December 31, 2026 is in the best interest of our company and our shareholders.
In determining whether to reappoint our independent registered public accounting firm, our audit committee undertakes an annual formal evaluation of the independent registered public accounting firm. That evaluation considers the quality of its discussions with, and the performance of, the lead audit partner, the audit team assigned to our account, the potential impact of changing our independent registered public accounting firm, the overall strength and reputation of the firm and issues pertaining to auditor independence, including fees that our independent registered public accounting firm receives for non-audit services. In accordance with applicable requirements, we are required to change our lead audit partner every five years.
Representatives of Ernst & Young LLP are expected to attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.
Effect of Vote
Although we are not required to have shareholders ratify the selection of Ernst & Young LLP, our board is submitting this proposal to our shareholders for ratification as a matter of good corporate practice. If our shareholders do not ratify the selection, our audit committee will reconsider the selection of Ernst & Young LLP for the ensuing year, but may determine that continued retention of
Ernst & Young LLP is in our company’s and our shareholders’ best interests. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our company’s and our shareholders’ best interests.
Independent Registered Public Accounting Firm Fees
The audit committee works with our management to negotiate appropriate fees with Ernst & Young LLP and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by Ernst & Young LLP in 2025 and 2024.

Service	2025	2024
Audit fees	$5,649,560	$6,192,000
Audit-related fees	—	—
Tax fees	1,405,000	1,326,000
All other fees	127,200	7,000
TOTAL	$7,181,760	$7,525,000
“Audit fees” represented the aggregate fees for professional services rendered for the audit of our annual consolidated financial statements, and our internal controls over financial reporting, for the reviews of the consolidated financial statements included in our
Form 10-Q filings, for statutory audits of our international operations and providing consents with respect to registration statements.

34	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
“Audit-related fees” refer to fees for accounting consultations.
“Tax fees” consisted of fees related to tax compliance, worldwide tax planning, and tax advice. The tax fees for 2025 and 2024 consisted of:
•tax compliance and preparation fees, including the preparation of original and amended tax returns and refund claims, and tax payment planning of $930,000 and $976,000, respectively; and
•tax advice and planning fees of $475,000 and $350,000, respectively.
“All other fees” consisted of completion of a SOC2 audit engagement and licensing fees paid to access Ernst & Young LLP’s proprietary accounting research database.
Audit and Finance Committee Pre-Approval Policies and Procedures
Our audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Prior to the engagement of the firm for each year’s audit, management submits to our audit committee for approval a description of services expected to be rendered during that year for each of the following four categories of services and a budget for those services in the aggregate.
•Audit fees include fees for audit work performed in the preparation of financial statements, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, consents, and attestation services.
•Audit-related fees relate to services for assurance and related services that traditionally are performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, special procedures required to meet certain regulatory requirements, and consultation regarding financial accounting and/or reporting standards.
•Tax fees include fees for all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of our financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.
•All other fees are those associated with services not captured in the three preceding categories.
Prior to the engagement of our independent registered public accounting firm, our audit committee pre-approves these services by category of service. The fees are budgeted and our audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, our audit committee requires that we obtain its specific pre-approval for these services.
The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to our audit committee at its next scheduled meeting.
All of the services set forth above in the categories “audit-related fees,” “tax fees,” and “all other fees” were pre-approved and none were approved by our audit committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X, which relates to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit.
The affirmative vote of a majority of the shares represented and entitled to vote on this matter is required for the approval of this proposal.

Our board of directors unanimously recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending
December 31, 2026.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	35
AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee of the Board of Directors (the “Audit Committee”) oversees the company’s accounting, auditing and financial reporting process, financial risk assessment and management process, and monitors compliance with certain regulatory and compliance matters, on behalf of the Board of Directors. Management of the company is responsible for preparing the financial statements, for establishing and maintaining adequate internal financial and disclosure controls, and for the public reporting process.
Ernst & Young LLP (“Ernst & Young”), the company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles and on the company’s internal control over financial reporting.
The Audit Committee reviewed and discussed the company’s audited financial statements for the year ended December 31, 2025 with
Ernst & Young and the company’s management, as well as Ernst & Young’s audit of the company’s internal control over financial reporting. In addition, the Audit Committee has discussed with Ernst & Young the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the U.S. Securities and Exchange
Commission (“SEC”). These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.
The Audit Committee also has received from Ernst & Young the written disclosures and the letter concerning independence as required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee regarding independence and has discussed with Ernst & Young the firm’s independence. The Audit Committee has also concluded that Ernst &
Young’s provision of audit and non-audit services to the company is compatible with Ernst & Young’s independence from the Audit
Committee and the company’s management.
Based on the review and discussions noted above, the Audit Committee recommended to the company’s Board of Directors that the audited financial statements for the year ended December 31, 2025 be included in the company’s Annual Report on Form 10-K for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:
Suketu Upadhyay (Chair)
Lloyd Carney
Michel Lagarde
Diana McKenzie

36	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 3: ADVISORY VOTE TO
APPROVE NAMED
EXECUTIVE OFFICER
COMPENSATION
Our compensation program is designed to attract, retain, and motivate talented and experienced individuals across all areas of our business and to align the interests of our employees, including our executive officers, with the interests of our shareholders as we seek to create value through the discovery, development, and commercialization of transformative medicines.
In 2025, our annual advisory vote on executive compensation received support from approximately 92% of the votes cast at the annual meeting of shareholders. We believe this support is consistent with our shareholders’ understanding of our business model, our pay-for-
performance compensation philosophy, and the long-term value we are creating. We plan to continue a high level of shareholder engagement regarding our executive compensation program.
Our focus is and continues to be maintaining the strong link between our compensation programs and our ability to continue to develop transformative medicines while delivering sustained company performance, with 90% of our NEO compensation linked to performance.
Our board and MDCC routinely review our compensation programs and made the following key decisions with respect to 2025 compensation:
•We maintained the base salary and target cash bonus as a percentage of base salary for Dr. Reshma Kewalramani, our CEO and
President. Based on a comparative analysis to companies in our peer group, we increased her target equity level to $14.5 million from $13.5 million.
•We entered into a new employment agreement and new change of control agreement with Mr. Wagner in connection with his appointment as Chief Operating and Financial Officer. Under this new employment agreement, Mr. Wagner receives a base salary of
$1 million, an increase from $950,000, and a target cash bonus of 100% of his base salary, an increase from his prior target of 90%.
•We maintained the base salaries and target cash bonuses as a percentage of base salary for Dr. Carmen Bozic, Mr. Amit Sachdev, and Dr. Nia Tatsis. Based on a comparative analysis to companies in our peer group, we increased Mr. Wagner’s target equity level to $5.25 million from $4.75 million and the target equity level to $4.5 million from $4.0 million for our other executive vice presidents.
•Our performance in 2025 resulted in the MDCC determining that we had achieved a Leading rating for 2025 (131 out of a total potential score of 150), with the payment of annual cash bonuses commensurate with this high level of performance.
•Our total revenue exceeded the board’s pre-approved financial targets for 2025, resulting in above target (125%) payout achievement for our 2025 financial-based PSUs. In addition, the MDCC determined that our 2023 non-financial PSUs with a three-
year performance period, achieved maximum (200%) payout, as a result of achieving all three milestones associated with the award.
•From 2020 through 2025, we maintained the mix of equity granted to our CEO and NEOs with 50% of each award consisting of PSUs that vest solely on the achievement of established performance goals and 50% consisting of time-based RSUs. In connection with the increase in target equity levels, we increased the weight of the PSUs in the mix of equity for the February 2026 annual equity awards. This new equity mix results in more than 50% of the target equity levels consisting of PSUs that vest upon the achievement of established performance goals with the remainder of the target equity levels consisting of time-based RSUs. This mix emphasizes company performance, specifically financial strength, pipeline advancement and diversification, and manufacturing excellence. The updated mix of equity further strengthens the alignment of our compensation program with our pay-for-performance philosophy.
•Mr. Arbuckle, our former Chief Operating Officer, retired on July 1, 2025. In accordance with the usual practice of our compensation program, Mr. Arbuckle received cash bonus based on his target of 100% of his base salary and an equity grant based off his target equity level of $4.75 million in February 2025. Upon his retirement, the MDCC determined that Mr. Arbuckle was eligible for the retirement vesting provisions of his equity awards.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	37
PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Our executive compensation program, including our performance and the compensation of our NEOs, is discussed in greater detail in the Compensation Discussion and Analysis section beginning on page 49 of this proxy statement.
As required by Section 14(a) of the Exchange Act, our board of directors is asking that shareholders cast a non-binding, advisory vote
FOR the following resolution:
RESOLVED, that the compensation of our named executive officers, as disclosed pursuant to the rules of the Securities and
Exchange Commission, including the Compensation Discussion and Analysis, the Compensation and Equity Tables and the
related narrative executive compensation disclosures contained in this proxy statement, is hereby APPROVED.
The vote on this resolution is advisory and not binding on the board. However, our MDCC and board intend to consider carefully the outcome of the shareholder vote when considering future executive compensation program matters.

Our board of directors unanimously recommends that you vote FOR the approval of the resolution set forth above.

38	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 4: APPROVAL OF 2026 STOCK
AND OPTION PLAN
We are requesting that our shareholders approve our 2026 Stock and Option Plan (the “2026 Plan”), which will replace our Amended and
Restated 2013 Stock and Option Plan (the “2013 Plan”). We believe that a comprehensive equity compensation program serves as a necessary and powerful tool to attract, retain and motivate people essential to our success. Accordingly, such an equity compensation program benefits all of our shareholders by allowing us to retain individuals who are expected to make significant contributions to the creation of shareholder value. If the 2026 Plan is approved by our shareholders, it will become effective on May 13, 2026 and no further awards will be granted under the 2013 Plan.
Maintenance of Broad-Based Equity Program While Managing Dilution
Since our inception, we have compensated all eligible employees using a mix of cash and equity. The broad-based nature of our equity compensation program is an important element of our overall employee compensation program and reflects our philosophy that it is important for all of our employees to approach their jobs with a long-term commitment and perspective. Our board approved the 2026
Plan in part because additional shares will be required to continue to grant equity broadly across our employee population. Failure to do so would place us at a competitive disadvantage with the other biotechnology companies against whom we compete for talent.
In establishing the size of the share pool under the 2026 Plan, the board considered the number of equity awards we granted over the period from 2022 through 2025, which declined on an absolute basis over such period, and the reduction in our “gross burn rate” from
0.9% in 2022 to 0.8% in 2025.

	2022	2023	2024	2025	% Change 2022 to 2025
	(in thousands, except percentages and employee numbers)
Total Shares Granted Subject to Equity Awards	2,338	2,171	1,865	1,957	(16.3)%
Gross Burn Rate(1)	0.9%	0.8%	0.7%	0.8%
Awards Cancelled, Forfeited or Expired	311	245	203	249
Net Dilution	2,027	1,926	1,662	1,708	(15.7)%
Net Burn Rate	0.8%	0.7%	0.6%	0.7%
Average Employees During Fiscal Year(2)	4,280	5,004	5,756	6,272
(1) “Burn rate” is defined as the number of equity awards granted in a specific year divided by the basic weighted average number of shares outstanding during that year.
(2) Average number of employees as of January 1st and December 31st.
Key Provisions of the 2026 Plan
The 2026 Plan includes a number of provisions designed to serve shareholders’ interests and facilitate effective corporate governance, including the following:
•Fungible Shares. Options granted at fair market value on the grant date (which is defined under the 2026 Plan as the average of the highest and lowest quoted selling prices on such date), and any other awards, such as stock appreciation rights or SARs, that we may grant at a purchase price of 100% of the fair market value of a share of our common stock on the date of grant (defined in the same manner), count against the number of shares authorized under our 2026 Plan at a rate of one share for each share granted.
Any restricted stock units, restricted stock or other “full value” awards granted under the 2026 Plan count against the number of shares authorized for issuance under our 2026 Plan at a rate of 1.66 shares for each share granted.
•No Stock Option Re-pricing/Exchange. Except in connection with specific corporate transactions (including stock dividends, stock splits, consolidations, mergers, recapitalizations and reorganizations), the 2026 Plan does not permit, without obtaining shareholder approval, (i) the amendment of the terms of stock options or SARs to reduce the exercise price or base value of such awards, (ii) the cancellation of any outstanding stock option or SAR in exchange for stock options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original stock options or SARs, or (iii) the cancellation of outstanding stock options or SARs that have an exercise price or base value greater than the fair market value of a share of stock on the date of such cancellation in exchange for cash or other consideration.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	39
PROPOSAL NO. 4: APPROVAL OF 2026 STOCK AND OPTION PLAN
•Limits on Non-Employee Director Compensation in respect of Director Service. The 2026 Plan includes a limit on the total amount of compensation payable, whether in cash, shares, or a combination thereof, to each director for his or her service on the board in any calendar year, not including service in any other capacity.
•No Liberal Share Recycling. Shares underlying stock options and other awards issued under the 2026 Plan will not be recycled into the share pool if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award.
•No Reload Awards. The 2026 Plan prohibits the grant of “reload” stock options or SARs. A “reload” stock option or SAR is an automatic grant of a stock option or SAR when a participant uses already-owned shares to exercise his or her stock option or SAR.
•No Dividends on Unvested Awards. No dividends or dividend equivalents will be paid with respect to shares subject to stock options or SARs unless and until such awards have vested and been exercised in accordance with their terms. Any dividends or dividend equivalents paid with respect to shares underlying awards other than stock options or stock appreciation rights will be subject to the same vesting terms otherwise applicable to the award.
Existing Plans
As of February 27, 2026, options to purchase (i) an aggregate of 987,065 shares having a weighted-average exercise price of $175.64 per share and a weighted-average term before expiration of 2.63 years were outstanding under the 2013 Plan. Also, as of February 27,
2026, there were outstanding an aggregate of 2,609,521 unvested restricted stock units and 1,061,262 unvested performance-based restricted stock units (assuming maximum performance) granted under the 2013 Plan and no unvested shares of restricted stock and restricted stock units granted under the Amended and Restated 2006 Stock and Option Plan (the “2006 Plan”). As of this same date, there were outstanding purchase rights with respect to approximately 60,000 shares under our Employee Stock Purchase Plan (based on the closing price per share on February 27, 2026) and 909,353 shares remaining available for future issuance under this plan. The company no longer grants new awards under the 2006 Plan and, upon the approval of the 2026 Plan by shareholders, the company will no longer grant new awards under the 2013 Plan.
Submission of the 2026 Plan
We are submitting our 2026 Plan to our shareholders as required under applicable rules of Nasdaq and to ensure favorable federal income tax treatment under Section 422 of the Code, for any grants of incentive stock options that we may make under our 2026 Plan.
Summary of the 2026 Plan
The following is a summary of the material terms of the 2026 Plan. A copy of the 2026 Plan is attached as Appendix A to this Proxy
Statement, and we urge shareholders to read it in its entirety. The following description of the material terms of the 2026 Plan is qualified in its entirety by reference to the full text of the 2026 Plan.
Purpose. The purpose of the 2026 Plan is to advocate the interests of the company by providing for the grant to participants of stock and stock-based awards, as described below.
Administration. The 2026 Plan is administered by the MDCC, except that the board may at any time act in the capacity of administrator.
As used in the 2026 Plan and this Proposal, the term “Administrator” refers to the MDCC, the board or any of its authorized delegates, as applicable. The Administrator has the discretionary authority, subject only to the express provisions of the 2026 Plan, to, among other things, administer and interpret the 2026 Plan, determine eligibility for and grant awards, determine, modify, accelerate or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the 2026 Plan and awards and otherwise do all things necessary or desirable to carry out the purposes of the 2026 Plan.
Determinations of the Administrator under the 2026 Plan will be conclusive and bind all persons. The Administrator may delegate certain of its powers under the 2026 Plan to one or more of its members or members of the board and, to the extent permitted by law, officers of the company, and may delegate to employees or other persons such ministerial tasks as it deems appropriate.
Eligibility. Employees and directors of, and consultants and advisors to, the company and its affiliates are eligible to be granted awards under the 2026 Plan. As of February 27, 2026, we estimate that approximately 6,600 employees, and 25 consultants and advisors would be eligible to participate in the 2026 Plan. As provided under the tax rules governing incentive stock options (“ISOs”), any recipient of ISOs will be limited to employees of the company or certain affiliates.
Authorized Shares. Subject to adjustment as described below, the maximum number of shares that may be delivered in satisfaction of awards under the 2026 Plan is (i) 6,400,000 shares, plus (ii)(A) the number of shares available for issuance under the 2013 Plan as of the date of adoption of the 2026 Plan (reduced by the number of shares, if any, subject to awards granted under the 2013 Plan between the date of adoption of the 2026 Plan and its approval by our shareholders), plus (B) the number of shares underlying awards under the 2013 Plan that on or after the date of adoption of the 2026 Plan expire or are terminated, surrendered or canceled without the delivery of any shares of Stock, or are forfeited or reacquired by the company, in accordance with the terms of such plan, including the

40	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 4: APPROVAL OF 2026 STOCK AND OPTION PLAN
fungible share ratio set forth therein (the “Share Pool”). Up to the total number of shares from the Share Pool may be issued in satisfaction of ISOs. The following rules apply in respect of the Share Pool:
•Each share subject to an award of stock options or SARs will reduce the Share Pool by one share and each share subject to any other award will reduce the Share Pool by 1.66 shares.
•All shares withheld in payment of the exercise price or purchase price of an award or in satisfaction of tax withholding requirements will reduce the Share Pool.
•Shares underlying awards that are settled in cash will not reduce the Share Pool.
•Shares underlying awards that expire, become unexercisable, or terminate or that are forfeited to or repurchased by the company without the issuance of shares will not reduce the Share Pool.
•Shares delivered under awards granted in substitution for awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition (“Substitute Awards”) will not reduce the Share Pool.
•The Share Pool will not be increased by any shares delivered under the 2026 Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.
Shares that may be delivered under the 2026 Plan may be authorized but unissued shares, treasury shares, or previously issued shares acquired by the company. The closing price of our common stock as reported on the Nasdaq Global Market on February 27, 2026 was
$496.83 per share.
Non-Employee Director Limits. The aggregate value of all compensation granted or paid to any of our non-employee directors with respect to any calendar year, including awards that may be granted under the 2026 Plan, for his or her services as a director during such calendar year, may not exceed $1,250,000 in the aggregate, calculating the value of any equity awards based on the grant date fair value and assuming a maximum payout. The foregoing limitation does not apply to any compensation granted or paid to a director for his or her services to the company or an affiliate other than as a director, including, without limitation, as a consultant, advisor or other service provider to the company or an affiliate.
Types of Awards. The 2026 Plan provides for the grant of stock options (including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”)), stock appreciation rights (“SARs”), restricted stock, unrestricted stock, stock units (including restricted stock units), performance awards, and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with awards under the 2026 Plan, but dividends or dividend equivalents relating to an award that, at the dividend payment date, remain subject to a risk of forfeiture (whether service-based or performance-based) will be subject to the same risk of forfeiture that applies to the underlying award. No dividends or dividend equivalents will be payable with respect to stock options or SARs.
•Stock Options and SARs. The Administrator may grant stock options, including NSOs and ISOs, and SARs. A stock option is a right entitling the holder to acquire shares upon payment of the applicable exercise price. A “SAR” is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2026 Plan may not be less than 100% of the fair market value of the shares subject to such stock option or SAR on the date of grant (110% in the case of ISOs granted to certain employees), as defined as set forth above. Each stock option and SAR will have a maximum term that does not exceed ten years from the date of grant (or five years, in the case of ISOs granted to certain employees).
•Restricted and Unrestricted Stock and Stock Units. The Administrator may grant awards of restricted stock, unrestricted stock, and stock units (including restricted stock units). A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified service or performance vesting conditions. Restricted stock is subject to restrictions requiring that it be forfeited, redelivered, or offered for sale to us if specified performance or other vesting conditions are not satisfied.
•Performance Awards. The Administrator may grant performance awards, which are awards subject to performance vesting conditions, which may include performance criteria.
•Other Stock-Based Awards. The Administrator may grant other awards that are convertible into or otherwise based on shares, subject to such terms and conditions as are determined by the Administrator.
•Substitute Awards. The Administrator may grant Substitute Awards, which may have terms and conditions that are inconsistent with the terms and conditions of the 2026 Plan.
Vesting; Terms of Awards. The Administrator determines the terms of all awards granted under the 2026 Plan, including the time or times an award vests or becomes exercisable, the terms on which awards will remain exercisable, and the effect of termination of a participant’s employment or service on awards. The Administrator may at any time accelerate the vesting or exercisability of an award.
No award will provide for automatic “reload” grants of a stock option or SAR.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	41
PROPOSAL NO. 4: APPROVAL OF 2026 STOCK AND OPTION PLAN
No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the 2026 Plan may not be amended to reduce the exercise price or base value of the stock option or SAR, cancelled and exchanged for stock options or SARs with an exercise price or base value that is less than the exercise price or base value of the original stock option or SAR, or cancelled when the exercise price or base value of the stock option or SAR is greater than the fair market value of a share on the date of such cancellation in exchange for cash or other consideration, in each case, without shareholder approval.
Transferability of Awards. Except as the Administrator may otherwise determine, awards may not be transferred other than by will, by the laws of descent and distribution, or pursuant to a validly issued domestic relations order. In no event may any award be transferred for consideration to a third party.
Effect of Certain Transactions. In the event of a consolidation, merger or similar transaction in which the company is not the surviving corporation or which results in the acquisition of all or substantially all of the company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, the sale or transfer of all or substantially all of the company’s assets or common stock, a dissolution or liquidation of the company, or a change in control (as defined in the 2026 Plan), the
Administrator may, with respect to outstanding awards, which treatment does not have to be the same for all awards, provide for:
•The assumption, continuation or substitution of some or all awards or any portion of an award by the acquirer or surviving entity;
•The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the fair market value of the shares subject to the awards and its exercise or base price, if any, on such terms and conditions as the Administrator determines; and/or
•The acceleration of exercisability and/or delivery of shares, in full or in part.
Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction; provided, however, that unless the Administrator provides for the assumption, continuation or substitution of awards, all outstanding awards shall become immediately and fully exercisable, any applicable vesting conditions shall be deemed satisfied, with any performance vesting conditions deemed to be satisfied in full, and any forfeiture restrictions shall be deemed to have lapsed, in each case as of immediately prior to the consummation of the covered transaction.
Adjustment Provisions. In the event of a stock dividend, extraordinary cash dividend, stock split or combination of shares (including a reverse stock split), recapitalization, or other change in our capital structure, the Administrator will make appropriate adjustments to: the
Share Pool; the number and kind of shares or securities subject to, and, if applicable, the exercise or purchase price (or base values)
of, outstanding awards; and any other provisions affected by such event.
Clawback. The Administrator may provide that outstanding awards and proceeds from the exercise or disposition of awards or stock acquired under awards will be subject to forfeiture and disgorgement to the company, with interest and other related earnings, if the participant violates any restrictive covenants by which the participant is bound or any applicable company policy that provides for such forfeiture, disgorgement or clawback, or to the extent required by law or applicable stock exchange listing standards and any related company policy.
Effective Date, Amendments and Termination. The board adopted the 2026 Plan on March 27, 2026, subject to approval by our shareholders; upon such approval the 2026 Plan will become effective. No awards will be granted under the 2026 Plan after May 13,
2036. The Administrator may at any time or times amend the 2026 Plan or any outstanding award and may at any time terminate the
2026 Plan as to future grants. However, except as expressly provided in the 2026 Plan or the applicable award, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Administrator expressly reserved the right to do so in the 2026 Plan or at the time the award was granted). Any amendments to the
2026 Plan will be conditioned on shareholder approval to the extent required by law or applicable stock exchange requirements.
Certain Federal Income Tax Consequences
The following discussion summarizes certain federal income tax consequences associated with certain awards granted under the 2026
Plan under the law as in effect on the date of this Proxy Statement. The summary of federal income taxes does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2026 Plan, nor does it cover state, local or non-U.S. taxes.
ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction is generally available to the company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of the holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the company is not entitled to a deduction.

42	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 4: APPROVAL OF 2026 STOCK AND OPTION PLAN
NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is generally available to company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the company is not entitled to a deduction.
In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
SARs. In general, the grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash or the excess, if any, of the fair market value of the shares received on exercise over the base value from which appreciation is measured, as applicable, and a corresponding deduction is generally available to the company.
Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the company.
Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the company. However, a participant may make an election under Section 83(b) of the Code (the “83(b) election”) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective
83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the 2026 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b)
election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
Restricted Stock Units. In general, the grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.
Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change in control of the company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2026 Plan may be subject to an additional 20% federal tax and may not be deductible to the company.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	43
PROPOSAL NO. 4: APPROVAL OF 2026 STOCK AND OPTION PLAN
New Plan Benefits
The future benefits or amounts that would be received under the 2026 Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. For further information on awards to non-employee directors, see Director Compensation – Non-Employee Director Compensation Program beginning on page 29 of this Proxy Statement.
The following table sets forth the awards that were granted to our named executive officers, our executive officers as a group, our non-
employee directors as a group, and our other employees (who are not executive officers) as a group under the 2013 Plan during 2025.

Name and Position	Number of Stock Options	Number of Restricted Stock Units (excluding Performance- Based Restricted Stock Units)	Number of Performance- Based Restricted Stock Units (assuming target performance)
Reshma Kewalramani, Chief Executive Officer and President	—	19,015	19,016
Charles F. Wagner, Jr., Executive Vice President, Chief Operating and Financial Officer (1)	—	6,655	6,656
Carmen Bozic, Executive Vice President, Chief Medical Officer	—	5,546	5,546
Amit Sachdev, Executive Vice President, Chief Patient and External Affairs Officer	—	6,211	6,212
Nia Tatsis, Executive Vice President, Chief Regulatory and Quality Officer	—	6,211	6,212
Stuart A. Arbuckle, Former Executive Vice President, Chief Operating Officer (through July 1, 2025) (2)	—	7,903	7,904
All executive officers as of December 31, 2025, as a group	—	62,938	70,153
All current directors who are not executive officers, as a group	7,194	5,434	—
All employees who are not executive officers, as a group	—	1,400,747	410,365
(1)Mr. Wagner was appointed as Chief Operating and Financial Officer effective July 1, 2025, and prior to that was our Chief Financial Officer.
(2)Mr. Arbuckle, our former Executive Vice President, Chief Operating Officer, retired from the company on July 1, 2025.
The affirmative vote of a majority of the shares represented and entitled to vote on this matter is required for the approval of this proposal.

Our board of directors unanimously recommends that you vote FOR the approval of the 2026 Stock and Option Plan.

44	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
Equity Compensation Plan Information
As of February 27, 2026, there were 254,456,961 shares of common stock outstanding and there were 8,981,954 shares remaining available for award under our Amended and Restated 2013 Stock and Option Plan (our “2013 Plan”). Under our 2013 Plan, all awards may be granted as full value awards but count as 1.66 shares for each full value share awarded.
As of February 27, 2026, under our equity plans:
•Stock options covering 987,065 shares of our common stock, with a weighted average exercise price of $175.64 and a weighted average remaining term of 2.63 years, were outstanding; and
•Unvested PSUs and RSUs covering 3,263,221 shares of our common stock were outstanding.
The following table provides aggregate information with respect to all of our equity compensation plans in effect as of December 31,
2025. We are required under applicable SEC rules to disclose in this table the number of shares remaining available for issuance under our equity plans as of December 31, 2025. Accordingly, the figures in the table below do not reflect the equity grants made to our employees under the 2013 Plan, since December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Shareholders (1)	4,428,350 (2)	$170.54 (3)	11,837,576 (4)
Equity Compensation Plans Not Approved by Shareholders	—	—	—
TOTAL	4,428,350		11,837,576
(1)These plans consist of the 2013 Plan, the Amended and Restated 2006 Stock and Option Plan (the “2006 Plan”) and our Employee Stock Purchase
Plan. No further shares of common stock will be issued or distributed under the 2006 Plan.
(2)Represents the number of underlying shares of common stock associated with outstanding options, RSUs, PSUs, and deferred stock units granted under shareholder approved plans, as of December 31, 2025, and includes 1,153,983 options granted under the 2013 Plan, 2,521,005 RSUs granted under the 2013 Plan, 728,276 PSUs granted under the 2013 Plan, 25,086 deferred stock units attributable to compensation deferred by non-
employee directors participating in the Director Plan and distributable in the form of shares of common stock under the 2013 Plan (and which are treated as outstanding “stock rights” under the 2013 Plan).
(3)Represents the weighted-average exercise price of options outstanding under the 2013 Plan. See note (2) above with respect to RSUs, PSUs and deferred stock units (credited under the Director Plan) outstanding under the 2013 Plan. The weighted-average exercise price does not take these awards into account.
(4)Represents the number of shares available for future issuance under shareholder approved equity compensation plans and consists of 10,928,223 shares available for future issuance under the 2013 Plan and 909,353 shares available for future issuance under the Employee Stock Purchase Plan, including shares to be purchased at the end of the current offering period ending May 15, 2026.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	45
PROPOSAL NO. 5: SHAREHOLDER
PROPOSAL REGARDING
SHAREHOLDER
RIGHT TO ACT BY
WRITTEN CONSENT
We expect the following shareholder proposal will be presented for consideration at the 2026 annual meeting of shareholders. The shareholder proposal will be voted on at the 2026 annual meeting of shareholders only if properly presented by or on behalf of the proponent. Our board of directors unanimously recommends a vote AGAINST this shareholder proposal for the reasons set forth following the proposal.
Vertex is not responsible for the content of this shareholder proposal or supporting statement.
The Shareholder Proposal
John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, an owner of at least $2,000 worth of shares of our common stock as of December 3, 2025, has given notice that he intends to present the following proposal for action at our 2026 annual meeting of shareholders.
Supporting Statement
Proposal 5 — Shareholder Right to Act by Written Consent
Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any unnecessary restriction based on length of stock ownership or the method by which shareholders hold their shares). This includes shareholder ability to initiate any appropriate topic for written consent.
Vertex Pharmaceuticals (VRTX) shareholders have a particular need for the right to act by written consent because it is considerably more difficult than necessary for VRTX shareholders to call for a special shareholder meeting.
Shareholders acting by written consent and calling for a special shareholder meeting are 2 means that shareholders of a company can use to put forth a proposal on a timely basis without waiting for the annual shareholder meeting.
Delaware law considers it reasonable for 10% of shareholders to call for a special shareholder meeting - yet VRTX made the threshold
25% of shareholders based on all shares outstanding.
Acting by written consent is hardly ever used by shareholders but the main point of having a right to act by written consent is that it gives shareholders greater standing to engage effectively with management when VRSK underperforms.
The following challenging 2025 news reports on VRTX make it more important to adopt this proposal without delay:
In August 2025, VRTX announced that VX-993, an investigative non-opioid acute pain treatment, did not meet its primary endpoint in a
Phase 2 trial. As a result, VRTX decided not to advance it as a monotherapy, leading to a significant drop in the stock price.
The U.S. Food and Drug Administration (FDA) indicated it currently did not see a path to a broad label for suzetrigine for peripheral neuropathic pain (PNP), which could limit the drug’s immediate market potential in that indication.
In March 2025, VRTX discontinued the development of VX-264, a cell device program for type 1 diabetes, after it failed to meet the efficacy endpoint in a Phase 1/2 study.

46	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 5: SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT
VRTX temporarily paused the multiple ascending dose (MAD) portion of a Phase 1/2 clinical study for VX-522, an mRNA therapeutic being developed with Moderna for cystic fibrosis patients who cannot use other modulators.
VRTX stock experienced major drops in May and August 2025 following these clinical trial results and an initial first-quarter earnings miss, with the market reacting negatively to the pipeline setbacks.
VRTX temporarily postponed the completion of dosing in a Phase 1/2/3 study for its Type 1 diabetes treatment, zimislecel, pending an internal manufacturing analysis.
Please vote yes:
Shareholder Right to Act by Written Consent — Proposal 5

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	47
PROPOSAL NO. 5: SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT
Board of Directors’ Statement in Opposition
The board has carefully considered the proposal concerning a shareholder right to act by written consent and recommends a vote
AGAINST Proposal 5 because:
•Shareholder meetings offer important protections and advantages that are absent from the written consent process.
•A written consent process is unnecessary given the ability of shareholders holding 25% or more of our outstanding shares to call special meetings of shareholders and, further, a written consent process does not promote transparent decision-making and could disenfranchise shareholders.
•Our robust shareholder engagement program provides shareholders with multiple opportunities to provide input to management and our board.
•We already have strong corporate governance practices in place that protect shareholder rights and ensure board accountability and responsiveness to shareholders.
Shareholder meetings provide a more transparent, informed, and fair process for all shareholders to exercise their rights
Actions taken through a meeting, whether at an annual or special meeting of shareholders, better serve shareholders’ interests because all shareholders are provided with an opportunity to participate in an open, transparent, and fair decision-making process. We conduct an annual shareholder meeting during which shareholders elect directors and may also raise other items for shareholder consideration, and, as described in more detail below, shareholders are also permitted to call special meetings. Some of the protections and advantages of shareholder meetings, which are absent from the written consent process, are as follows:
•All communications with respect to proposed actions to be taken at a shareholder meeting are governed by SEC rules that require fair disclosure to all shareholders, preventing a select group of shareholders (including special-interest investors) from approving critical actions without advance notice to, or participation by, other shareholders or the company;
•A shareholder meeting and the resulting shareholder vote take place in a transparent manner on a specified date that is publicly announced well in advance;
•Accurate and complete information about the proposed action is included in a proxy statement, which is broadly distributed to all shareholders before the meeting;
•Shareholders can engage meaningfully in the process, voice any concerns, offer perspectives, and cast or change their vote; and
•The board is able to analyze and provide a recommendation to shareholders on all actions proposed to be taken.
The current right of holders of 25% of our shares to request a special meeting of shareholders is preferable to a written consent right because a written consent process does not promote transparent decision-making and could disenfranchise shareholders
Our shareholders have the right to call special meetings, which ensures that all shareholders have a voice in critical matters affecting the Company and their interests. After careful consideration of the views expressed during our extensive shareholder outreach, in
February 2025, our board amended our by-laws to reduce the special meeting threshold from 40% to 25%. Consistent with the feedback we received from many of the shareholders with whom we engaged, our board believes that our current special meeting right strikes an appropriate balance between ensuring that shareholders have a meaningful right to call a shareholder meeting and protecting against the risk that a small minority of shareholders could trigger a special meeting that is not in the best interest of all shareholders.
Our board believes that all shareholders should have the opportunity to consider and vote on matters that require shareholder approval. By contrast, a written consent process would make it possible for a small group of shareholders to initiate significant corporate action without understanding the board’s perspective and without any prior notice or disclosure to other shareholders or the company. As a result, the board may not have a meaningful opportunity to consider the merits of the proposed action, to consider alternative courses of action or to communicate its views to shareholders. Similarly, other shareholders could also be deprived of the opportunity to deliberate in an open and transparent manner and to consider arguments for and against any action. This would effectively disenfranchise those shareholders, decreasing transparency and increasing the risk of potential abuse.

48	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PROPOSAL NO. 5: SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT
Our robust shareholder engagement program provides shareholders with multiple opportunities to provide input to company management and our Board
Our established shareholder communication and engagement practices provide shareholders with meaningful opportunities to raise important matters. In 2025, management solicited feedback regarding our corporate governance practices from shareholders holding approximately 70% of our outstanding shares and is committed to ongoing shareholder engagement. This feedback is shared with our board, which considers these perspectives as part of its evaluation and review of our practices and disclosures. The company maintains open lines of communication to regularly engage with our investors to learn and understand their views.
Vertex already has strong corporate governance practices in place that protect shareholder rights and promote Board accountability and responsiveness to shareholders
Our board is committed to adopting and following best practices in corporate governance to promote board accountability and responsiveness to shareholders. The board believes that this proposal should be viewed in the context of our overall strong corporate governance practices, which, in addition to our existing 25% special meeting right, include:
•Annual Election of Directors. At each annual meeting of shareholders, each director nominee is elected to hold office for a one-
year term expiring at the next annual meeting of shareholders.
•Majority Vote Standard. Our by-laws provide for the election of directors by a majority of votes cast standard in uncontested elections.
•Board Independence. All of our directors are independent, with the exception of our CEO and Executive Chairman. We have a strong Lead Independent Director with robust duties, and our board committees are comprised solely of independent directors.
•Board Refreshment. The board maintains a thoughtful and active refreshment process to identify independent directors with skill sets that enhance the composition of our board, support the company’s growth and strategy, and enable effective oversight. Six of our eleven directors have joined our board since 2020, including five new independent directors.
•Proxy Access. Our by-laws provide shareholders with proxy access rights to nominate directors for election to be included in our proxy statement.
•No Supermajority Voting Provisions. Our articles of organization and by-law provisions do not have supermajority voting provisions - shareholders can approve binding articles of organization and by-law amendments with a majority vote.
•Annual “Say on Pay” Advisory Vote. We hold an annual advisory vote on executive compensation to allow shareholders the opportunity to express their views on executive compensation matters.
Based on the foregoing, our board believes that the written consent procedures, with its potential for abuse and disenfranchisement of shareholders, would not provide any additional benefit to our shareholders.

For all of the above reasons, our board of directors unanimously recommends that you vote AGAINST this shareholder proposal.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	49
COMPENSATION DISCUSSION AND ANALYSIS
Letter from Management Development and Compensation Committee to Our Shareholders
Dear Fellow Shareholders,
The Management Development and Compensation Committee oversees Vertex’s compensation programs with a focus on advancing the company’s mission of developing transformative medicines for people with serious diseases while driving long-term shareholder value. We approach our responsibilities seriously, recognizing the critical role compensation plays in attracting, motivating, and retaining exceptional executive talent. Vertex’s continued performance and effective execution of its business strategy in recent years have been driven in large part by the leadership, continuity, and operational strength of our senior executive team.
We have designed the company’s compensation programs to closely align management’s incentives with Vertex’s strategic long-
and short-term goals and with the interests of Vertex’s shareholders. We believe this alignment has driven more than a decade of significant achievements, including Vertex’s enduring market leadership in CF, historic global approvals of CASGEVY, the first
CRISPR-base gene therapy to be approved in the world, and the launch of JOURNAVX, a first-in-class, non-opioid treatment for acute pain, in the U.S. All the while, Vertex has maintained a strong financial position with significant growth in revenues, continued
delivery of strong operating margins and cash flows, and accelerated the advancement of its clinical-stage pipeline across multiple disease areas and modalities.
In 2025, Vertex reached more CF patients than ever, including patients with new mutations, younger patients, and patients in new geographies, and continued its march toward commercial diversification by building momentum for CASGEVY and successfully launching JOURNAVX. Additionally, Vertex set the stage to establish nephrology leadership with the potential near-term commercial launch of povetacicept as a treatment for IgAN.
It was also a significant year for Vertex as the company continued to successfully execute its research and development strategy.
The research and development team made meaningful progress advancing several programs across multiple modalities and now has a total of five disease areas in pivotal development, including IgAN, APOL1-mediated kidney disease, diabetic peripheral neuropathy, type 1 diabetes, and primary membranous nephropathy. Furthermore, the company is progressing several early and mid-stage programs, including in autosomal dominant polycystic kidney disease, myotonic dystrophy type 1, and generalized myasthenia gravis, while also continuing to execute on its serial innovation strategy across all disease areas of interest. With these advancements, Vertex’s research and development strategy is continuing to deliver a broad and deep pipeline of potentially transformative therapies, thereby providing the opportunity for creating additional meaningful value for patients and shareholders.
These accomplishments have been recognized by the company’s shareholders and have been reflected in the increasing value attributed to the company. Over the last decade, Vertex has secured approval for and launched six transformative medicines and increased its market capitalization from approximately $31 billion at the end of 2015 to approximately $115 billion at the end of
2025.
The company delivered strong financial performance in 2025, achieving total revenues of $12 billion, a 9% increase compared to
2024. The company finished the year with $12.3 billion in total cash and investments. The senior management team additionally strengthened the company’s organizational capabilities by executing on key initiatives to support growth and scale, recruiting and retaining top-tier talent, and advancing capital projects.
The company’s strong performance in 2025 reflects the effective execution of its differentiated corporate strategy under the leadership of the senior management team. In recognition of these results, executive compensation outcomes from 2025 included above-target cash incentives and performance stock unit payouts tied to the achievement of both annual financial objectives and longer-term, three-year strategic milestones. We believe these outcomes demonstrate our commitment to a pay-for-performance philosophy. Looking ahead, we will continue to emphasize a close alignment between Vertex’s compensation programs and the execution of its corporate strategy, with a focus on attracting and retaining a highly capable, aligned executive team and driving long-term shareholder value.
Sincerely,
Bruce I. Sachs (Chair)
Diana McKenzie
Jennifer Schneider
Suketu Upadhyay

50	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Executive Summary
This section discusses the principles underlying our policies and decisions with respect to the compensation of our NEOs for 2025 and the factors we believe are relevant to an analysis of these policies and decisions. Our NEOs for 2025 are listed below.

Name	Position
Reshma Kewalramani	Chief Executive Officer and President
Charles F. Wagner, Jr.	Executive Vice President, Chief Operating and Financial Officer(1)
Carmen Bozic	Executive Vice President, Chief Medical Officer
Amit Sachdev	Executive Vice President, Chief Patient and External Affairs Officer
Nia Tatsis	Executive Vice President, Chief Regulatory and Quality Officer
Stuart A. Arbuckle	Former Executive Vice President, Chief Operating Officer (through July 1, 2025)(2)
(1)Mr. Wagner was appointed as Chief Operating and Financial Officer effective July 1, 2025, and prior to that was our Chief Financial Officer.
(2)Mr. Arbuckle, our former Executive Vice President, Chief Operating Officer, retired from the company on July 1, 2025.

Financial Performance
In 2025, sales of TRIKAFTA/KAFTRIO continued to drive our financial performance along with contributions from ALYFTREK,
JOURNAVX and CASGEVY. We expect continued growth from our CF medicines and increased revenue contributions from CASGEVY and JOURNAVX in 2026 and beyond.
•Our total revenues increased to $12.0 billion in 2025, an increase of 9% or nearly $1.0 billion, from our 2024 total revenues.
•Our total R&D and SG&A expenses increased to $5.7 billion in 2025 as compared to $5.1 billion in 2024, primarily due to increased investments to commercialize our new products and advance our R&D pipeline.
•Our AIPR&D expenses included $133.0 million in 2025, primarily due to various upfront and milestone payments related to our collaboration and in-licensing arrangements, and $4.6 billion in 2024, including $4.4 billion resulting from our acquisition of Alpine.

9%
increase
$0.1B
$0.5B

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	51
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

Marketed Products
In 2025, our commercial focus was to extend our leadership in CF, drive successful launches of ALYFTREK and JOURNAVX, and accelerate patient adoption and commercial momentum for CASGEVY.
Cystic Fibrosis
For more than 20 years, our goal has been to address the underlying cause of CF and to bring more people with the disease to normal levels of CFTR function. We have continued to serially innovate in the years since the 2012 approval of KALYDECO, which was first approved to treat a CF population of approximately 1,000 people in the U.S. We now have five medicines that treat CF, and we believe nearly 95% of the estimated 112,000 people with CF in all target markets could benefit from these medicines. In 2025, we continued to reach more people with CF through continuing the launch of ALYFTREK and through securing approvals for our medicines for younger patients and additional mutations, and securing increased access to and reimbursement for our CF medicines around the world.
Sickle Cell Disease and Transfusion-Dependent Beta Thalassemia
2025 was a year of accelerating momentum for CASGEVY, our ex-vivo, non-viral CRISPR/Cas9-based gene-editing therapy for severe
SCD and TDT. CASGEVY is approved in the U.S and across multiple geographies including Europe, Canada, and the Middle East, and is broadly reimbursed by third-party payors in the U.S. Outside of the U.S., patients have access to CASGEVY in Austria, Denmark, the
U.K., Italy, Luxembourg, Bahrain, Saudi Arabia, the United Arab Emirates, and Kuwait. Many hundreds of patients have initiated the treatment journey for CASGEVY, a groundbreaking therapy that is transforming the lives of people with severe SCD and TDT around the globe.
Acute Pain
In January 2025, the FDA approved JOURNAVX for the treatment of moderate-to-severe acute pain in adults. JOURNAVX is a first-in-
class, oral pain signal inhibitor that is highly selective for NaV1.8 voltage-gated sodium channels. Through this mechanism, JOURNAVX provides effective relief of pain without evidence of the limitations of other currently available therapies, including the addictive potential of opioids. Since launch, we have obtained broad access for JOURNAVX and, by the end of 2025, more than 550,000 prescriptions were written and filled. We expect to leverage momentum from our first year of launch to drive continued prescription and revenue growth for JOURNAVX in 2026.

Research and Development
We invest in research and development to discover and develop transformative medicines for people with serious diseases, with a focus on specialty markets. Our research and development strategy is to combine transformative advances in the understanding of human disease and the science of therapeutics to dramatically advance human health. We aim to serially innovate in our disease areas and discover, develop, and commercialize first-in-class and/or best-in class therapies. This strategy was designed to deliver transformative medicines at high rates of speed and success and enable leadership in selected disease areas, and it continues to deliver. We have a broad and deep research and development program with five programs in pivotal development:
•IgA Nephropathy. We are developing povetacicept, a potent dual inhibitor of the B cell activating factor (“BAFF”) and a proliferation-
inducing ligand (“APRIL”) cytokines, as a potentially best-in-class approach to treat IgAN, a serious, progressive, life-threatening kidney disease that often progresses to end-stage renal disease. In March, we announced positive data from the interim analysis of the IgAN Phase 3 clinical trial evaluating povetacicept.
•APOL1-Mediated Kidney Disease. We are developing inaxaplin, a small molecule inhibitor of APOL1 as a potential first-in-class treatment for AMKD. We have completed the enrollment of the interim analysis cohort of the Phase 2/3 clinical trial and will conduct the pre-planned interim analysis once this cohort reaches 48 weeks of treatment. We expect to share data from the interim analysis in late 2026 or early 2027.
•Peripheral Neuropathic Pain. We are developing suzetrigine, a selective non-opioid NaV1.8 pain signal inhibitor, for diabetic peripheral neuropathy, a common form of peripheral neuropathic pain. We are evaluating suzetrigine for the treatment of diabetic peripheral neuropathy in two Phase 3 clinical trials. We expect to complete enrollment in both Phase 3 clinical trials by the end of
2026.
•Type 1 Diabetes. Zimislecel is an allogeneic, stem-cell derived, fully differentiated islet cell therapy in pivotal development for the treatment of T1D. We have completed enrollment in the Phase 1/2/3 clinical trial of zimislecel in people with T1D. We have temporarily postponed completion of the dosing in this clinical trial, pending an ongoing internal manufacturing analysis.
•Primary Membranous Nephropathy. We are also developing povetacicept to treat pMN, a rare and serious autoimmune glomerular disease that can lead to kidney damage and renal failure. We continue to enroll and dose patients in the adaptive Phase 2/3 pivotal trial in people with pMN. We expect to complete the Phase 2 portion of the clinical trial and to initiate the Phase 3 portion in mid-2026.

52	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

Pipeline
The following chart represents our approved medicines, clinical stage programs and select pre-clinical programs.
* Phase 2 Trial to initiate in the first half of 2026
** In Phase 2 portion of Phase 2/3 clinical trial
ADPKD: autosomal dominant polycystic kidney disease; CFTR mRNA: cystic fibrosis transmembrane conductance regulator messenger RNA;
DM1: myotonic dystrophy type 1; wAIHA: warm autoimmune hemolytic anemia; gMG: generalized myasthenia gravis

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	53
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

Increasing Shareholder Value
Our stock price increased from $405.76 on January 2, 2025, to $452.13 on January 2, 2026. Biotechnology companies are best measured over the long term as opposed to one-year or other shorter-term increments and we expect that execution of our differentiated serial innovation strategy will continue to create shareholder value over the long-term. The following chart shows our total shareholder return relative to the Nasdaq Biotechnology Index and S&P 500 index over the last decade.

2025 Compensation Decisions and Pay-for-Performance
In 2025, our executive compensation program received substantial support from our shareholders, with approval by approximately 92%
of the votes cast at the annual meeting of shareholders. We believe this support is consistent with our long-term shareholders’
understanding of our business model, our pay-for-performance compensation philosophy and the long-term value we are creating. Our executive compensation program is intended to align executive compensation with the company’s short- and long-term performance and to provide the compensation and incentives required to attract, motivate and retain our high-caliber executives who are crucial to
Vertex’s long-term success. Our compensation program is highly performance-based, with 90% of our NEO compensation tied to performance. Retention of our talented executives is critical, as their outstanding performance has led to the company’s advancement and the creation of significant long-term shareholder value.
In 2025, our board of directors and MDCC reviewed our compensation programs and made the following key decisions:
•Program Design: We maintained our compensation program design that directly ties pay with performance and that we believe has contributed to our short- and long-term successes.
•Base Salary: In connection with his appointment as Chief Operating and Financial Officer, Mr. Wagner’s base salary was increased to $1 million from $950,000. Based on a comparative analysis of companies in our Peer Group (described below), we maintained the base salaries for all of our other NEOs.
•Annual Cash Bonus: In connection with his appointment as Chief Operating and Financial Officer, Mr. Wagner’s target cash bonus was increased to 100% of his base salary from 90% of his base salary. We maintained the target cash bonus, which is a percentage of base salary, for all of our other NEOs based on a comparative analysis of companies in our Peer Group (described below). The company’s performance in 2025, as described above, resulted in the board determining that the company achieved a Leading rating for 2025 (a rating of 131 out of a total potential score of 150) and the payment of above-target annual cash bonuses. Please see Overview of Company Performance Rating & Achievement in 2025 on page 60.

54	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
•Long-Term Equity Program:
–In 2025, based on a comparative analysis to companies in our peer group, we increased Dr. Kewalramani’s target equity level to
$14.5 million from $13.5 million, Mr. Wagner’s target equity level to $5.25 million from $4.75 million and the target equity level to
$4.5 million from $4.0 million for our other executive vice presidents. Target equity levels have not been increased since July 2022 for our CEO and since December 2019 for our other NEOs.
–From 2020 through 2025, we maintained the mix of equity granted to our CEO and NEOs with 50% of each award consisting of
PSUs that vest solely on the achievement of established performance goals and 50% consisting of time-based RSUs. In connection with the increase in target equity levels, we increased the weight of the PSUs in the mix of equity for the February 2026 annual equity awards. This new equity mix results in approximately 55% of the target equity levels consisting of PSUs that vest upon the achievement of established performance goals with the remainder of the target equity levels consisting of time-based
RSUs. This mix emphasizes company performance, specifically financial strength, pipeline advancement and diversification, and manufacturing excellence. The number of RSUs and PSUs awarded may be adjusted to reflect an executive officer’s individual performance for the relevant performance period and consequently are considered by the company to be performance-linked awards. We maintain a performance-specific modifier range, as outlined under Annual Equity Awards on page 69 below.
–We achieved all three goals established for the 2023 non-financial-based PSU award, and performance was above the target level of performance for the 2025 financial-based PSU award, resulting in a 200% payout and a 125% payout, respectively, for each of these awards in February 2026. In addition, with respect to the PSU award granted to Mr. Arbuckle in December 2022, the MDCC certified achievement of all three performance milestones resulting in a maximum (200%) payout. The performance milestones associated with this award were based on launching two transformational therapies in diseases areas outside of CF,
CASGEVY and JOURNAVX, and expanding CF leadership.
–Based on discussions in late 2025 and early 2026, the MDCC granted new awards of PSUs in early 2026, the value of which was based on our NEOs’ individual performance in 2025. The MDCC established the financial and non-financial metrics that will determine whether and to what extent these awards become earned and vested. 50% of the PSUs, which vest annually in installments over three years, are tied to annual product revenue goals, while the remaining 50%, which cliff vest after three years, are tied to specific clinical, research and manufacturing milestones over a three-year period.

Shareholder Outreach and Engagement
We believe that a robust shareholder outreach program is an important component of maintaining our strong corporate governance practices. We strive for a collaborative approach with shareholders to solicit and understand a variety of perspectives and interests, and our practice has been to engage with our shareholders regularly over the course of the year.
In 2025, we solicited feedback from shareholders representing approximately 70% of our outstanding shares and discussed numerous topics of shareholder interest, including our business strategy, approach to R&D, human capital management, corporate governance, executive compensation, shareholder proposals, and environmental sustainability initiatives.

Compensation Governance Practices
We continue to implement and maintain leading practices in our compensation program, shareholder outreach and related areas.

What We Do
Caps on incentive awards
Multiple performance metrics
Range of awards; not all or nothing
Compensation recoupment (clawback) policy
Balance of short- and long-term incentives (through annual cash bonuses and equity awards)
Executive and Non-Employee Director Stock Ownership Guidelines
Independent compensation consultant
Annual risk review
Pay-for-performance sensitivity and emphasis
Robust shareholder outreach

What We Don’t Do
✗	Excessive executive perquisites
✗	Supplemental pension benefits for executives
✗	Single-trigger vesting in connection with a change-in-control for equity awards
✗	Hedging or pledging or speculative transactions in our securities by directors and executive officers
✗	Re-pricing of stock options without shareholder approval
✗	Allow payment of dividends on unvested performance shares or units
✗	280G gross-ups (payments to offset excise taxes) in existing agreements

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	55
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Detailed Discussion and Analysis

Compensation Philosophy
Our MDCC regularly reviews the elements of the individual compensation packages for our executive officers to ensure that they continue to support the achievement of the following primary objectives:
•attract, retain, and motivate talented, experienced, and high-performing individuals across all areas of our business;
•align the interests of our executive officers with the interests of our shareholders as we seek to create value through the discovery, development, and commercialization of transformative medicines; and
•ensure that the vast majority of compensation is tied to company and individual performance.
Our executive officers have had long and varied careers and possess a wide range of backgrounds and skills that make them extremely valuable members of our executive team and our company as a whole. The leadership, stability and commitment of this team have been instrumental in building Vertex into the company it is today: one with a leadership position and continued innovation in CF, a landmark gene-edited cell therapy for SCD and TDT, the first in a new class of acute pain medicine approved in more than 20 years, a broad, deep, and advancing pipeline, increasing revenues, and a strong financial profile. All of these factors position Vertex to achieve its strategic objectives in future years.
Our MDCC seeks to directly link the achievement of our strategic objectives with our compensation program in a number of ways, including through detailed and measurable company goals that underlie our annual cash bonuses and the performance-based components of our equity awards. Our company goals address several key objectives, including increasing revenues from our current products, achieving commercial manufacturing and R&D objectives, enhancing organizational capabilities, and maintaining financial strength. We believe this mix provides an appropriate balance between near- and long-term objectives and financial and organizational development objectives. These objectives are selected specifically because they are considered by our MDCC to be measurable milestones that our company must achieve if it is to maintain its significant revenue growth, superior profitability, and ability to continue creating value over the long-term. Our MDCC expects to continue seeking balance in the use of financial metrics, R&D, commercialization and manufacturing goals to motivate our executive team to achieve financial and strategic objectives, while providing appropriate incentives for our management to continue to make investments in our business for the long term.
In determining compensation, we consider compensation paid by similar companies as a reference point among other factors, such as the performance, competencies, experience and specific role responsibilities of our NEOs, and do not benchmark compensation at any particular level. Our MDCC retains flexibility to structure compensation based on good governance practices, our objectives of building our company and creating value for our shareholders, and, most importantly, discovering, developing, and delivering transformative medicines for patients who can benefit from them.

Compensation Decision-Making Process
Role of MDCC, Executive Chairman, and CEO in Setting Executive Compensation
The MDCC has responsibility for overseeing the design, development, and implementation of the compensation program for our CEO, other executive officers, and senior leaders. The MDCC evaluates the performance of our CEO and other executive officers. Our CEO, our Executive Chairman, and our human resources group assist the MDCC in evaluating the performance of our other executive officers, including the NEOs other than the CEO. The members of the MDCC, each of whom is an independent director, make final compensation decisions for the executive officers other than the CEO.
Our CEO does not make any recommendations to the MDCC regarding CEO compensation and does not participate in the portions of
MDCC meetings or meetings of the board of directors when CEO compensation is discussed or determined.
The MDCC makes a recommendation regarding CEO compensation to the independent directors of the board, who make final compensation decisions for the CEO.

56	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Role of Compensation Consultant
The MDCC (i) is directly responsible for the appointment and oversight of its compensation consultants, (ii) has the authority to determine the fees that we pay for services provided by such compensation consultants, and (iii) prior to engaging any compensation consultant, considers applicable factors potentially affecting the independence of the compensation consultant, including the factors set forth in Nasdaq Marketplace Rule 5605(d)(3).
Annually, the MDCC engages an independent compensation consultant to conduct an analysis of our compensation program as a whole, as well as all elements of our executive officer compensation program compared to similar elements paid to similarly situated executives at companies in our Peer Group (as defined below) and to provide a written report and presentation of findings at the meeting of the MDCC that occurs in the summer each year. The compensation consultant also provides guidance on other matters that may arise from time to time and participates in regular discussions with the MDCC Chair, as requested. In 2025, the MDCC continued
its engagement with Pearl Meyer as its independent compensation consultant. Pearl Meyer is compensated by the company for advice provided at the direction of the MDCC.
The MDCC reviews Pearl Meyer’s independence in accordance with applicable Nasdaq and SEC rules. Based on this review, and other factors considered by the MDCC, the MDCC determined that Pearl Meyer’s work did not raise a conflict of interest.
Use of Peer Group Companies
In order to conduct a thorough assessment about the competitiveness of the elements of executive compensation that we provide to our NEOs, the MDCC considers information about the compensation practices of a representative group of companies with whom we compete for executive talent (our “Peer Group”). We conduct a detailed analysis to select companies for this Peer Group on the basis of similarity and complexity of business model. While revenue and industry are common peer selection criteria, we also use a mix of quantitative and qualitative factors in order to establish our peers for this purpose, including the following:

Factor Considered	What We Look For
Similar industry	Biotechnology or pharmaceutical industry
Importance of medicines to patients and society	Transformative medicines for serious diseases; therapeutics for unmet needs
Recognized focus on innovation	Breakthrough Therapy designations, priority review and/or other markers indicating unmet need
Global operations	Significant operations both within and outside the U.S.
Commercial operations	Marketing and selling approved medicines
Significant R&D investment	Greater than $2.2B or 25% of revenue
Number of employees	Greater than 2,000 employees
Market capitalization and significance to broader economy	Market cap at least ¼ our size and/or inclusion in S&P 500 or Nasdaq 100
Labor market competitor	Companies we compete with for executive talent
Companies that use Vertex as a peer	Inclusion of Vertex in proxy reported peer group
It is unlikely that companies will meet all factors listed above; therefore, we look for companies meeting a majority of the criteria, although we place greater weight on companies focused on innovation and the importance of medicines to patients and society as we believe these are the key drivers of our business model. On a regular basis, we review and revise the list of companies with the goal of maintaining a group of comparators comprised of at least twelve companies.
As a result of this analysis, and based on the criteria listed above, the MDCC approved the following comparator companies for 2025, which were the same comparator companies used since 2022, except for the removal of Seagen Inc. in 2024 due to its acquisition by
Pfizer in 2023.

2025 Peer Group
AbbVie Inc.	Eli Lilly and Company
Alnylam Pharmaceuticals	Gilead Sciences, Inc.
Amgen, Inc.	Incyte Corporation
Biogen, Inc.	Jazz Pharmaceuticals plc
BioMarin Pharmaceuticals, Inc.	Moderna, Inc.
Bristol-Myers Squibb Company	Regeneron Pharmaceuticals, Inc.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	57
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Properties of Peer Group
We believe, based on our discussions with major shareholders, that the Peer Group identified by the MDCC is consistent with our shareholders’ views of our relevant peers in the biotechnology industry. In addition, the Peer Group companies have some or all of the business model characteristics that we seek in comparator companies as set forth in the following table.

Company Information		R&D Expense(1)		Operational Focus		Innovative and Importance of Medicines			Uses Vertex as Peer	Market Position
						Orphan/ Unmet Clinical Need	Approvals: Breakthrough Therapy and Regenerative Medicine Advanced Therapies(2)	Approvals (Last 15 Years): Innovative Drugs and Regenerative Medicine Therapies(3)
Company	Industry	$ (millions)	% of Revenue	Global	Commercial					Nasdaq 100	S&P 500
AbbVie	Biotech	$14,112	23%				8	10
Alnylam	Biotech	$1,320	36%				3	2
Amgen	Biotech	$7,272	20%				4	10
Biogen	Biotech	$2,294	23%				1	9
BioMarin	Biotech	$929	29%				2	5
Bristol-Myers	Pharma	$13,672	28%				16	17
Eli Lilly	Pharma	$16,247	25%				6	15
Gilead	Biotech	$7,413	25%				6	10
Incyte	Biotech	$2,066	40%				2	6
Jazz	Pharma	$2,385	56%				1	6
Moderna	Biotech	$3,132	161%				—	1
Regeneron	Biotech	$6,123	43%				9	9
Vertex	Biotech	$4,043	34%				10	8
(1)R&D Expense (including certain expenses related to intangible assets) and R&D Expense as a % of Revenue reflect the trailing data for the most recent four quarters as of December 31, 2025, per the S&P Capital IQ database.
(2)Per the Center for Drug Evaluation and Research (“CDER”) Breakthrough Therapy Approvals report, which lists approvals for breakthrough therapy designated drugs and the Center for Biologics Evaluation and Research (“CBER”) Regenerative Medicine Advanced Therapy Approvals report, which lists approvals for breakthrough therapy designated regenerative medicines.
(3)Innovative drugs and regenerative therapies in the last fifteen years include: VIEKIRA PAK, IMBRUVICA, VENCLEXTA, ORILISSA, MAVYRET,
RINVOQ, SKYRIZI, QULIPTA, EPKINLY and EMRELIS (AbbVie), ONPATTRO and GIVLAARI (Alnylam), AIMOVIG, BLINCYTO, XGEVA, PROLIA,
KYPROLIS, PARSABIV, EVENITY, TEZSPIRE, LUMAKRAS, and IMDELLTRA (Amgen), TECFIDERA, ALPROLIX, SPINRAZA, ELOCTATE, VUMERITY,
ADUHELM, LEQEMBI, SKYCLARYS and QALSODY (Biogen), BRINEURA, PALYNZIQ, VIMIZIM, VOXZOGO and ROCTAVIAN (BioMarin), ABECMA,
BREYANZI, SOTYKTU, CAMZYOS, ZESPOSIA, ONUREG, REBLOZYL, INREBIC, IDHIFA, EVOTAZ, OPDIVO, POMALYST, ELIQUIS, YERVOY,
OPDUALAG, COBENFY, and KRAZATI (Bristol-Myers), CYRAMZA, EMGALITY, JARDIANCE, OLUMIANT, PORTRAZZA, RETEVMO, REYVOW,
TALTZ, VERZENIO, MOUNJARO, JAYPIRCA, OMVOH, EBGLYSS, KISUNLA and INLURIYO (Eli Lilly), YESCARTA, SOVALDI, HARVONI, VEMLIDY,
CAYSTON, ZYDELIG, BIKTARVY, VEKLURY, SUNLENCA, and LIVDELZI (Gilead), JAKAFI, OLUMIANT, PEMAZYRE, RUXOLITINIB, ZYNYZ, and
NIKTIMVO (Incyte), VYXEOS, DEFITELIO, ZEPZELCA, RYLAZE, ZIIHERA and MODEYSO (Jazz), SPIKEVAX (Moderna), and DUPIXENT, LIBTAYO,
PRALUENT, EYLEA, ZALTRAP, INMAZEB, EVKEEZA, VEOPOZ and LYNOZYFIC (Regeneron).
We do not solely benchmark to a particular level of compensation relative to compensation levels at the Peer Group companies, but rather assess compensation levels after considerable deliberation about where each executive should fall in comparison with executives with similar responsibilities at the Peer Group companies. The MDCC looks at Peer Group information to confirm that our compensation levels are competitive with those of the Peer Group companies and consistent with our compensation philosophy. In addition, the MDCC reviews broader industry specific executive compensation surveys published by AON/Radford, Mercer SIRS, and
Willis Towers Watson, but does not make any material compensation decisions based on any particular company participants in such surveys.

58	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Due to the low representation of the chief operating officer role within the Peer Group, Pearl Meyer supplemented the Peer Group with broader life science industry companies for purposes of analyzing competitive compensation for this role. Pearl Meyer reviewed companies within the broader life sciences industry and included all companies with a chief operating officer or similar role and greater than $2 billion in revenues and greater than $10 billion market capitalization. The MDCC reviewed the compensation practices for the following broader life science industry companies when considering the compensation for Mr. Wagner’s chief operating officer responsibilities as well as Peer Group data for his chief financial officer responsibilities:

Life Science Companies
Baxter International Inc.	Jazz Pharmaceuticals plc*
DexCom, Inc.	Thermo Fisher Scientific Inc.
HCA Healthcare, Inc.	United Therapeutics Corp.
Hologic, Inc.
*Jazz Pharmaceuticals plc is a Peer Group company

Elements of Annual Compensation
Our practice is to target total direct compensation including base salary, target annual cash incentives, and target long-term incentive awards at market competitive levels depending upon the NEO’s responsibilities, expertise, and experience. At superior levels of performance, we aim for the design of our executive compensation program to result in actual total direct compensation at or above the seventy-fifth percentile of peer executive compensation. Each year we review the mix of elements of our executive compensation program to ensure they are appropriately designed in light of our goals to align the program with our business strategy, the competitive environment, and our shareholders’ interests.
Our executive compensation program emphasizes a mix of long-term equity compensation awards to incentivize and reward those individuals who make the greatest contribution to company performance over time. For our NEOs, this means compensation is primarily in the form of equity and directly tied to changes in shareholder value over time. Effective for the equity awards granted in February
2026, we updated our mix of equity awards so that more than 50% of each award is comprised of PSUs and the remainder of each award is comprised of time-based RSUs.
Compensation Program
As shown in the following charts, our compensation program places significant weight on performance-based compensation, with 90%
of our NEO compensation linked to performance or “at-risk” if performance is not achieved.
CEO PAY MIX
OTHER NEOS’ PAY MIX
The charts above generally represent the values in the Summary Compensation Table for our NEOs using the target value for PSU grants.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	59
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Performance-Based Value-Based Program
We have a performance-based program that is consistent with programs implemented by our peers and allows us to attract, retain, and motivate talented and highly experienced individuals across all areas of our business. We focus on the following performance-
based elements:

Compensation Element	Performance Link
Annual Cash Bonus	•Annual bonus dependent on both company and individual performance factors
Equity Awards
•Grant date value of equity awards based on target award values varies by level with differentiation for individual performance
•Value of shares granted based on target set by the MDCC, adjusted for individual performance ranging from 0% for below target individual performance, 100% at target individual performance, and up to 150% for above target individual performance

PSU Awards
•50% of PSUs with a range of shares earned from 0% to 200% of target based on one-year financial metrics (to the extent earned, vesting in equal installments over a three-year period)
•50% of PSUs with a range of shares earned from 0% to 200% of target based on three-year non-financial metrics (to the extent earned, cliff-vesting after three years)

Time-Based RSUs
•Value of awards increases or decreases based on stock price over the three-year vesting period
•We consider our time-vesting RSU awards to be performance-based awards because the target number of RSUs awarded may be adjusted based on the corresponding executive’s individual performance for the relevant performance period prior to grant as well as the resulting value dependent upon increases or decreases in our stock price over the three-year vesting period

More specifically:
•PSU Awards. Beginning with the February 2026 equity awards, our CEO and executive vice presidents (“EVPs”) receive approximately 55% of their annual equity compensation in the form of PSUs. Half of the number of PSUs awarded are eligible to vest based on the achievement of financial goals (“financial PSUs”) and the other half of the number of PSUs are eligible to vest based on the achievement of non-financial goals (“non-financial PSUs”). The potential shares earned pursuant to each of these PSU awards range from 0% to 200% of the target number of shares, with the number of shares actually issued determined by the achievement of established financial and non-financial performance goals.
–Financial PSUs: The financial PSUs are earned subject to meeting one-year revenue goals and, if earned, vest in equal annual installments over a three-year period measured from the date of grant.
–Non-Financial PSUs: The non-financial PSUs are earned subject to meeting clinical development, regulatory and manufacturing milestones over a three-year performance period and, if earned, cliff vest after three years. The MDCC selected revenue and clinical development, regulatory and manufacturing milestones as the performance goals applicable to the PSUs because the
MDCC determined that these milestones are important, measurable metrics, the achievement of which would indicate successful execution toward our short- and long-term strategic objectives and build considerable shareholder value.
•Time-based RSUs. Beginning with the February 2026 equity awards, our CEO and EVPs received approximately 45% of their annual equity compensation in the form of time-based RSUs that vest in equal annual installments over a three-year period measured from the date of grant. With approximately 55% of the annual long-term incentive award at risk pending successful execution of our financial and strategic objectives through the grant of PSUs, we believe that it is important to have the remaining percentage of the annual long-term equity award focused on retaining our key executive talent. As a result, we believe time-based RSUs encourage retention and focus on long-term value creation thereby aligning the interests of the holders of these awards with the interests of our shareholders.
•Prior to the adjustment to our equity compensation mix for our February 2026 equity grants, our executive officers received 50% of the target equity level in PSUs, and 50% of the target equity level in time-vesting RSUs, as reflected in the Summary Compensation
Table on page 76 of this proxy statement.

60	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis

Base Salary
Rather than awarding standard annual merit increases, the MDCC recommends base salaries for our executive officers based on multiple factors, including an annual competitive market analysis on a position-by-position basis. The MDCC reviews a comparison of each executive’s prior year base salary to salaries reported for executives with similar responsibilities at Peer Group companies (as supplemented for Mr. Wagner, as described above). The MDCC does not solely benchmark to a particular level of compensation relative to compensation levels at the Peer Group companies. Instead, the MDCC’s judgment about where each executive should fall in comparison with executives with similar responsibilities at the Peer Group companies takes into account the executive’s general level of experience and capability, the significance of the executive’s job responsibilities to the achievement of our business strategy and company goals, and general performance over time, including demonstration of corporate values. On the basis of that information, including a review of compensation at Peer Group companies, and taking into consideration the executive’s base salary for the previous year or years, the MDCC approves an appropriate base salary for each executive officer other than the CEO and recommends an appropriate base salary for the CEO, subject to final approval by our independent directors. As a result, executive officer base salaries may be held constant from year to year.
In 2025, we maintained the base salaries for Dr. Kewalramani, Dr. Bozic, Mr. Sachdev, and Dr. Tatsis, based on multiple factors, including past and expected future contributions, performance, experience, specific responsibilities relative to peer benchmarks, and competitive positioning within the Peer Group companies. Mr. Wagner received a base salary increase in connection with his appointment as Chief Operating and Financial Officer, effective July 1, 2025.
Mr. Arbuckle retired from the company effective July 1, 2025. Prior to his retirement, his salary was $1,000,000, which was the same as his base salary in 2024.

Name	2025 Base Salary	2024 Base Salary	Increase
Reshma Kewalramani	$1,600,000	$1,600,000	—%
Charles F. Wagner, Jr.	$1,000,000	$950,000	5.3%
Carmen Bozic	$835,000	$835,000	—%
Amit Sachdev	$700,000	$700,000	—%
Nia Tatsis	$750,000	$750,000	—%

Company and Individual Ratings
The amounts for two of the principal elements of our executive compensation program - annual cash bonus and annual equity awards -
are determined on the basis of annual company and individual performance ratings.
Overview of Company Performance Rating & Achievement in 2025
At the beginning of each year, the MDCC, in consultation with our CEO, establishes company-wide goals for that year under our annual and long-term cash and equity awards. While our performance against these goals is the most important factor considered in assessing our corporate performance, the MDCC considers additional accomplishments and shortcomings and may increase or decrease the performance scores associated with these goals. The aggregate discretionary adjustment may not exceed 10% of the performance score and the total company score may not exceed 150. The MDCC discusses and analyzes the company’s performance, including specific performance factors and accomplishment of company goals, and ultimately approves the company’s annual performance rating. While the aggregate discretionary adjustment is capped and relatively small, the MDCC believes this element provides an important mechanism to recognize the impact of unplanned events on the business whether positive or negative.
For 2025, the MDCC set company goals and assigned relative weights to such goals that reflected our operational, strategic, and financial objectives for the year and the importance of these goals in achieving short- and long-term growth and increasing profitability.
Our marketed products and late-stage clinical programs goals were designed to incentivize increasing access to our medicines through approvals of new transformative medicines and therapies, label-expansions for our existing medicines, obtaining reimbursements, and successfully commercializing new products. Our manufacturing, innovation, quality and operations goals were designed to incentivize supply chain resilience, efficiency in delivery of our commercialized medicines and commercial manufacturing readiness for medicines and therapies in our pipeline. Our pipeline goals and our budgets were established with the expectation that we would invest with discipline in R&D and external innovation with the goal of developing additional transformative medicines. Our organizational development and capability goals were established to incentivize ongoing improvements to our organizational structure, processes, and systems. Our financial strength objectives were designed to promote disciplined management of financial resources while maintaining flexibility to invest appropriately in support of both short- and long-term strategic objectives. We believe this mix of goals provides an appropriate balance between our near- and long-term objectives and among commercial, pipeline, manufacturing, financial, and organizational development objectives.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	61
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Our 2025 weighted goals and the year-end score achieved by the company as approved by the MDCC are set forth in the following table:

Goal(s)	Maximum Score	Actual 2025 Performance Score
Marketed Products and Late-Stage Clinical Programs	55	46

•Achieve CF revenue goals through compliant marketing practices, including U.S. and ex-U.S. revenue goals
•Achieve CASGEVY revenue and commercialization goals through compliant marketing practices, including
U.S. and ex-U.S. revenue goals
•Achieve JOURNAVX revenue and commercialization goals through compliant marketing practices
•Meet launch preparation objectives to support emerging franchises

Pipeline Growth	52	42.5

•Obtain approval for ALYFTREK in younger pediatric populations ex-U.S.
•Deliver proof-of-concept results in CF and non-CF clinical development programs
•Advance multiple non-CF clinical development programs
•Advance multiple research programs, including CF and non-CF programs

Manufacturing, Innovation, Quality & Operations	15	10.5

•Ensure continued and uninterrupted supply of approved therapies with an appropriately diversified supply chain
•Ensure resilient JOURNAVX supply chain
•Scale capabilities for cell and gene therapies and biologics to support potential launches and sustain growing commercial business
•Advance manufacturing plans and capabilities for pipeline products

Organizational Development and Capability	13	13

•Execute key organizational design to support growth and scale
•Advance capital projects
•Continue to enhance risk management efforts
•Continue to advance data and technology strategy
•Continue outreach and communications to advance business and policy objectives

Financial Strength	15	15

•Continue to manage our financial resources and to achieve financial targets

Additional Accomplishments and Shortcomings, Net (see page 63 of this proxy statement)		3.75

TOTAL (FINAL SCORING ROUNDED TO WHOLE NUMBER)	150	131

Our 2025 company performance score, as determined by the board, was 131 out of a potential of 150, which resulted in a “Leading”
rating for the company.

62	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Detailed Discussion of Company Performance Rating Factors and Achievements
Achievements - Marketed Products and Late-Stage Clinical Programs
In 2025, we made significant progress with respect to our marketed products and late-stage clinical programs.
•Product revenues increased to $11.97 billion, up 9% as compared to 2024.
•Achieved patient initiation and authorized treatment center activation targets for CASGEVY.
•Secured coverage of JOURNAVX by certain commercial and government payors and achieved physician adoption targets.
•Established go-to-market model for emerging franchises and made significant progress building out these franchises, making critical hires and progressing pre-launch activities.
For our marketed products and late-stage clinical programs goals, the MDCC assigned the company a score of 46 out of 55.
Achievements - Pipeline Growth
In 2025, we made significant progress advancing our pipeline.
•We advanced two Phase 3 clinical trials evaluating suzetrigine for the treatment of people with diabetic peripheral neuropathy and completed Phase 4 suzetrigine clinical trials.
•We completed enrollment for the Phase 3 clinical trial evaluating povetacicept in IgAN.
•We obtained marketing authorization for ALYFTREK in younger age groups outside of the U.S.
•We completed the TRIKAFTA clinical trial in children with CF one to less than two years of age.
•We delivered positive proof-of-concept data in pMN and initiated the pivotal development program.
•We completed enrollment in the interim analysis cohort of the pivotal trial evaluating inaxaplin in people with AMKD.
•We initiated the Phase 2 clinical trial evaluating VX-407 for the treatment of ADPKD.
•We advanced the Phase 1/2 clinical trial evaluating VX-670 for the treatment of DM1.
•We advanced a broad research-stage pipeline of potentially transformative small molecule, biologics, cell and genetic therapies aimed at treating serious diseases.
For our pipeline growth goals, the MDCC assigned the company a score of 42.5 out of 52.
Achievements - Manufacturing, Innovation, Quality and Operations
•We ensured the continued uninterrupted supply of our CF and pain medicines by meeting stock targets and building redundancy and resilience of the commercial supply chain.
•We advanced various commercial manufacturing readiness processes for potential launches, including povetacicept.
•We continued development of our commercial manufacturing network strategy and made advancements in our manufacturing processes for pipeline products.
For our manufacturing, innovation, quality and operations goal, the MDCC assigned the company a score of 10.5 out of 15.
Achievements - Organizational Development and Capability
•We executed organizational design changes and advanced process and system improvements in enterprise processes.
•We maintained employee satisfaction scores above industry benchmarks and maintained low voluntary attrition rates.
•We advanced capital projects.
•We continued to ensure information security, enhanced operational infrastructure, and innovative data and technology solutions.
•We continued to enhance our corporate reputation.
•We continued to engage with policymakers to ensure rapid and sustained access to innovative therapies.
For our organizational development and capability goals, the MDCC assigned the company a score of 13 out of 13.
Achievements - Financial Strength
We exceeded our financial goals in 2025. We surpassed our targets for both adjusted non-GAAP EBITDA and adjusted non-GAAP net income.
For our financial strength goal, the MDCC assigned the company a score of 15 out of 15.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	63
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Additional Factors (accomplishments and/or shortcomings)
In connection with determining our 2025 company rating, the MDCC made positive and negative adjustments based on factors not anticipated when the company’s original goals for 2025 were established. By design, potential adjustments are capped at ±10% (or
±15 points), not to exceed total achievement of 150%, and used by the MDCC to address and highlight important achievements and shortcomings. While the aggregate discretionary adjustment is capped and relatively small, the MDCC believes this element provides an important mechanism to recognize the impact of unplanned events on the business whether positive or negative. Positive adjustments were related to the acceleration of povetacicept in IgAN, advancing additional, novel molecules and therapies beyond what was planned, and significant progress in market shaping activity for a pipeline product. Overall, the MDCC increased our company rating by 6.75 points for these positive additional accomplishments, which was offset by a three-point reduction related to challenges associated with three programs. As a result, our final company rating was increased by 3.75 points to a total of 131 points
(rounded).

64	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
2025 Individual Performance Ratings - Overview
The MDCC evaluates each executive’s individual performance on a “results-based, values-tempered” basis, which takes into account not only “what” was accomplished, but “how” it was accomplished. The results-based component evaluates the executive officer’s performance in their individual role and as a leader of our company in achieving our objectives. The possible individual results-based performance ratings are “not building,” “building,” “strong,” or “leading.” The values-tempered component of the individual evaluations builds upon our company core values: “uncompromising commitment to patients;” “innovation is our lifeblood;” “fearless pursuit of excellence” and “we wins” and are considered along with our leadership competencies, which reflect our core values and leadership behaviors that we believe lead to successful execution of our strategy and continued emphasis on innovation and collaboration. We expect all employees to demonstrate our company core values and leadership behaviors in all aspects of job performance. We further expect that our executives will be stewards of our company culture, and the performance ratings assigned to them incorporate our
MDCC’s assessment of the strength of their leadership with respect to, and demonstration of, values-based behavior. This evaluation results in ratings of “inconsistent demonstration,” “living the values,” or “exemplary demonstration.” The possible individual performance ratings under this program are as set forth in the following table:
Annual Performance Ratings

RESULTS EVALUATION
		Not Building	Building	Strong	Leading

VALUES AND BEHAVIORS EVALUATION	Exemplary Demonstration	Not Possible	Strong	Leading	Leading Exemplary
	Living the Values	Not Building	Building	Strong	Leading
	Inconsistent Demonstration	Not Building	Not Building	Building	Not Possible

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	65
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
The 2025 results-based rating recommendation for each NEO, other than our CEO, is the combined result of the MDCC members’ own observations and a review of the executive’s role in the accomplishment of the corporate goals under our annual plan and recommendations regarding the executive, the latter of which are provided to the MDCC by our CEO and is made on the basis of her independent assessment of each executive officer’s performance. The MDCC, Dr. Kewalramani and Dr. Leiden discussed each recommendation at length, on both an individual and comparative basis. Upon completion of these discussions, the MDCC determined and approved the results-based rating for each executive. The final results-based ratings reflect the recommendations of Dr.
Kewalramani and Dr. Leiden, the opinions of MDCC members (based on the executive’s contributions and the MDCC members’
interactions with the executive), as well as other factors. The MDCC gave Dr. Kewalramani’s recommendations greater weight when determining the behaviors-based rating than when determining the results-based rating, as the behaviors-based rating is pertinent to the executive’s daily interactions in carrying out their duties. Furthermore, the MDCC believes that, in her role as CEO, Dr. Kewalramani had greater visibility than the MDCC members into the quality of these interactions. Taking into account all of the factors raised in the discussion and the assigned individual performance rating, the MDCC assigns two individual modifiers or performance factors for each
NEO, one for the cash bonus award and one for the annual equity awards. Each NEO’s annual cash bonus is determined by their target bonus multiplied by their individual performance factor and the annual corporate performance factor determined by the MDCC based on their assessment of corporate goal achievement as summarized on page 60. Each NEO’s equity award is determined by their target equity award for their level, multiplied by their individual equity modifier, reflecting performance and potential. While the individual ratings are not 100% objective, we view them as critical factors indicative of management success and crucial to achieving the more objective goals discussed above. The results-based and behaviors-based evaluations for our CEO are based on a similar assessment of individual performance by our MDCC and the independent directors. Individual performance can significantly affect an executive officer’s cash and equity compensation.
2025 Actual Individual Ratings for Named Executive Officers

Reshma Kewalramani	2025 Rating:	Leading
CEO and President	2025 Salary:	$1,600,000
	2025 Bonus:	$4,118,640
	LTI Equity Grants (Feb 2026):	$16,965,000
On the basis of the MDCC’s recommendation, our independent
directors rated Dr. Kewalramani’s overall performance for 2025 as “Leading,” with individual performance factors of 131%
applied to her bonus and 117% applied to her equity award. The performance rating for Dr. Kewalramani combined a “strong”
results-based rating with an “exemplary demonstration”
behaviors-based rating. Dr. Kewalramani’s rating derived from her leadership of our executive team in 2025, including:
•Leading the company through a successful year of continued
revenue growth, commercial diversification, pipeline
advancement across multiple disease areas, modalities and
geographies, and strong financial growth
•Strong leadership and oversight of the launch of ALYFTREK in the U.S. and Europe, the launch of JOURNAVX in the U.S.,
the acceleration of momentum for CASGEVY, and the
progression of five assets in pivotal development
•Building the foundation for the emerging renal franchise by enabling potential accelerated approval of povetacicept in
IgAN and inaxaplin for AMKD, advancing povetacicept into
pivotal development after delivering positive proof-of-concept results, and driving VX-407 into proof-of-concept stage for
ADPKD
•Continued advancement of a broad and deep R&D pipeline
through the advancement of earlier stage research programs
as well as assets in mid- and late-stage clinical development
•Maintenance of a high level of stakeholder engagement
leading to the company’s external reputation for
transparency, disciplined governance, and long-term value
creation
•Demonstration of exemplary leadership in reinforcing and
further nurturing Vertex strategy and culture, embedding
Vertex’s leadership competencies and values, while
continuing to recruit, retain, and develop top-tier talent across the organization with particular focus on building out
leadership teams and structure in support of growing
commercialization presence
•Strategy execution and operational excellence supporting
continued long-term growth and success for the company
•Maintenance of a productive relationship with the board
based on trust, transparency, clear communication, and
responsiveness

66	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis

Charles F. Wagner, Jr.	2025 Rating:	Leading Exemplary
EVP, Chief Operating and Financial Officer	2025 Salary:	$1,000,000
	2025 Bonus:	$1,965,000
	LTI Equity Grants (Feb 2026):	$7,875,000
The MDCC adopted an overall rating of “Leading Exemplary” for
Mr. Wagner based on a results-based rating of “leading” and a behaviors-based rating of “exemplary demonstration” with an
individual performance factor of 150% applied to both his bonus and equity awards. Mr. Wagner’s rating derived from his
leadership of the finance, accounting, investor relations, internal audit, business development, facilities, human resources,
corporate communications, and global program management
functions, including the following:
•Delivery of another exceptional year of financial performance, highlighted by excellent financial governance and operational execution, enabling the company to scale responsibly while
maintaining a strong balance sheet
•Seamlessly transitioning mid-year to the expanded COO role
with the responsibility for both financial leadership and
enterprise-wide operational oversight
•Excellent leadership and oversight of the company’s business development activities, including the evaluation and financial structuring of strategic transactions and collaborations and providing financial and operational oversight of ongoing
partnerships
•Expertly guiding capital allocation decisions to support
continued investment in commercial infrastructure along with research and clinical programs and capital projects, while
hitting profitability and cash flow targets
•Consistent exemplary leadership of the finance, accounting, investor relations, internal audit, business development,
facilities, human resources, corporate communications, and
global program management organizations, in support of
continued growth and scalability

Carmen Bozic	2025 Rating:	Leading
EVP, Chief Medical Officer	2025 Salary:	$835,000
	2025 Bonus:	$1,378,251
	LTI Equity Grants (Feb 2026):	$5,850,000
The MDCC adopted an overall rating of “Leading” for Dr. Bozic based on a results-based rating of “leading” and a behaviors-
based rating of “living the values” with individual performance factors of 140% applied to her bonus and 130% applied to her equity award. Dr. Bozic’s rating derived from her leadership of clinical development, clinical operations, drug safety, and
biometrics functions, including the following:
•Leadership and oversight of the successful advancement of
multiple clinical programs, including completion of the pivotal
TRIKAFTA study in children one to less than two years of age and the CASGEVY Phase 3 clinical trial in 5 to 11 year olds, acceleration and completion of enrollment of the interim
analysis and full cohort for the pivotal study of povetacicept in
IgAN, completing enrollment in the interim analysis cohort of the pivotal study of inaxaplin in AMKD, advancing next
generation CFTR modulators in the clinical, and advancing
multiple earlier stage programs, including for DM1 and
ADPKD
•Seamlessly partnering with the regulatory affairs and quality functions on the delivery of numerous successful regulatory
engagements and submissions
•Excellent performance of the clinical development, clinical operations, drug safety, and biometrics functions, including through deftly navigating complex operational, and process
challenges to accelerate clinical trial timelines
•Continued strong progress building and scaling these
functions, improving ways of working, and successfully
recruiting, developing, and mentoring key talent

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	67
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis

Amit Sachdev	2025 Rating:	Leading Exemplary
EVP, Chief Patient and External Affairs Officer	2025 Salary:	$700,000
	2025 Bonus:	$1,155,420
	LTI Equity Grants (Feb 2026):	$6,300,000
The MDCC adopted an overall rating of “Leading Exemplary” for
Mr. Sachdev based on a results-based rating of “leading” and a behaviors-based rating of “exemplary demonstration” with
individual performance factors of 140% applied to both his
bonus and equity awards. Mr. Sachdev’s rating derived from his leadership of the global patient and external affairs
organizations, including the following
•Exceeded all government, patient and medical affairs goals
•Expert leadership of the government and patient affairs
functions, including through the successful advancement of
policies to ensure rapid and sustained access to innovative
therapies and therapies for rare diseases, maintaining robust engagement with patient advocacy organizations and
building partnerships with policymakers and patient groups to address access barriers
•Outstanding oversight and advancement of the medical
affairs function, including developing evidence generation
and publication plans, engaging with the medical community
through scientific congresses, and engaging in disease and
product-related education in the field
•Excellent progress building and scaling the global
government, patient, and medical affairs functions to ensure world-class capabilities as the enterprise grows and becomes more complex
•Exemplary leadership in modeling our culture and values,
recruiting and developing critical talent, fostering exceptional cross-functional collaboration, and promoting strategic,
enterprise thinking to support our growing business

Ourania “Nia” Tatsis	2025 Rating:	Leading Exemplary
EVP, Chief Regulatory and Quality Officer	2025 Salary:	$750,000
	2025 Bonus:	$1,282,163
	LTI Equity Grants (Feb 2026):	$6,300,000
The MDCC recommended and the board adopted an overall
rating of “Leading Exemplary” for Dr. Tatsis based on a results-
based rating of “leading” and a behaviors-based rating of
“exemplary demonstration” with individual performance factors of 145% applied to her bonus and 140% applied to her equity
award. Dr. Tatsis’ rating derived from her leadership of the global regulatory and quality organizations, including the
following:
•Exemplary leadership of global regulatory engagements and
submissions
•Successful achievement of U.S. JOURNAVX approval,
multiple ex-U.S. approvals for ALYFTREK, including in the
E.U., the U.K., Canada, and Switzerland, and label expansion for KAFTRIO in Europe
•Successful leadership and oversight of the preparation of
povetacicept in IgAN for regulatory review, including
successful submission of the first module of the povetacicept
BLA
•Secured numerous global regulatory designations, including
Fast Track, Breakthrough, and RMAT
•Consistent outstanding performance of the quality
organization across all GxP work, including audits and
inspections
•Continued exemplary progress building and scaling the
regulatory affairs and quality functions to ensure support of the organization, which is growing in disease areas,
modalities, and geographies

68	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis

Annual Cash Bonus
The 2025 cash bonus for each NEO (referred to in the Summary Compensation Table on page 76 of this proxy statement as “Non-
Equity Incentive Plan Compensation”) is calculated by multiplying the NEO’s target bonus by both the company performance factor and the individual performance factor, in accordance with the following formula:

Target Cash Bonus			x	Performance Factors			=	Cash Bonus
Base Salary	×	Individual Incentive Target (expressed as a percentage of base salary)	×	Company Performance Factor (expressed as a percentage of the target bonus)	×	Individual Performance Factor (expressed as a percentage of the target bonus)	=	Annual Cash Bonus Award
		90%-150% based on role		0%-150%		0-150%
The individual incentive targets are established and reviewed by the MDCC based on available data about Peer Group company compensation (as supplemented for Mr. Wagner, as described above). For 2025, Dr. Kewalramani’s individual incentive target remained at 150% of her base salary. The individual incentive target for Dr. Bozic, Mr. Sachdev and Dr. Tatsis remained at 90% of their respective base salary during 2025. Mr. Wagner’s individual incentive target increased to 100% from 90% of his base salary in connection with his transition to the role of our Chief Operating and Financial Officer on July 1, 2025. The resulting target annual cash bonuses of our executives approximate the median target annual cash bonuses for comparable executives at our Peer Group companies (as supplemented for Mr. Wagner, as described above).
Company performance factors are determined annually and range from 0% to 150%. The possible individual ratings and corresponding individual performance factor ranges for our executive officers in 2025 are set forth in the table below:

Individual Rating	Individual Performance Factor
Not Building	0%
Building	50%-80%
Strong	80%-120%
Leading	120%-150%
Leading/Exemplary	140%-150%
On the basis of the factors described above, the MDCC approved individual performance factors and annual bonus awards for each of the NEOs other than our CEO for which the MDCC recommended, and our independent directors approved, on account of 2025 performance, as set forth in the table below. Mr. Arbuckle did not receive an annual bonus for 2025 due to his retirement on July 1,
2025.

Name	2025 Base Salary		Individual Incentive Target		2025 Target Bonus		Company Performance Factor		Individual Performance Factor		2025 Performance Cash Bonus
Reshma Kewalramani	$1,600,000	x	150%	=	$2,400,000	x	131%	x	131%	=	$4,118,640
Charles F. Wagner, Jr.	$1,000,000	x	100%	=	$1,000,000	x	131%	x	150%	=	$1,965,000
Carmen Bozic	$835,000	x	90%	=	$751,500	x	131%	x	140%	=	$1,378,251
Amit Sachdev	$700,000	x	90%	=	$630,000	x	131%	x	140%	=	$1,155,420
Nia Tatsis	$750,000	x	90%	=	$675,000	x	131%	x	145%	=	$1,282,163

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	69
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis

Annual Equity Awards
Value-Based Guidelines for Annual NEO Equity Grants
Under our compensation program, equity awards for our CEO and EVPs are calculated by multiplying the individual’s target equity award by his or her performance rating-based equity modifier based on a performance-specific modifier range, as outlined below. This performance-specific modifier range increases the performance sensitivity of the program by adding the flexibility to adjust the equity modifier to reflect individual performance and expected contributions, further aligning the interests of our CEO and EVPs with the interests of our shareholders.
The target value and corresponding performance rating-based equity modifier ranges for our executive officers for the equity grants made in 2025 are set forth in the table below.

	Target value	Performance Rating-Based Equity Modifiers
		Not Building	Building	Strong	Leading	Leading Exemplary
CEO	$13,500,000	—%	50% - 86.5%	86.5% - 113.5%	100% - 127%	113.5% - 127%
COO	$4,750,000	—%	50% - 80%	80% - 120%	100% - 150%	120% - 150%
EVP (excluding the COO)	$4,000,000	—%	50% - 80%	80% - 120%	100% - 150%	120% - 150%
The CEO equity modifier range is narrower relative to the COO and EVP ranges in order to reflect the tighter distribution of equity award values among the peer CEO comparators.
February 2025 Grants Based on 2024 Performance
In February 2025, Dr. Kewalramani, Mr. Arbuckle, and our other EVPs received equity grants based on their target equity levels of
$13.5 million, $4.75 million and $4.0 million, respectively. The mid-point of the performance factor range for Leading and highest performance factor for Leading Exemplary performance were selected based on award values approximating the 75th and mid upper quartile percentiles, respectively, of executives at our Peer Group companies. The number of shares granted pursuant to the time-
vested RSU award and PSU award was based on the fair value of our common stock on the date of grant (with the number of shares subject to PSUs determined at target).
February 2026 Grants Based on 2025 Performance
Based on a comparative analysis of our Peer Group companies, as supplemented to address Mr. Wagner’s chief operating officer role, in 2025, we increased the target equity levels for Dr. Kewalramani to $14.5 million from $13.5 million, Mr. Wagner to $5.25 million from
$4.75 million, and our other EVPs to $4.5 million from $4.0 million, and revised the mix for the equity compensation granted in 2026 so that approximately 55% of each award consists of PSUs that vest solely on the achievement of established performance goals and approximately 45% of each award consists of time-based RSUs. This mix emphasizes financial accomplishments, pipeline advancement and diversification, and manufacturing objectives, and places more emphasis on company performance, aligning with our pay-for-performance philosophy.
In February 2026, the MDCC approved individual performance factors and equity awards for each NEO (other than our CEO) as set forth in the table below. In February 2026, based on the MDCC’s recommendation, our independent directors approved the individual performance factor and equity award for our CEO as set forth in the table below.

Name	Individual Performance Rating	Performance Rating-Based Equity Modifier	Performance- Based RSU		Time-based RSU		Total Equity Value
Reshma Kewalramani	Leading	117%	$9,067,500	(53.4%)	$7,897,500	(46.6%)	$16,965,000
Charles F. Wagner, Jr.	Leading Exemplary	150%	$4,312,500	(54.8%)	$3,562,500	(45.2%)	$7,875,000
Carmen Bozic	Leading	130%	$3,250,000	(55.6%)	$2,600,000	(44.4%)	$5,850,000
Amit Sachdev	Leading Exemplary	140%	$3,500,000	(55.6%)	$2,800,000	(44.4%)	$6,300,000
Nia Tatsis	Leading Exemplary	140%	$3,500,000	(55.6%)	$2,800,000	(44.4%)	$6,300,000

70	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Performance Units Results Table
We annually grant one-year financial-based PSU awards and three-year non-financial based PSU awards. We believe the combination of the one-year financial and three-year non-financial PSUs provides an appropriate balance of near- and long-term incentives for our management team. Our near-term objective of growing our revenues complements our long-term strategic objectives to progress our clinical portfolio and obtain approvals for additional transformative medicines for serious diseases.
The performance goal for the 2025 financial-based PSU was established in February 2025 based on 2025 net product revenues using budgeted foreign currency rates. The final performance multipliers for our 2025 financial-based PSU awards were determined by the
MDCC and applied to the target units granted to determine the actual units earned and eligible to vest with a payout of 125% in
February 2026. The following chart shows the pre-established financial goals and the actual results for the financial-based PSU awards granted in 2025:

Award Year	Company Goal	Below Threshold	Threshold	Target	Max	Results
		0% Payout	50% Payout	100% Payout	200% Payout	Product Revenue	Payout
2025	2025 Net Product Revenues(1)	<$11.630 billion	$11.630 billion	$11.780 to $11.880 billion	>$12.030 billion	$11.91 billion	125%
(1)Reflects certain pre-established foreign exchange-related adjustments.
Consistent with our philosophy of aligning compensation with performance, for 2025, a year in which we exceeded our net product revenue expectations, the payout on our one-year financial PSU awards was achieved above target level.
The performance goals for the 2023 non-financial PSUs were established in February 2023 and our performance against these goals was determined in the first quarter of 2026. There were three non-financial goals, and achievement of one goal would have resulted in a
50% payout, achievement of two goals would have resulted in a 100% payout and achievement of three goals would have resulted in a payout of 200%.

			Payout
2023	CF Portfolio Milestone - initiate a proof-of-concept study for a best-in-class combination CFTR modulator therapy or for VX-522	Achieved	200%
	Deliver at least two completed proof-of-concept studies in non-CF programs, at least one of which has positive results	Achieved
	Complete enrollment in a pivotal program	Achieved
The final performance multipliers for our 2023 non-financial PSUs were determined by the MDCC and applied to the target units granted to determine the actual units earned and eligible to vest with a payout of 200% in February 2026. Performance achievement for the 2024, 2025 and 2026 non-financial based PSU awards will be determined in the first quarter of 2027, 2028 and 2029, respectively, based on performance over the relevant three-year performance period. The non-financial goals contained in our three-year PSU awards for 2024, 2025 and 2026 are based on multiple clinical and regulatory milestones and are not disclosed for competitive reasons and because the relevant performance periods are ongoing. The PSU awards granted in 2025 and 2026 contain a fourth non-financial milestone related to manufacturing excellence.
Mr. Arbuckle was granted a PSU award in December 2022 that was eligible to be earned based on launching two transformational therapies in diseases areas outside of CF, CASGEVY and JOURNAVX, and expanding CF leadership. In May 2025, the MDCC certified achievement of all three performance milestones resulting in a maximum (200%) payout and 37,622 PSUs earned under the award.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	71
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis

Other Compensation Arrangements
Benefits
Our executives are eligible to participate in all of our benefit plans and programs on the terms made generally available to our employees, including medical insurance, dental insurance, payment of life insurance premiums, disability coverage, equity programs, including eligibility for a career employment/retirement provision and participation in our employee stock purchase plan, and eligibility for matching contributions, subject to an annual $25,000 limit, to qualified charitable organizations pursuant to the Vertex Foundation
Matching Gift Program. We have a defined contribution—a 401(k)—plan, in which all of our eligible employees, including our NEOs, may participate. We make matching contributions to the 401(k) plan. The formula for determining the amount of our matching contributions is the same for our NEOs as for our other employees (and the contributions are subject to the same statutory maximum), but the actual contributions made to the accounts of our NEOs generally are at the top end of the range, due to the executives’ higher salaries and correspondingly higher cash contribution levels. Other than the retirement provision under our equity program available to all employees, we do not provide any retirement benefits to our executive officers.
In 2025, we began offering a supplemental primary care medical benefit to our executive vice presidents, including our CEO and
NEOs, to facilitate comprehensive and convenient access to healthcare. This is a taxable benefit for which the company provides a tax gross-up. The total value of the benefit, including the tax gross-up, is included in All Other Compensation column of the Summary of
Compensation Table.
During 2025, as a result of increasing security risks for executives in our industry, we engaged an independent, third-party security firm to perform a security threat assessment for our CEO and Executive Chairman. Based on the findings of this assessment, we implemented a new aviation policy, approved by our board, which allows private aviation for business and personal travel for our CEO and Executive Chairman. Under the policy, family members are permitted to accompany our CEO and Executive Chairman on business and personal travel, and our other NEOs are permitted to use private aviation for business travel if authorized by the CEO or Chief
Operating Officer (except with respect to his own travel). In addition, based on the security threat assessment, we provide personal security services during business and non-business related events, and additional security measures have been made available to our
CEO and Executive Chairman, including private ground transportation and enhanced residential security. These benefits are intended to increase security and personal safety, which benefits the company and its shareholders. We believe these benefits will allow our executives to operate and conduct business in a safe and secure manner and are consistent with market practice. Personal use of private aviation and security services by the CEO or Executive Chairman is subject to taxation and disclosure. Our CEO, Executive
Chairman, and each NEO are responsible for paying the income taxes due on the value of aviation and security services used for personal use and we do not provide any tax gross-up payments.

72	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Employment Agreements and Post-Termination Compensation and Benefits
The initial compensation terms for newly hired members of our executive team are the result of negotiations between us, in consultation with the MDCC and our board of directors, and the executive being hired. In general, each newly hired executive team member enters into an employment agreement and a change of control agreement and is granted an equity award, and in some cases a cash sign-on bonus, reimbursement of moving expenses, and other benefits. We also enter into employment and change of control agreements with
EVPs who are promoted to our executive team, on the basis of standard terms and conditions that have been recommended by our
MDCC and approved by our board for such circumstances. We have entered into agreements providing for severance and change of control payments with each EVP on our executive team because we believe that they are a fair and effective way to allow our executives to maintain focus on our business in the face of market and other volatility in our industry.
In general, each employment arrangement provides for cash severance and continuation of certain employee benefits in the event that an executive’s employment is terminated by us without cause or is terminated by the executive for good reason. We use a “double trigger” with respect to benefits that are to be provided in connection with a change of control. A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability, or by the executive for good reason, during a specified period before or after a change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in their individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control transaction that may put their jobs at risk.
We offer a company-wide program that provides for accelerated vesting of equity awards held by qualified retirement-eligible participants who retire (our “Career Employment Provision”). In 2024, the MDCC assessed our Career Employment Provision to review peer practices, ensure alignment with our philosophy of rewarding and incentivizing long-term service with the Company as well as to provide a competitive advantage to attract talent with significant industry experience and expertise. As a result of the review, the MDCC amended the Career Employment Provision effective for any newly hired employees on or after January 1, 2025.
Under the legacy Career Employment Provision, equity awards granted, including those granted to our NEOs, contain a retirement vesting provision, under which a “legacy qualified” participant who retires under the terms of the provision will receive accelerated vesting of an additional number of shares underlying the award, equal to the sum of (x) 50% plus 10% for each year of service in excess of five full years of service multiplied by (y) the number of unvested shares subject to the award. A “legacy qualified” participant is a participant (1) who is at least age 55 and who was most recently hired before January 1, 2025, (2) has completed at least five full years of service, (3) whose age plus full years of service is 65 or greater, and (4) who has completed a mandatory transitional period of employment with the company following notice of their planned termination of service.
Under the amended Career Employment Provision, equity awards granted contain a retirement vesting provision under which a
“qualified” participant who retires under the terms of the provision will receive full accelerated vesting of all shares underlying the award. A “qualified” participant is a participant (1) who is at least age 55 and who was most recently hired on or after January 1, 2025,
(2) has completed at least ten full years of service, and (3) who has completed a mandatory transitional period of employment with the company following notice of their planned termination of service.
The Career Employment Provision amendments were effective on January 1, 2025, and apply to all grants of equity awards following that date. The applicable provision is based on the employee’s most recent hire date. All NEOs meet the definition of a “legacy qualified” participant with eligibility for the partial vesting acceleration benefit once meeting the age, service and transitional period requirements of the provision. In 2025, the MDCC determined that Mr. Arbuckle was eligible for the retirement vesting provisions of his equity awards.
In addition to the benefits that only accrue in connection with a change of control, our agreements with our executive officers provide benefits if we terminate their employment with us without cause or they terminate their employment with us for good reason, as such terms are defined in the applicable agreement with the executive officer. A further discussion of the terms and projected payments under each of our agreements with our NEOs is set forth below under the heading Employment Contracts and Change of Control
Arrangements.
Tax Considerations
Under Section 162(m) of the Internal Revenue Code, publicly held corporations generally may not deduct compensation in excess of
$1 million paid to certain executive officers, subject to limited transition relief for certain arrangements in place as of November 2, 2017.
We continue to grant performance-based compensation as an important element of our compensation program that aligns corporate shareholder and company interests, even though these awards may not result in full tax deductibility.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	73
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis

Compensation Practices
Equity Grant Practices
Our MDCC and board of directors generally determine annual equity grants at meetings held each February when individual performance for the year is evaluated. This meeting(s) may occur prior to the company’s release of earnings and filing of its Annual
Report on Form 10-K. In such cases, the annual equity awards will be granted on the second full trading day following the company’s release of earnings. This is generally the same date that the company’s trading window opens. For all value-based equity grants, we convert value to shares on the date of grant using the average of the high and low price for the common stock on the day the equity grant is awarded.
Newly hired employees, including executive officers, are sometimes granted equity awards effective on the first day of employment.
The employees’ start dates are scheduled without regard to anticipated earnings or other major announcements by the company. As a matter of practice, the MDCC and board do not take material non-public information into account when determining the timing and terms of equity awards, and the company has not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. We do not currently grant options to our employees, including our executive officers.
Compensation Recoupment (“Clawback”) Policies
We have adopted a recoupment or clawback policy that is intended to comply with the requirements of the Dodd-Frank Act. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, we are required to recover incentive-based compensation erroneously received by current and former executive officers during the three completed fiscal years immediately preceding the year of the restatement. Erroneous payments will be recovered under the policy even if there was no misconduct or failure of oversight on the part of an individual executive officer.
We also have a clawback policy relating to fraud and intentional misconduct. Under that policy, if our board of directors determines that an executive officer engaged in fraud or intentional misconduct that resulted in an incorrect determination that an incentive compensation performance goal had been achieved, the board may take appropriate action to recover from such executive officer any compensation that resulted from such determination. The board may require repayment of any bonus, equity or incentive compensation awarded to an executive officer who engaged in the fraud or intentional misconduct to the extent it was based on such incorrect determination.
Stock Ownership Guidelines
We have stock ownership guidelines for our NEOs and guidelines for our non-employee directors, as discussed in Non-Employee
Director Stock Ownership Guidelines on page 31 of this proxy statement. The guidelines for our NEOs are set forth in the following table:

Employee	Minimum Shareholding Requirement
CEO	6X base salary
EVPs	4X base salary
Individual holdings, and holdings of immediate family members, of (a) common stock, (b) unvested RSUs, (c) shares held in a family trust; and (d) shares held through our 401(k) plan count toward meeting these guidelines; unearned PSUs and unexercised stock options do not count toward meeting these guidelines. As of March 16, 2026, each of our NEOs satisfied the individual holding requirements.
Anti-Hedging and Pledging Policy
Our Insider Trading Policy prohibits all of our directors and employees, including our NEOs, from (a) short selling or hedging our securities, (b) purchasing or selling derivative securities based on our securities, and (c) pledging our securities.
Risk Mitigation
Our MDCC reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term. Our MDCC regularly evaluates the risks involved with our compensation programs and does not believe that any of our compensation programs create risks that are reasonably likely to have a material adverse effect on our company.

74	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION DISCUSSION AND ANALYSIS
Detailed Discussion and Analysis
Risk Mitigation Factors
We believe that our annual cash bonus and long-term equity compensation programs, which account for most of our executive officers’
compensation, contain appropriate risk mitigation factors, as summarized above under “Compensation Governance Practices.”
Emphasis on Long-term Value Creation and Mitigation of Short-term Risk Taking
Our board believes that a key element of its risk oversight responsibilities is ensuring that our executive compensation program encourages the implementation of our corporate strategy of investing in scientific innovation to create transformative medicines for people with serious diseases and discourages decisions focused on creating short-term financial gains at the expense of long-term value creation. The board reviews our business performance, focusing on financial metrics and non-financial metrics, as well as other strategic factors including talent acquisition and development to ensure our leaders are focusing on long-term growth in a manner aligned with our values.
Our MDCC reviews the performance of our executive officers using the above metrics. It also oversees the design of our executive compensation programs to ensure that our executive compensation program does not incentivize our executive officers, either individually or as a group, to make excessively risky business decisions that could maximize short-term results at the expense of long-
term value. The independent directors who serve on the MDCC are informed of our most significant risks, including those associated with R&D of new medicines, competition, and the pricing of our medicines. Our MDCC, in consultation with its independent compensation consultant, ensures that our executive compensation programs are aligned with our long-term strategy and do not incentivize overly risky behavior.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	75
MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE REPORT
The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and its discussions with management, the Management Development and Compensation Committee recommended to Vertex’s Board of Directors that the Compensation Discussion and Analysis be included in Vertex’s proxy statement for its 2026 annual meeting of shareholders and incorporated by reference into Vertex’s Annual
Report on Form 10-K for the year ended December 31, 2025. This report is provided by the following directors who comprise the
Management Development and Compensation Committee:
Bruce I. Sachs (Chair)
Diana McKenzie
Jennifer Schneider
Suketu Upadhyay

76	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION AND EQUITY TABLES
Summary Compensation Table
The following table provides summary information concerning the compensation for each of our NEOs for 2025, and, to the extent applicable to the individual, 2024, and 2023.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Reshma Kewalramani	2025	$1,600,000	$—	$15,002,270	$4,118,640	$423,351	$21,144,261
CEO and President	2024	$1,541,154	$—	$15,002,202	$4,941,600	$53,712	$21,538,668
	2023	$1,500,000	$—	$15,001,894	$4,050,000	$42,547	$20,594,441
Charles F. Wagner, Jr.	2025	$974,808	$—	$5,250,817	$1,965,000	$51,184	$8,241,809
EVP & Chief Operating and Financial Officer	2024	$876,443	$—	$5,250,328	$1,821,150	$51,519	$7,999,440
	2023	$825,000	$—	$5,250,552	$1,256,063	$40,136	$7,371,751
Carmen Bozic	2025	$835,000	$—	$4,375,531	$1,378,251	$57,539	$6,646,321
EVP & Chief Medical Officer

Amit Sachdev	2025	$700,000	$—	$4,900,522	$1,155,420	$21,301	$6,777,243
EVP & Chief Patient and External Affairs Officer

Nia Tatsis	2025	$750,000	$—	$4,900,522	$1,282,163	$42,235	$6,974,920
EVP & Chief Regulatory and Quality Officer	2024	$691,154	$—	$5,250,328	$1,341,900	$50,934	$7,334,316

Stuart A. Arbuckle (2)	2025	$521,486	$—	$9,341,927	$—	$132,934	$9,996,347
Former EVP & Chief Operating Officer	2024	$941,154	$—	$6,234,857	$2,130,000	$77,452	$9,383,463
	2023	$900,000	$—	$6,234,712	$1,822,500	$41,737	$8,998,949
(1)Pursuant to applicable SEC rules, the grant-date fair values of the equity awards granted in February 2025 for 2024 performance are included in
2025 compensation. The equity awards granted in February 2026 to Dr. Kewalramani, Mr. Wagner, Dr. Bozic, Mr. Sachdev and Dr. Tatsis for 2025
performance are discussed in the Compensation Discussion and Analysis section and are not reflected in the Summary Compensation Table above.
(2)In connection with Mr. Arbuckle’s retirement from the Company, the MDCC determined to treat his outstanding grants as eligible for the Company’s
Career Employment Provision. This resulted in the revaluation of certain awards under applicable accounting guidance. Accordingly, the amounts for
Mr. Arbuckle in 2025 consist of (i) $6,235,429 representing the grant-date fair values of the equity awards granted to Mr. Arbuckle in February 2025 for 2024 performance, and (ii) $3,106,498 representing the incremental fair value associated with the awards that were revalued.
Bonus
Pursuant to applicable SEC rules, the annual cash bonuses earned by our NEOs are included under the caption “Non-Equity Incentive
Plan Compensation.”
Stock Awards
The amounts set forth under the caption “Stock Awards” in the table above represent the grant-date fair value of awards granted during the applicable fiscal year, together, in the case of Mr. Arbuckle, with the incremental fair value associated with the awards held by him that were modified in 2025. In general, the equity awards reflected in the Summary Compensation Table for a specific year reflect equity grants made earlier in that calendar year based on the executive’s performance in the year prior to the year the equity grants are awarded. Because a majority of executive compensation is in the form of equity awards, the total compensation for each NEO for 2025 as reflected in the table above is significantly affected by such executive’s performance during 2024.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	77
COMPENSATION AND EQUITY TABLES
Summary Compensation Table
The annual “Stock Awards” for 2025, 2024, and 2023 consist of PSU awards and time-vested RSU awards granted in February of each year. In each of 2025, 2024, and 2023, the financial PSU awards had grant-date values of 100% of the fair value of the target shares, respectively, in accordance with U.S. GAAP (with fair values determined based on the value of our common stock on the date of grant of the applicable award). In 2025, 2024, and 2023, the non-financial PSU awards had grant-date values of 50% of the fair value of the target shares in accordance with U.S. GAAP. For each of these awards, the grant-date fair values were based on the probable outcome of the performance conditions associated with the awards. If the grant-date fair value of the financial and non-financial PSU awards had been 200% of the fair value of the target shares, the table above would have included the following amounts:

Name	2025	2024	2023
Reshma Kewalramani	$25,718,499	$25,718,361	$25,717,533
Charles F. Wagner, Jr.	$9,001,723	$9,000,561	$9,000,945
Carmen Bozic	$7,500,909	N/A	N/A
Amit Sachdev	$8,401,217	N/A	N/A
Nia Tatsis	$8,401,217	$9,000,561	N/A
Stuart A. Arbuckle	$10,689,630	$10,688,325	$10,688,305
Non-Equity Incentive Plan Compensation—Annual Cash Bonus
The amounts set forth under the caption “Non-Equity Incentive Plan Compensation” in the table above represent annual cash bonuses for 2025, 2024 and 2023 performance, each of which was paid in the first quarter of the subsequent year. The cash bonus awards to the NEOs for 2025 performance were determined as follows:

Name(1)	Base Salary		Individual Incentive Target		2025 Target Bonus		Company Performance Factor		Individual Performance Factor		2025 Performance Cash Bonus
Reshma Kewalramani	$1,600,000	x	150%	=	$2,400,000	x	131%	x	131%	=	$4,118,640
Charles F. Wagner, Jr.	$1,000,000	x	100%	=	$1,000,000	x	131%	x	150%	=	$1,965,000
Carmen Bozic	$835,000	x	90%	=	$751,500	x	131%	x	140%	=	$1,378,251
Amit Sachdev	$700,000	x	90%	=	$630,000	x	131%	x	140%	=	$1,155,420
Nia Tatsis	$750,000	x	90%	=	$675,000	x	131%	x	145%	=	$1,282,163
(1)Stuart Arbuckle, our former Chief Operating Officer, retired from the company effective July 1,2025 and was not eligible for an annual cash bonus for the 2025 performance year.
All Other Compensation
The amounts set forth under the caption “All Other Compensation” in the table for 2025 consist of:

Name	401(k) Match	Life Insurance Premiums	Matching Gift Program	Other		Total
Reshma Kewalramani	$15,750	$2,867	$23,336	$381,398	(1)	$423,351
Charles F. Wagner, Jr.	$15,750	$1,989	$25,000	$8,445	(2)	$51,184
Carmen Bozic	$15,750	$1,834	$25,000	$14,955	(3)	$57,539
Amit Sachdev	$15,750	$1,652	$—	$3,899	(4)	$21,301
Nia Tatsis	$5,192	$1,719	$20,000	$15,324	(5)	$42,235
Stuart A. Arbuckle	$15,750	$1,200	$—	$115,984	(6)	$132,934
(1)Amount includes $10,513 of tax reimbursements, $231,295 in costs related to aviation services for personal use, $126,551 in costs related to personal security services, and company activities and gifts, and entertainment expenses for Dr. Kewalramani’s spouse in connection with certain business trips.
(2)Amount includes $3,108 of tax reimbursements, and company activities and gifts.
(3)Amount includes $7,223 of tax reimbursements, and company activities and gifts.
(4)Amount includes $1,751 of tax reimbursements, and company activities and gifts.
(5)Amount includes $2,566 of tax reimbursements, $10,000 of company-sponsored supplemental primary care services, and company activities and gifts.
(6)Amount reflects $57,910 of tax reimbursements, $39,061 in retirement gifts, and company activities and gifts, and travel and entertainment expenses for Mr. Arbuckle’s spouse in connection with certain business trips.

78	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION AND EQUITY TABLES
Grants of Plan-Based Awards During 2025
Grants of Plan-Based Awards During 2025
The following table provides information with respect to grants of awards to each of our NEOs during 2025. Pursuant to SEC rules, (i)
the threshold, target, and maximum amounts payable pursuant to our 2025 annual cash bonus program are set forth in columns under
“Estimated Possible Payouts under Non-Equity Incentive Plan Awards,” (ii) the threshold, target, and maximum number of shares that could vest pursuant to PSUs granted in 2025 are set forth in columns under “Estimated Future Payouts under Equity Incentive Plan
Awards,” and (iii) the number of shares granted pursuant to other RSU awards in 2025 is set forth under “All Other Stock Awards:
Number of Shares of Stock or Units.”

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (shares)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant-Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Reshma Kewalramani	(1)		$—	$2,400,000	$5,400,000
	(2a)	2/12/2025				—	9,508	19,016		$4,286,492
	(2b)	2/12/2025				—	9,508	19,016		$2,143,246
	(3)	2/12/2025							19,015	$8,572,532
Charles F. Wagner, Jr.	(1)		$—	$1,000,000	$2,250,000
	(2a)	2/12/2025				—	3,328	6,656		$1,500,362
	(2b)	2/12/2025				—	3,328	6,656		$750,181
	(3)	2/12/2025							6,655	$3,000,274
Carmen Bozic	(1)		$—	$751,500	$1,690,875
	(2a)	2/12/2025				—	2,773	5,546		$1,250,152
	(2b)	2/12/2025				—	2,773	5,546		$625,076
	(3)	2/12/2025							5,546	$2,500,303
Amit Sachdev	(1)		$—	$630,000	$1,417,500
	(2a)	2/12/2025					3,106	6,212		$1,400,278
	(2b)	2/12/2025					3,106	6,212		$700,139
	(3)	2/12/2025							6,211	$2,800,105
Nia Tatsis	(1)		$—	$675,000	$1,518,750
	(2a)	2/12/2025				—	3,106	6,212		$1,400,278
	(2b)	2/12/2025				—	3,106	6,212		$700,139
	(3)	2/12/2025							6,211	$2,800,105
Stuart A. Arbuckle	(1)		$—	$—	$—
	(2a)	2/12/2025				—	3,952	7,904		$1,781,680
	(2b)	2/12/2025				—	3,952	7,904		$890,840
	(3)	2/12/2025							7,903	$3,562,909
	(4)									$3,106,498
(1)Annual Cash Bonus. The amounts in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column represent the minimum threshold, target, and maximum amounts that our NEOs were eligible to earn pursuant to our 2025 annual cash bonus program. Actual amounts paid to each of the NEOs under this program for 2025 performance are set forth in the Summary Compensation Table above. Mr. Arbuckle was not awarded an annual cash bonus for the 2025 performance year (which, if awarded, would have been paid in February 2026).
(2)PSU. The amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column represent the minimum threshold, target, and maximum number of shares that could be earned and vest pursuant to PSUs granted in 2025. Pursuant to U.S. GAAP, the grant date value of the financial PSU awards (2a) was based on 100% of the fair value of the target shares and the grant date value of the non-financial PSU awards (2b)
was based on a fair value of 50% of the target shares in 2025. These awards vest if, and only if, performance objectives are achieved, as described in the footnotes to the table Outstanding Equity Awards at Fiscal Year-End for 2025 below.
(3)Time-Based RSUs. The amounts in the “All Other Stock Awards: Number of Shares of Stock or Units” column represent the number of time-based
RSUs granted to the NEOs in 2025, which generally vest annually over three years.
(4)Other. The amount in “Grant-date Fair Value of Stock and Options Awards” represents the incremental fair value upon modification of certain of Mr.
Arbuckle’s outstanding awards previously awarded to him in 2023 and 2024 in connection with his retirement from the Company. See footnote (2) to the Summary Compensation Table above.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Each NEO has entered into an employment agreement with the company, which provides the executives the right to participate in all of the company’s compensation and benefits plans and equity programs, as described in Compensation Discussion & Analysis.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	79
COMPENSATION AND EQUITY TABLES
Outstanding Equity Awards at Fiscal Year-End for 2025
Outstanding Equity Awards at Fiscal Year-End for 2025
The following table provides information with respect to outstanding equity awards held by each of our NEOs on December 31, 2025, based on the closing price of $453.36 per share of our common stock on December 31, 2025:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (shares)	Number of Securities Underlying Unexercised Options Unexercisable (shares)	Option Exercise Price (per share)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (shares)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (shares)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Reshma Kewalramani	Time-based RSU
					8,991	(2)	$4,076,160
					13,552	(3)	$6,143,935
					19,015	(4)	$8,620,640
	Performance- based RSU
					8,992	(5)	$4,076,613
					13,552	(6)	$6,143,935
					26,972	(7)	$12,228,026
					11,885	(8)	$5,388,184
								20,328	(9)	$9,215,902
								19,016	(10)	$8,621,094
Charles F. Wagner, Jr.	Time-based RSU
					3,147	(2)	$1,426,724
					4,743	(3)	$2,150,286
					6,655	(4)	$3,017,111
	Performance- based RSU
					3,148	(5)	$1,427,177
					4,744	(6)	$2,150,740
					9,440	(7)	$4,279,718
					4,160	(8)	$1,885,978
								7,114	(9)	$3,225,203
								6,656	(10)	$3,017,564
	Stock Options
	9,532	0	$189.38	4/9/2029
Carmen Bozic	Time-based RSU
					2,622	(2)	$1,188,710
					3,952	(3)	$1,791,679
					5,546	(4)	$2,514,335
	Performance- based RSU
					2,622	(5)	$1,188,710
					3,952	(6)	$1,791,679
					7,866	(7)	$3,566,130
					3,466	(8)	$1,571,346
								5,928	(9)	$2,687,518
								5,546	(10)	$2,514,335
	Stock Options
	5,429	0	$166.96	5/19/2029

80	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
COMPENSATION AND EQUITY TABLES
Outstanding Equity Awards at Fiscal Year-End for 2025

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (shares)	Number of Securities Underlying Unexercised Options Unexercisable (shares)	Option Exercise Price (per share)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (shares)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (shares)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Amit Sachdev	Time-based RSU
					2,622	(2)	$1,188,710
					4,743	(3)	$2,150,286
					6,211	(4)	$2,815,819
	Performance- based RSU
					2,622	(5)	$1,188,710
					4,744	(6)	$2,150,740
					7,866	(7)	$3,566,130
					3,883	(8)	$1,760,397
								7,114	(9)	$3,225,203
								6,212	(10)	$2,816,272
	Stock Options
	23,479	0	$155.57	2/5/2028
	25,026	0	$187.53	2/5/2029
Nia Tatsis	Time-based RSU
					2,622	(2)	$1,188,710
					4,743	(3)	$2,150,286
					6,211	(4)	$2,815,819
	Performance- based RSU
					2,622	(5)	$1,188,710
					4,744	(6)	$2,150,740
					7,866	(7)	$3,566,130
					3,883	(8)	$1,760,397
								7,114	(9)	$3,225,203
								6,212	(10)	$2,816,272
	Stock Options
	2,854	0	$155.57	2/5/2028
	6,145	0	$187.53	2/5/2029
Stuart A. Arbuckle	Performance- based RSU
					11,210	(7)	$5,082,166
					4,940	(8)	$2,239,598
								8,448	(9)	$3,829,985
								7,904	(10)	$3,583,357
(1)The option expiration dates listed above reflect the final expiration date for each of the listed options. If the NEO’s service with us is terminated, the options would expire, subject to certain exceptions, 90 days after the termination of service.
(2)These time-based RSU awards, which were granted on February 1, 2023, vest in three annual installments. The shares listed on the table above represent the third annual installment, which vested on February 10, 2026.
(3)These time-based RSU awards, which were granted on February 7, 2024, vest in three annual installments. The shares listed on the table above represent the second and third annual installments, which vested on February 17, 2026 and are scheduled to vest February 17, 2027, respectively.
(4)These time-based RSU awards, which were granted on February 12, 2025, vest in three annual installments. The shares listed on the table above represent the three annual installments, the first of which vested on February 24, 2026, and are scheduled to vest in two remaining annual installments on February 24, 2027 and 2028.
(5)This PSU award was based on the achievement of one-year financial performance metrics tied to our net product revenue for medicines for the treatment of CF during 2023, with vesting of the earned shares in three equal installments on each of February 10, 2024, 2025 and 2026. In February
2024, our MDCC certified as to the level of performance at 200% of the number of target shares. The shares listed on the table above represent the final installment of the earned shares, which vested on February 10, 2026.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	81
COMPENSATION AND EQUITY TABLES
Option Exercises and Stock Vested for 2025
(6)This PSU award was based on the achievement of one-year financial performance metrics tied to our net product revenue for medicines for the treatment of CF during 2024, with vesting of the earned shares in three equal installments on each of February 17, 2025, 2026 and 2027. In February
2025, our MDCC certified as to the level of performance at 200% of the number of target shares. The shares listed on the table above represent the second and third installments of earned shares, which vested on February 17, 2026 and are scheduled to vest on February 17, 2027, respectively.
(7)This PSU award is based on the achievement of three-year non-financial performance metrics, which were established by the MDCC on February 1,
2023. The performance conditions associated with the awards consist of multiple clinical and research milestones, with a payout range of zero to
200%. In January 2026, our MDCC certified as to the level of performance at 200% of the number of target shares, with the number of shares reported above reflected as such. The earned shares vested on February 13, 2026.
(8)This PSU award was based on the achievement of one-year financial performance metrics, which were established by the MDCC on February 4,
2025, and are tied to our net product revenue during 2025, with vesting of the earned shares generally occurring in three equal installments, the first of which vested on February 24, 2026, and are scheduled to vest in two remaining installments in February 2027 and 2028. In January 2026, our
MDCC certified as to the level of performance at 125% of the number of target shares, with the number of shares reported above reflected as such.
Stuart Arbuckle’s shares from the PSU awarded in 2025 vested in full on February 24, 2026.
(9)This PSU award is based on the achievement of three-year non-financial performance metrics, which were established by the MDCC on February 6,
2024, with the number and value of shares reported assuming maximum performance (200%). The performance conditions associated with the awards consist of multiple clinical and research milestones, with a payout range of zero to 200%. The specific clinical and research milestones are not disclosed for competitive reasons. Performance against these goals will be certified by our MDCC in early 2027.
(10)This PSU award is based on the achievement of three-year non-financial performance metrics, which were established by the MDCC on February 4,
2025, with the number of shares reported assuming maximum performance (200%). The performance conditions associated with the awards consist of multiple clinical, research and manufacturing milestones, with a payout range of zero to 200%. The specific milestones are not disclosed for competitive reasons. Performance against these goals will be certified by our MDCC in early 2028.
Option Exercises and Stock Vested for 2025
The following table sets forth the value realized by our NEOs from shares of stock that vested during 2025. The value realized on vesting of stock awards is based on the fair market value of the shares of common stock on the vesting date. Options to purchase common stock are no longer provided as an element of our executive compensation program. Certain of our NEOs continue to hold previously-granted options to purchase shares.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Reshma Kewalramani	80,062	$38,041,810
Charles F. Wagner, Jr.	28,139	$13,371,105
Carmen Bozic	26,301	$12,514,524
Amit Sachdev	23,670	$11,234,907
Nia Tatsis	27,090	$12,880,194
Stuart A. Arbuckle	114,496	$52,508,597

82	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
SUMMARY OF TERMINATION AND CHANGE
OF CONTROL BENEFITS
The amounts shown in the following table are calculated based on the amounts that would have been payable by us had the NEO experienced an employment termination on December 31, 2025 and/or a change of control of the company had occurred on such date.

	Voluntary Termination or Retirement/ Termination for Cause	Separate From a Change of Control, Involuntary Termination Other Than for Cause/ Termination by Executive for Good Reason	In Connection With a Change of Control, Involuntary Termination Other Than for Cause/ Termination by Executive for Good Reason	Disability	Death
Reshma Kewalramani
Cash Severance Benefits	$—	$10,400,000	$14,360,000	$2,400,000	$2,400,000
Continuation of Employee Benefits	—	57,133	57,133	—	—
Accelerated Vesting of Restricted Stock Units	—	24,720,814	48,404,340	48,404,340	48,404,340
TOTAL	$—	$35,177,947	$62,821,473	$50,804,340	$50,804,340
Charles F. Wagner, Jr.
Cash Severance Benefits	$—	$2,000,000	$3,000,000	$1,000,000	$1,000,000
Continuation of Employee Benefits	—	34,352	34,352	—	—
Accelerated Vesting of Restricted Stock Units	—	—	16,942,063	16,942,063	16,942,063
TOTAL	$—	$2,034,352	$19,976,415	$17,942,063	$17,942,063
Carmen Bozic
Cash Severance Benefits	$—	$1,586,500	$2,338,000	$—	$—
Continuation of Employee Benefits	—	38,089	38,089	—	—
Accelerated Vesting of Restricted Stock Units	—	—	14,116,270	14,116,270	14,116,270
TOTAL	$—	$1,624,589	$16,492,359	$14,116,270	$14,116,270
Amit Sachdev
Cash Severance Benefits	$—	$1,330,000	$1,960,000	$—	$—
Continuation of Employee Benefits	—	38,089	38,089	—	—
Accelerated Vesting of Restricted Stock Units	—	12,889,478	15,706,204	15,706,204	15,706,204
TOTAL	$—	$14,257,567	$17,704,293	$15,706,204	$15,706,204
Nia Tatsis
Cash Severance Benefits	$—	$1,425,000	$2,100,000	$—	$—
Continuation of Employee Benefits	—	23,102	23,102	—	—
Accelerated Vesting of Restricted Stock Units	—	—	15,706,204	15,706,204	15,706,204
TOTAL	$—	$1,448,102	$17,829,306	$15,706,204	$15,706,204
The amounts in the table above do not include any life insurance payments or disability insurance payments that the executive or the executive’s estate may receive under existing insurance policies. The assumptions underlying the calculations in the table include:
•No amounts have been included with respect to stock options held by NEOs as all of their outstanding stock options are fully vested.
•The value of each share of restricted stock unit that would be accelerated or continue to vest, in each case in the circumstances described below, equals $453.36 per share (the closing price of a share of our common stock on the last trading day of 2025). The value of any PSUs that have not been certified as to the level of performance by the MDCC as of December 31, 2025 are reported above assuming target performance (100%).
•Our board of directors would elect not to pay a pro rata portion of an executive’s target bonus for the year of termination in cases where the executive’s employment is terminated voluntarily by the executive (for any reason, including retirement) or for cause, under our policy that cash bonuses are payable only to employees who are otherwise eligible and who remain employed by us on the date of bonus payment, typically in February of the next year.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	83
SUMMARY OF TERMINATION AND CHANGE OF CONTROL BENEFITS
•Our board of directors would have assigned the same 2025 individual and company performance ratings on December 31, 2025 as they assigned in the first quarter of 2026.
~~•~~No NEO who has met the age and service requirements for retirement has provided the required notice for a termination of employment to qualify as a retirement as of December 31, 2025.
The actual amounts that the current NEOs could receive in the future as a result of a termination of employment would likely differ materially from the amounts set forth above as a result of, among other things, changes in our stock price, changes in the officers’ base salary, target bonus amounts and actual bonus amounts, and the vesting and grants of additional equity awards.
In connection with Mr. Arbuckle’s retirement on July 1, 2025, the MDCC determined to treat his outstanding grants as eligible for the company’s Career Employment Provision. This resulted in 9,369 shares underlying RSUs and 19,199 shares underlying PSUs (at target or earned shares, as applicable) being deemed to have satisfied the relevant service vesting condition associated with such awards.
Mr. Arbuckle did not otherwise receive any severance or other termination-related benefits in connection with his retirement.

84	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
EMPLOYMENT CONTRACTS AND CHANGE OF
CONTROL ARRANGEMENTS
Executive Severance Arrangements
We have entered into agreements and maintain plans that require us to provide to our NEOs cash compensation, benefits, and/or acceleration of the vesting of equity awards in the event of termination of employment under specified circumstances. In addition to the agreements described below, outstanding options granted under our stock and option plans provide that, in the event of certain changes of control, either appropriate provision for the continuation of all then-outstanding options must be made, or the vesting of those options will be accelerated and they will become fully exercisable immediately prior to such change of control. All options held by our NEOs are fully vested and, as a result, would not have their vesting accelerated as a result of change in control or otherwise. As described below, the benefits that are to be provided in connection with a change of control are subject to a “double trigger.” A change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause, death or disability or by the executive for good reason during a specified period before or after a change of control. The following descriptions are qualified in the entirety by the agreements with the NEOs, which have been filed with the SEC.
In addition to the benefits described below, under programs applicable to all employees, if an NEO dies while an employee, their estate and/or beneficiaries would receive full acceleration of all outstanding equity awards, and if an NEO’s employment is terminated due to disability, he or she would receive full acceleration of equity grants. None of our current employment agreements provide for a so-
called Section 4999 excise tax “gross-up,” and we have a policy against providing so-called Section 4999 excise tax “gross-up” in the future.
Agreements with Reshma Kewalramani
Dr. Kewalramani’s written employment agreement provides that she is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Dr. Kewalramani has agreed not to engage in specified competitive activities for 12 months after her employment with us terminates.
If (i) Dr. Kewalramani’s employment is terminated by us without cause or (ii) she terminates her employment for good reason, she would be entitled to receive, subject to limited exceptions:

Severance Payment:	A)	200% of the sum of her (i) base salary at the time of termination and (ii) target bonus for the year in which her employment is terminated
	B)	Any annual bonus for the year prior to the year in which the termination occurs, if not yet paid
	C)	A pro-rated bonus for the year in which the termination occurs based on her target bonus for the year in which the termination occurs
Equity:
Outstanding options and RSUs unvested on the termination date would receive partial vesting based on the portion of the award(s) that would have vested during the 12-month period following the termination date.

Employee Benefits:	Continuation of certain employee benefits for up to 18 months
If (i) Dr. Kewalramani’s employment is terminated by us without cause or (ii) she terminates her employment for good reason, in each case, within 90 days prior to or 12 months after a change of control of the company, she would instead be entitled to receive:

Severance Payment:	A)	299% of the sum of her (i) base salary at the time of termination and (ii) target bonus for the year in which her employment is terminated
	B)	A pro-rated bonus for the year in which the termination occurs
	C)	All cash incentive awards earned by Dr. Kewalramani, if not yet paid
Equity:	Full vesting of all outstanding options and restricted stock unit awards (using target or earned shares, as applicable, for performance-based awards)
Employee Benefits:	Continuation of certain employee benefits for up to 18 months
Severance payments to Dr. Kewalramani in connection with a change of control may be reduced to increase their value to
Dr. Kewalramani if such payments would be subject to an excise tax under Section 4999 of the Code.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	85
EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS
If Dr. Kewalramani’s employment is terminated as a result of death or disability, she would be entitled to receive:
•a pro-rated bonus for the year of employment termination;
•for equity awards not covered by the company-wide equity program described above, vesting of any options and restricted stock unit awards then unvested at the time of termination.
Agreements with Dr. Bozic, Dr. Tatsis and Mr. Wagner
Employment Agreements
The terms and conditions of Dr. Bozic’s, Dr. Tatsis’ and Mr. Wagner’s employment are governed by written employment contracts that were entered into, in the case of Dr. Bozic, in October 2022, in the case of Dr. Tatsis, at the time she became Chief Regulatory and
Quality Officer, and, in the case of Mr. Wagner, at the time of his appointment as Chief Operating and Financial Officer. Each of these officer’s employment agreements provides that he or she is entitled to receive compensation as determined by the MDCC or our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, each officer has agreed not to engage in specified competitive activities for a period of one year after the termination of his or her employment with us. Mr. Arbuckle had been party to such an agreement prior to the termination of his employment with us.
Under each employment agreement, (i) if the officer’s employment is terminated without cause or (ii) the officer terminates his or her employment with us for good reason within 30 days of the event giving rise to his or her right to terminate for good reason, subject to notice and cure provisions, he or she would be entitled to receive:

Severance Payment:	A)	The sum of his or her (i) base salary at the time of termination and (ii) target bonus for the year in which his or her employment is terminated
	B)	Any annual bonus for the year prior to the year in which the termination occurs, if not yet paid
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
In addition, if Mr. Wagner’s employment is terminated as a result of death or disability, he would be entitled to receive:
•a pro-rated bonus for the year of employment termination
•for equity awards not covered by the company-wide equity program described above, vesting of any options and restricted stock unit awards then unvested at the time of termination
Change of Control Agreements
We have a change of control agreement with each of Dr. Bozic, Dr. Tatsis and Mr. Wagner that was entered into, in the case of Dr.
Bozic, in October 2022, in the case of Dr. Tatsis, at the time she became Chief Regulatory and Quality Officer, and, in the case of Mr.
Wagner, at the time of his appointment as Chief Operating and Financial Officer. Under this agreement and the executive’s equity agreements, if we terminate the employment of the officer without cause on a date within the 90 days prior to or the 12 months after a change of control or any of these individuals terminates his or her employment within 30 days of an event giving rise to a right to terminate for good reason, subject to notice and cure provisions, and the event occurs on a date within the 90 days prior to or the
12 months after a change of control, he or she would be entitled to receive:

Severance Payment:	A)	The sum of his or her (i) base salary at the time of termination and (ii) target bonus for the year in which his or her employment is terminated
	B)	A pro rata portion of his or her target bonus for the year in which the termination occurs
Equity:	Full vesting of all outstanding options and restricted stock unit awards (using target or earned shares, as applicable, for performance-based awards)
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Severance payments to the officer in connection with a change of control may be reduced to increase their value to the applicable officer if such payments would be subject to an excise tax under Section 4999 of the Code. Mr. Arbuckle had been party to such an agreement prior to the termination of his employment with us.

86	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS
Agreements with Amit Sachdev
Employment Agreement
The terms and conditions of Mr. Sachdev’s employment are governed by a written employment contract, which was amended and restated in February 2013. His employment agreement provides that he is entitled to receive compensation as determined by our board of directors and is eligible to receive the benefits generally made available to our executives. In addition, Mr. Sachdev has agreed not to engage in specified competitive activities for a period of one year after the termination of his employment with us.
Under his employment agreement and equity agreements, if (i) Mr. Sachdev’s employment is terminated without cause or (ii) he terminates his employment with us for good reason within 30 days of the event giving rise to his right to terminate for good reason, subject to notice and cure provisions, he would be entitled to receive:

Severance Payment:	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
Options:	Vesting of outstanding options that otherwise would have vested in the 18 months following termination
Restricted Stock Units:
Vesting in full of each outstanding RSU award that would have otherwise vested in the 18 months following the termination (using target or earned shares, as applicable, for performance-based awards) or, in the case of certain performance-based RSU awards, vesting of target shares pro rata over time on a daily basis from the date of grant through the date that is 18 months following the termination

Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Change of Control Agreement
We have a change of control agreement with Mr. Sachdev, which was amended and restated in February 2013. Under this agreement and his equity agreements, if we terminate Mr. Sachdev’s employment without cause within the 90 days prior to or the 12 months after a change of control or he terminates his employment within 30 days of an event giving rise to a right to terminate for good reason, subject to notice and cure provisions, and the event occurs on a date within the 90 days prior to or the 12 months after a change of control, he would be entitled to receive:

Severance Payment:	A)	The sum of his (i) base salary at the time of termination and (ii) target bonus for the year in which his employment is terminated
	B)	A pro rata portion of his target bonus for the year in which the termination occurs
Options:	Full vesting of all outstanding options
Restricted Stock Units:	Vesting in full of all outstanding RSU awards (using target or earned shares, as applicable, for performance-based awards)
Employee Benefits:	Continuation of certain employee benefits for up to 12 months
Severance payments to Mr. Sachdev in connection with a change of control may be reduced to increase their value to Mr. Sachdev if such payments would be subject to an excise tax under Section 4999 of the Code.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	87
PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC requires annual disclosure of the ratio of the annual total compensation of our CEO to that of our median employee.
In 2025, Dr. Kewalramani’s annual total compensation, as reported in the Summary Compensation Table, was $21,144,261 and the
median of the annual total compensation of all employees of the company (other than our Chief Executive Officer) was $264,487. The ratio of annual total compensation for Dr. Kewalramani to that of our median employee’s annual total compensation was approximately
80:1.
We identified the median employee as of October 1, 2024, using target total annual compensation in 2024, which included:
•Base salary
•Target cash bonus
•Target long-term equity awards
Our measure of compensation for identifying the median employee was consistently applied to all employees (converting all non-USD currencies into USD based on 12-month foreign exchange rates for the 12-month period ending October 1, 2024). We do not believe that there have been any material changes in our employee population or compensation arrangements that would require us to change our median employee for 2025.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

88	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PAY VERSUS PERFORMANCE
Pursuant to Item 402(v) of Regulation S-K, we are presenting information that describes the relationship between compensation actually paid, as computed under the rules prescribed by Item 402(v), to our NEOs and certain financial performance measures for the company’s five most recently completed fiscal years. For more information about our executive compensation program, refer to the
Compensation Discussion and Analysis section of this proxy statement starting on page 49.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Total Shareholder Return (Value of Initial Fixed $100 Investment)		Net Income (Loss)(7)	Net Product Revenue(8)
					VRTX TSR(5)	NBI TSR(6)
2025	$21,144,261	$38,218,069	$7,727,328	$13,414,754	$191.83	$124.75	$4.0Billion	$11.97Billion
2024	$21,538,668	$43,611,733	$8,088,674	$18,370,307	$170.39	$93.49	$(0.5)Billion	$11.02Billion
2023	$20,594,441	$44,202,174	$7,376,771	$18,104,165	$172.16	$94.03	$3.6Billion	$9.87Billion
2022	$15,864,497	$29,529,089	$8,982,257	$18,263,330	$122.19	$89.90	$3.3Billion	$8.93Billion
2021	$15,198,856	$18,341,489	$7,193,835	$8,969,051	$92.92	$100.02	$2.3Billion	$7.57Billion
(1)This column reflects the amounts reported in the “Total” column of the Summary Compensation Table for Reshma Kewalramani, our CEO.
(2)The amounts in this column reflect the Compensation Actually Paid for Reshma Kewalramani, our CEO. The amounts in the following table reflect the adjustments (additions/deductions) to the Summary Compensation Table Total to determine Compensation Actually Paid. Adjustments (additions/
deductions) are not listed for Pension/Non-Qualified Deferred Compensation because we do not offer these plans.

Year	Summary Compensation Table Total	Amounts Deducted from Grant Date Value of Annual Equity	Amounts Added for the Fair Value of Awards Granted During Fiscal Year	Amounts Added for Awards Granted & Vested During Fiscal Year	Amounts Added/ Deducted for Awards that Vested During Fiscal Year	Amounts Added/ Deducted for the Change in Fair Value of Awards Outstanding at Fiscal Year End(a)	Compensation Actually Paid
2025	$21,144,261	$(15,002,270)	$16,164,097	$—	$5,800,843	$10,111,138	$38,218,069
2024	$21,538,668	$(15,002,202)	$24,557,854	$—	$1,298,423	$11,218,990	$43,611,733
2023	$20,594,441	$(15,001,894)	$24,692,933	$—	$272,767	$13,643,927	$44,202,174
2022	$15,864,497	$(10,640,784)	$16,817,103	$—	$768,712	$6,719,561	$29,529,089
2021	$15,198,856	$(10,924,599)	$14,344,492	$—	$(659,323)	$382,063	$18,341,489
(a)Pursuant to applicable SEC rules, the fair values at the end of each fiscal year for the financial PSU awards were valued at 125% as of December
31, 2025, and 200% as of December 31, 2024, 2023, 2022, 2021 and 2020; and, the non-financial PSU award for 2020 was valued at 200%, 50%
and 50% as of December 31, 2022, 2021 and 2020, respectively; the non-financial PSU award for 2021 was valued at 100%, 50% and 50% as of
December 31, 2023, 2022 and 2021, respectively; the non-financial PSU award for 2022 was valued at 200%, 50% and 0% as of December 31,
2024, 2023 and 2022, respectively; the non-financial PSU award for 2023 was valued at 200%, 100% and 50% as of December 31, 2025, 2024 and 2023, respectively; the non-financial PSU award for 2024 was valued at 200% and 200% as of December 31, 2025 and 2024, respectively;
the non-financial PSU award for 2025 was valued at 50% as of December 31, 2025.
(3)This column reflects the average of the amounts reported in the “Total” column of the Summary Compensation Table for our NEOs as a group
(excluding our CEO) for each of the periods presented. The NEOs included for purposes of computing the amounts in this column were as follows:
for 2025, Mr. Wagner, Mr. Arbuckle, Dr. Bozic, Mr. Sachdev and Dr. Tatsis; for 2024, Mr. Wagner, Dr. Altshuler, Mr. Arbuckle, and Dr. Tatsis; for 2023
and 2022, Mr. Wagner, Dr. Altshuler, Mr. Arbuckle, and Dr. Leiden; and for 2021, Mr. Wagner, Mr. Arbuckle, Dr. Leiden, and Dr. Tatsis.
(4)This column reflects the average of the Compensation Actually Paid for our NEOs as a group (excluding our CEO) for each of the periods presented.
The amounts in the following table reflect the adjustments to the Summary Compensation Table Total to determine Compensation Actually Paid. The

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	89
PAY VERSUS PERFORMANCE
NEOs included for purposes of computing the amounts in this column are listed in footnote (3) above. Adjustments (additions/deductions) are not listed for Pension/Non-Qualified Deferred Compensation because we do not offer these plans.

Year	Summary Compensation Table Total	Amounts Deducted from Grant Date Value of Annual Equity	Amounts Added for the Fair Value of Awards Granted During Fiscal Year	Amounts Added for Awards Granted & Vested During Fiscal Year	Amounts Added/ Deducted for Awards that Vested During Fiscal Year	Amounts Added/ Deducted for the Change in Fair Value of Awards Outstanding at Fiscal Year End(a)	Compensation Actually Paid
2025	$7,727,328	$(5,753,864)	$4,813,532	$711,634	$2,732,414	$3,183,710	$13,414,754
2024	$8,088,674	$(5,496,460)	$8,997,325	$—	$526,590	$6,254,178	$18,370,307
2023	$7,376,771	$(5,590,153)	$8,606,944	$812,533	$236,286	$6,661,784	$18,104,165
2022	$8,982,257	$(7,261,199)	$9,489,852	$1,062,531	$538,093	$5,451,796	$18,263,330
2021	$7,193,835	$(5,687,759)	$6,319,320	$1,125,037	$(778,741)	$797,359	$8,969,051
(a)Pursuant to applicable SEC rules, the fair values at the end of each fiscal year for the financial PSU awards were valued at 125% as of December
31, 2025, and 200% as of December 31, 2024, 2023, 2022, 2021 and 2020; and, the non-financial PSU award for 2018 was valued at 200% as of
December 31, 2020; the non-financial PSU award for 2019 was valued at 200% and 100% as of December 31, 2021 and 2020, respectively; the non-financial PSU award for 2020 was valued at 200%, 50% and 50% as of December 31, 2022, 2021 and 2020, respectively; the non-financial
PSU award for 2021 was valued at 100%, 50% and 50% as of December 31, 2023, 2022 and 2021, respectively; the non-financial PSU award for
2022 was valued at 200%, 50% and 0% as of December 31, 2024, 2023 and 2022, respectively; the non-financial PSU award for 2023 was valued at 200%, 100% and 50% as of December 31, 2025, 2024 and 2023, respectively; the non-financial PSU award for 2024 was valued at
200% and 200% as of December 31, 2025 and 2024, respectively; the non-financial PSU award for 2025 was valued at 50% as of December 31,
2025.
(5)This column represents our cumulative total shareholder return (“TSR”) under SEC rules from December 31, 2020, the last trading day before the start of 2021, through the last trading day for the applicable fiscal year in the table. TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)This column represents the TSR of the NBI, our selected peer group, which is the same peer group used for purposes of Item 201(e) of Regulation
S-K from December 31, 2020, the last trading day before the start of 2021, through the last trading day for the applicable fiscal year in the table, assuming reinvestment of dividends and weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.
(7)This column reflects net income (loss) as reported for each year in our Annual Report on Form 10-K. In 2024, we had a net loss of $536 million, which reflected our strong operating results offset by $4.4 billion of AIPR&D expense related to our acquisition of Alpine.
(8)This column reflects net product revenue as reported for each year in our Annual Report on Form 10-K. For purposes of the table above, we have selected net product revenue as the financial performance measure representing the most important financial performance measure used to link executive compensation actually paid to our financial performance in the most recently completed fiscal year. Please see the Compensation
Discussion and Analysis section beginning on page 49 of this proxy statement for additional information.

90	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
PAY VERSUS PERFORMANCE
Relationship Between Pay and Performance
The relationships between certain specified measures in the pay-versus-performance table over the five most recently completed fiscal years are provided below.
Compensation Actually Paid vs TSR (and TSR vs Peer Group TSR)
Compensation Actually Paid vs Net Income (Loss)
(1)
(1)As discussed in (7) above, our net loss in 2024 was primarily related to our acquisition of Alpine.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	91
PAY VERSUS PERFORMANCE
Compensation Actually Paid vs Net Product Revenue
$11.02
$9.87
$8.93
List of Performance Measures
The tabular list below includes the three financial and non-financial performance measures that represent the most important performance measures used to link compensation actually paid to company performance in 2025. The performance measures included in this list are not ranked by relative importance.

Performance Measures Used to Link Executive Compensation Actually Paid to Company Performance for the Most Recently Completed Fiscal Year
Net Product Revenue
Pipeline Progression(1)
Adjusted Non-GAAP EBITDA(2)
(1)Pipeline progression is a non-financial performance measure used to link executive compensation to company performance and includes achievements described on page 62 under Achievements – Marketed Products and Late-Stage Clinical Programs, on page 62 under Achievements
– Pipeline Growth, and on page 70 in the description of the 2022 three-year non-financial based PSU awards in the Performance Units Results Table.
(2)Adjusted non-GAAP EBITDA is a financial performance measure used to link compensation actually paid to company financial performance, as described in Goals – Financial Strength. We calculated adjusted non-GAAP EBITDA by excluding interest, taxes, depreciation and amortization expenses, as well as AIPR&D and certain other adjustments, from net income, as well as excluding each of our non-GAAP adjustments to pre-tax income included in our “Reconciliation of GAAP to Non-GAAP Financial Information” in our quarterly earnings release filed on February 12, 2026, for the year ended December 31, 2025.

92	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of March 16, 2026, by:
•each shareholder known by us to be the beneficial owner of
more than 5% of our common stock on that date;
•each of our directors;
•each NEO; and
•all directors and executive officers as a group.

Name and Address	Shares Beneficially Owned(1)	Percentage of Total(2)
Capital World Investors(3)	28,739,975	11.3%
333 South Hope Street, 55th Floor
Los Angeles, California 90071
The Vanguard Group(4)	22,281,729	8.8%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.(5)	21,881,203	8.6%
50 Hudson Yards
New York, New York 10001
Capital Research Global Investors.(6)	17,319,044	6.8%
333 South Hope Street, 55th Fl
Los Angeles, California 90071
Sangeeta N. Bhatia(7)	4,299	*
Lloyd Carney(7)	6,315	*
Alan Garber(7)	37,626	*
Reshma Kewalramani(7)	47,800	*
Michel Lagarde(7)	6,672	*
Jeffrey M. Leiden(7)	35,237	*
Diana McKenzie(7)	9,429	*
Bruce I. Sachs(7)	94,530	*
Jennifer Schneider(7)	1,718	*
Nancy Thornberry(7)	4,805	*
Suketu Upadhyay(7)	5,073	*
Stuart A. Arbuckle(7)	68,515	*
Carmen Bozic(7)	25,497	*
Amit Sachdev(7)	48,490	*
Nia Tatsis(7)	38,499	*
Charles F. Wagner, Jr.(7)	27,723	*
All directors and executive officers as a group (19 persons)(7)	430,323	0.2%
*Less than 1%
(1)Beneficial ownership of shares for purposes of this proxy statement is determined in accordance with applicable SEC rules and includes shares of common stock as to which a person has or shares voting power and/or investment power, including dispositive power. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
Information with respect to persons other than directors and executive officers is based solely upon Schedules 13G and amendments thereto filed with the SEC in the first quarter of 2026.
(2)Percentage ownership is based on 254,359,735 shares of our common stock outstanding on March 16, 2026.
(3)This information is based on the Schedule 13G/A filed by Capital World Investors with the SEC on February 13, 2025 reporting beneficial ownership as of December 31, 2024. Capital World Investors has sole voting power with respect to 28,619,648 shares and sole dispositive power with respect to 28,739,975 shares.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	93
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(4)This information is based on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 342,185 shares, sole dispositive power with respect to 21,173,929 shares, and shared dispositive power with respect to 1,107,800 shares.
(5)This information is based on the Schedule 13G filed by BlackRock, Inc with the SEC on January 25, 2024 reporting beneficial ownership as of
December 31, 2023. BlackRock, Inc. has sole voting power with respect to 19,950,678 shares and sole dispositive power with respect to 21,881,203 shares.
(6)This information is based on the Schedule 13G/A filed by Capital Research Global Investors with the SEC on February 12, 2026 reporting beneficial ownership as of December 31, 2025. Capital Research Global Investors has sole voting power with respect to 17,306,696 shares and sole dispositive power with respect to 17,319,044 shares.
(7)Includes shares that may be acquired upon the exercise of options exercisable within 60 days after March 16, 2026, unvested RSUs vesting within 60 days of March 16, 2026 and deferred stock units as of March 16, 2026 issued pursuant to our Non-Employee Director Deferred Compensation Plan,
as follows:

	Stock Options Exercisable Within 60 Days of March 16, 2026	Unvested Restricted Stock Units Vesting Within 60 Days of March 16, 2026	Deferred Stock Units as of March 16, 2026
Sangeeta N. Bhatia	—	796	—
Lloyd Carney	—	796	—
Alan Garber	30,754	398	—
Reshma Kewalramani	—	—	—
Michel Lagarde	5,540	—	—
Jeffrey M. Leiden	—	—	—
Diana McKenzie	—	796	6,991
Bruce I. Sachs	33,965	—	15,565
Jennifer Schneider	—	796	—
Nancy Thornberry	2,770	398	—
Suketu Upadhyay	—	796	2,719
Stuart A. Arbuckle	—	—	—
Carmen Bozic	5,429	—	—
Amit Sachdev	—	—	—
Nia Tatsis	8,999	—	—
Charles F. Wagner, Jr.	—	—	—
All directors and executive officers as a group (19 persons)	104,290	4,776	25,275

94	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
OTHER INFORMATION
Other Matters
The 2026 annual meeting of shareholders is called for the purposes set forth in the notice. Our board of directors does not know of any other matters to be considered by the shareholders at the 2026 annual meeting other than the matters described in this proxy statement. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the annual meeting and that are not known to our board at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
Shareholder Proposals and Nominations for Director for the 2027
Annual Meeting
Shareholder Proposals. In order to submit a shareholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of shareholders, a shareholder must submit the proposal in accordance with Rule 14a-8 of the Exchange Act and such proposal must be received by our corporate secretary by no later than December 3, 2026. To introduce a proposal for presentation at the 2027 annual meeting of shareholders (other than a shareholder proposal included in the proxy statement in accordance with Rule
14a-8 of the Exchange Act), our by-laws require that a shareholder must provide advanced written notice of such proposal so that our corporate secretary receives such proposal no earlier than January 13, 2027 and no later than February 12, 2027. Proposals should be sent to the attention of our corporate secretary at our offices at 50 Northern Avenue, Boston, Massachusetts 02210.
Director Nominations at the 2027 Annual Meeting. If a shareholder wishes to nominate a candidate for election to our board of directors at the 2027 annual meeting of shareholders, but is not eligible or does not elect to have such candidate included in the proxy statement for our 2027 annual meeting of shareholders, such nomination may be submitted to our corporate secretary no earlier than
January 13, 2027 and no later than February 12, 2027, and must include the information required under our by-laws including but not limited to:
•the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice;
•a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons
(naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
•the other information regarding each nominee proposed by the shareholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•the consent of each nominee to serve on our board of directors if so elected.
If a shareholder wishes to nominate a candidate for election to our board at the 2027 annual meeting of shareholders, and is eligible and elects to have such candidate included in the proxy statement for our 2027 annual meeting of shareholders pursuant to our proxy access by-law, such nomination must be submitted to our corporate secretary no earlier than January 13, 2027 and no later than
February 12, 2027, and must include, in addition to the information set forth above for other shareholder nominees, the information set forth in Sections 13 and 14 of Article I and Section 8 of Article II of our by-laws.
If a shareholder wishes to solicit proxies for a shareholder nominee for election to our board at the 2027 annual meeting of shareholders pursuant to Rule 14a-19 of the Exchange Act, notice must be submitted to our corporate secretary no later than March 14, 2027. Such solicitation and notice must comply with the requirements of Rule 14a-19 of the Exchange Act and our by-laws.
Discretionary Voting Authority. If we do not receive notice of a matter to be considered for presentation at the 2027 annual meeting of shareholders by the dates specified in our advanced notice provisions applicable to such matter (or, in the absence of such a provision, by February 16, 2027), our proxy holders will have the right to exercise discretionary voting authority with respect to such matter without including such matter in our proxy materials.
Shareholder Communications to the Board
Any shareholder who wishes to address questions regarding our business directly with our board of directors, or any individual director(s), should direct such questions, in writing, in care of our corporate secretary, to our offices at 50 Northern Avenue, Boston,
Massachusetts 02210. All substantive communications shall be reviewed by our corporate secretary and forwarded or reported to the chair of the CGNC, the lead independent director and/or our full board, as deemed appropriate, with the exception of those

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	95
OTHER INFORMATION
communications relating to ordinary or routine business affairs, personal grievances, or matters as to which we tend to receive repetitive or duplicative communications.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of our Notice of Internet Availability of Proxy Materials or proxy statement and annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call our corporate secretary at the following address or phone number: 50 Northern Avenue, Boston, Massachusetts 02210, telephone
(617) 341-6100. If you want to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
Solicitation
We will bear the cost of soliciting proxies, including expenses in connection with preparing this proxy statement and hosting the annual meeting. We have retained Sodali & Co to assist in the solicitation of proxies at an estimated cost of approximately $25,000. Proxies also may be solicited by our directors and employees by mail, by telephone, in person or otherwise. Neither directors nor employees will receive additional compensation for solicitation efforts. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of common stock and to obtain voting instructions from the beneficial owners. We will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.
Forward-Looking Statements
This proxy statement contains forward-looking statements. Forward-looking statements are not purely historical and may be accompanied by words such as “anticipates,” “may,” “forecasts,” “expects,” “intends,” “plans,” “potentially,” “believes,” “seeks,”
“estimates,” and other words and terms of similar meaning. Such statements may include, without limitation, statements regarding: our research and development strategy, including with respect to delivering transformative medicines at high rates of speed and success and enabling leadership in selected disease areas, our marketed products and pipeline therapies, particularly with respect to benefits, safety, and expansion into younger patients and additional geographies, potential regulatory submissions and approvals, expected clinical development plans and timing, continued significant investment in internal and external innovation, and expectations regarding the ongoing diversification of our commercialization efforts, our beliefs, expectations, plans and expectations with respect to the potential near-term launch of povetacicept for IgAN and with respect to the continued commercial progress for CASGEVY for the treatment of SCD and TDT, ALYFTREK for the treatment of CF, and JOURNAVX for the treatment of moderate-to-severe acute pain, including with respect to continued prescription and revenue growth for JOURNAVX in 2026, expectations for the data that will be generated by ongoing and planned clinical trials and the ability to use that data to advance compounds, continue development or support regulatory filings, or accelerate regulatory approval, plans to share data from the interim analysis of inaxaplin for the treatment of AMKD in late 2026 or early 2027, expectations to complete enrollment in both Phase 3 clinical trials evaluating suzetrigine for the treatment of diabetic peripheral neuropathy by the end of 2026, beliefs regarding the temporary postponement in the Phase 1/2/3 study of zimislecel for the treatment of T1D and plans for the ongoing internal manufacturing analysis, and expectations to complete the
Phase 2 portion of the clinical trial evaluating povetacicept for the treatment of pMN and initiate the Phase 3 portion in mid-2026. While we believe the forward-looking statements contained in this proxy statement are accurate, these forward-looking statements represent our beliefs only as of the date of this proxy statement. There are a number of risks and uncertainties that are difficult to predict and could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things, that the company’s expectations regarding its future financial performance may be incorrect
(including because one or more of the company’s assumptions underlying its expectations may not be realized), that regulatory submissions or approvals may not occur on the anticipated timeline, or at all, that we may be unable to launch and commercialize povetacicept as a treatment for IgAN or to further successfully commercialize ALYFTREK as a treatment for CF, JOURNAVX as a treatment for acute pain, and CASGEVY as a treatment for SCD and TDT, that data from clinical trials or preclinical testing, especially if based on a limited number of patients, may not be indicative of final results, that data from the company’s developmental programs may not support registration or further development of its potential medicines in a timely manner, or at all, due to safety, efficacy or other reasons, that regulatory authorities may not approve regulatory filings for our pipeline products on a timely basis, or at all, that external factors may have different or more significant impacts on the company's business or operations than the company currently expects, and other risks listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December
31, 2025, filed with the SEC on February 13, 2026, and available through the company’s website at www.vrtx.com. You should not place undue reliance on these statements, or any data presented. We disclaim any obligation to update the information contained in this proxy statement as new information becomes available, except as required by law.
Website references are provided throughout this document for convenience. The content on the referenced website does not constitute part of and is not incorporated by reference into this proxy statement.

96	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
FREQUENTLY ASKED QUESTIONS
REGARDING THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?
At the annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include:
•The election of directors;
•The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026;
•To hold an advisory vote on our 2025 named executive officer compensation;
•To approve our 2026 Stock and Option Plan; and
•A shareholder proposal regarding shareholder rights to act by written consent.
Management, members of our board and representatives of Ernst & Young LLP are expected to attend the annual meeting and be available to respond to appropriate questions from shareholders.

What is a Proxy?
It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The board of directors has designated Jeffrey Leiden, Reshma Kewalramani, Joy Liu, and Omar White to serve as proxies at the annual meeting.

What is a Proxy Statement?
It is a document that provides certain information about a company and matters to be voted upon at a meeting of shareholders. The rules of the SEC and other applicable laws require us to give you, as a shareholder, the information in this proxy statement and our
Annual Report when we are soliciting your vote.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We are distributing our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach provides a timely and convenient method of accessing the materials and voting. On or about April 2, 2026, we will begin mailing a “Notice of Internet Availability of Proxy Materials” to shareholders. This notice includes instructions on how to access our notice of annual meeting of shareholders, this proxy statement and our Annual Report on Form 10-K for the year ended
December 31, 2025 and how to vote your shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our Annual Report, if you prefer.

What is the Difference between a Shareholder of Record and a Shareholder Who Holds Stock in Street Name?
Shareholders of Record. If your shares are registered in your name with our transfer agent, Computershare, you are a shareholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by Computershare.
Street Name Holders. If you hold your shares in an account at a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name.” The Notice of Internet Availability of Proxy Materials was forwarded to you by your bank, broker or other nominee. As a beneficial owner, you have the right to direct your bank or broker how to vote the shares held in your account.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	97
FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

How May I Attend the Annual Meeting?
We will hold a virtual annual meeting this year. The virtual meeting will facilitate shareholder attendance and participation by enabling all shareholders to attend and participate in the annual meeting from any location and at no cost. Visit https://meetnow.global/
MMMVT4H to attend and submit questions during the meeting. No physical meeting will be held this year. To attend the virtual meeting, shareholders of record will not need to register in advance but will need the control number included on their Notice of Internet
Availability of Proxy Materials or proxy card, or within the body of the email sending the proxy statement. Shareholders whose shares are held in street name may attend the annual meeting by registering and obtaining a control number in advance using the instructions below under the heading “How do I Register to Attend the Virtual Annual Meeting on the Internet?” The control number will be required to attend and participate in the virtual annual meeting, including voting your shares electronically and submitting questions.
If you would like to submit a question related to the business of the meeting, you may do so during the meeting by logging into the virtual annual meeting website and entering the control number included on your Notice of Internet Availability of Proxy Materials, proxy card, voting instruction form or electronic notification when prompted.
The meeting webcast will begin promptly at 9:00 a.m. (Eastern Time). We encourage you to access the meeting prior to the start time.
You should allow for ample time for the check-in procedures.

How do I Register to Attend the Virtual Annual Meeting on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register in advance to attend the virtual annual meeting. Please follow the instructions on the Notice of Internet Availability of Proxy Materials or
the proxy card that you received.
If you hold your shares in street name through an intermediary, such as a bank or broker, you must register and obtain a control number in advance to attend the annual meeting on the Internet.
To register to attend the virtual annual meeting you will need to obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy from them, you must send an email attaching an image of your legal proxy from your bank, broker or other nominee to legalproxy@computershare.com, along with your name and email address. Alternatively, you may mail your legal proxy to the following address: Computershare, Vertex Pharmaceuticals Incorporated Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on May 8, 2026.
After Computershare receives your registration materials, you will receive an email from Computershare confirming your registration and providing your control number which will allow you to fully participate in the annual meeting virtually.

What if I have Trouble Accessing the Virtual Annual Meeting?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. You should ensure that you have a strong wireless network connection wherever you intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call
1-888-724-2416.

How Many Shares Must be Represented in Order to Hold the Annual Meeting?
In order for us to conduct the annual meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Shares present virtually during the annual meeting will be considered shares of common stock represented in person at the meeting. If you are a shareholder of record, your shares are counted as present if you properly vote by Internet, telephone, return a proxy card by mail or if you attend the annual meeting online. If you are the beneficial owner of shares held in street name, you must follow the instructions of your bank or broker in order to direct them how to vote the shares held in your account or obtain a legal proxy to vote online at the annual meeting. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the annual meeting until a quorum is obtained.

98	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

How Can I Vote My Shares?
If you are a shareholder of record, you may vote your shares by one of the following methods:
1.Vote by Internet by going to the web address www.envisionreports.com/VRTX before the annual meeting and following the instructions for Internet voting on the Notice of Internet Availability or proxy card. Have the Notice of Internet Availability of Proxy
Materials, which contains your control number, available when voting by Internet.
2.Vote by proxy card, if you have received written proxy materials, by completing, signing, dating, and mailing your proxy card in the envelope provided. If you vote by Internet, please do not mail your proxy card.
3.Vote by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card.
4.By attending the annual meeting online. During the annual meeting, you may vote online by following the instructions at https://
meetnow.global/MMMVT4H. Have the Notice of Internet Availability of Proxy Materials, which contains your control number, available when you access the virtual meeting webpage.
If you are a street name holder, your bank, broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.

What is the Record Date and What Does it Mean?
The record date for the annual meeting is March 16, 2026 and was established by our board of directors. On the record date, there were 254,359,735 shares of our common stock outstanding, each of which is entitled to one vote on each matter properly brought before the annual meeting. Owners of record of common stock at the close of business on the record date are entitled to:
•receive notice of the annual meeting; and
•vote at the annual meeting and any adjournment or postponement of the annual meeting.

If I Submit a Proxy, May I Later Revoke it and/or Change my Vote?
Shareholders may revoke a proxy and/or change their vote prior to the completion of voting at the annual meeting by:
•subsequently submitting a vote by Internet at www.envisionreports.com/VRTX or by telephone by following the directions on the
Notice of Internet Availability of Proxy Materials voting instruction form or your proxy card;
•signing another proxy card with a later date and delivering it to our corporate secretary at 50 Northern Avenue, Boston,
Massachusetts 02210, before the annual meeting; or
•voting at the annual meeting online, if you are a shareholder of record or hold your shares in street name and have obtained a legal proxy from your bank or broker.

What if I do not Specify a Choice for a Matter when Returning a Proxy?
Shareholders should specify their choice for each matter following the directions described on their Notice of Internet Availability of
Proxy Materials or proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:
•FOR the election of each director nominee;
•FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending
December 31, 2026;
•FOR our 2025 named executive officer compensation;
•FOR our 2026 Stock and Option Plan; and
•AGAINST the shareholder proposal regarding shareholder right to act by written consent.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	99
FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Are My Shares Voted if I Do Not Provide a Proxy?
If you are a shareholder of record and do not provide a proxy, you must attend the annual meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on certain matters if you do not provide voting instructions. Banks and brokers have the authority under applicable rules to vote shares on routine matters for which their customers do not provide voting instructions. The ratification of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter. Each of the other proposals, including the election of directors, the advisory vote with respect to our executive compensation program, the approval of our 2026 Stock and Option plan, and the shareholder proposal are considered non-
routine, and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote on those matters are counted as “broker non-votes” and will have no effect on the results of those votes.

What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal No. 1: Election of Directors
To be elected, the number of votes cast “FOR” each director nominee must exceed the number of votes cast “AGAINST” that nominee.
Abstentions will have no effect on the results of this vote. Our Corporate Governance Principles contain procedures to be followed in the event that one or more directors do not receive a majority of the votes cast “FOR” their election.
Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
To be approved, this proposal must receive an affirmative vote from shareholders present personally or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.
Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation
To be approved, this proposal must receive an affirmative vote from shareholders present personally or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.
Proposal No. 4: Approval of 2026 Stock and Option Plan
To be approved, this proposal must receive an affirmative vote from shareholders present personally or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.
Proposal No. 5: Shareholder Proposal Regarding Shareholder Right to Act by Written Consent
To be approved, this proposal must receive an affirmative vote from shareholders present personally or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote.

Where Can I Find More Information About My Voting Rights as a Shareholder?
The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that website at sec.gov/spotlight/proxymatters.shtml.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	A-1
APPENDIX A: VERTEX PHARMACEUTICALS
INCORPORATED 2026 STOCK
AND OPTION PLAN
1.  DEFINED TERMS
Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.
2. PURPOSE
The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and
Stock-based Awards.
3.ADMINISTRATION
The Plan will be administered by the Administrator.  The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award.  Determinations of the Administrator
made with respect to the Plan or any Award are conclusive and bind all persons.
4.SHARE POOL; LIMITS ON AWARDS UNDER THE PLAN
(a)Number of Shares. Subject to adjustment as provided in Section 7(b) below, the maximum number of shares of
Stock that may be delivered in satisfaction of Awards under the Plan is 6,400,000 shares, plus (i) the number of shares of Stock that as of the Effective Date are subject to awards under the Company’s Amended and Restated 2013 Stock and Option Plan (the “2013 Plan”)
and that on or after the Effective Date expire or are terminated, surrendered or canceled without the delivery of any shares of Stock, or are forfeited or reacquired by the Company, in accordance with the terms of such plan, including the fungible share ratio set forth therein, and (ii) the number of shares of Stock that as of the Effective Date remain available for issuance under the 2013 Plan (which, in the case of (i) and (ii), shall not exceed 13,232,240 shares, prior to the application of the fungible share ratio set forth in the 2013 Plan)
(such aggregate number of shares of Stock, the “Share Pool”). Up to the total number of shares of Stock from the Share Pool may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan.  For purposes of determining the share limits under this Section 4(a), (i) each share of Stock subject to a Stock
Option or SAR will count as one share and each share of Stock subject to any other Award will count as 1.66 shares, and (ii) the number of shares of Stock delivered in satisfaction of Awards will be determined (A) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or an award granted under the 2013 Plan or in satisfaction of tax withholding requirements with respect to an Award or an award granted under the 2013 Plan, (B)
by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (C) by increasing the Share Pool by any shares of Stock underlying any portion of an Award or an award granted under the 2013 Plan that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock or Unrestricted Stock) of
Stock. For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises.  The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.
(b)Substitute Awards. The Administrator may grant Substitute Awards under the Plan.  To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the Share
Pool.  Notwithstanding the foregoing or anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or retention, in the case of
Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future grant under the Plan.  The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all; provided, however, that Substitute Awards will not be subject to the limits described in
Section 4(d) below.
(c)Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury
Stock or previously issued Stock acquired by the Company.  Fractional shares of Stock may be delivered under the Plan subject to such rules and procedures as determined by the Administrator from time to time.
(d)Director Limits. Notwithstanding anything to the contrary under the Plan, the aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan for his or her services as a Director during such calendar year, may not exceed $1,250,000 in the aggregate, calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules and assuming a maximum payout, to the extent applicable.  For the avoidance of doubt, the limitation in this
Section 4(d) will not apply to any compensation granted or paid to a Director for his or her services to the Company or an affiliate other than as a Director, including, without limitation, as a consultant, advisor or other service provider to the Company or an affiliate.

A-2	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
5.ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its affiliates; provided, however, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible.  Eligibility for ISOs is limited to individuals who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.  Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.
6.RULES APPLICABLE TO AWARDS
(a)All Awards.
(1)Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein.  No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees (or will be deemed to have agreed) to the terms and conditions of the Award and the Plan.  Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2)Term of Plan.  No Awards may be made after May 13, 2036 but previously granted Awards may continue beyond that date in accordance with their terms.
(3)Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will, by the laws of descent and distribution or pursuant to a validly issued domestic relations order.  During a Participant’s lifetime, ISOs and, except as the
Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant.  The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than
ISOs, including for estate planning purposes, subject to applicable securities and other laws and such terms and conditions as the
Administrator may determine; for avoidance of doubt, no Award may be transferred for consideration to a third party.
(4)Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration, including in connection with a Covered Transaction or other transaction or event.  Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(A)Immediately upon the cessation of the Participant’s Employment, each unvested Stock Option and SAR (or portion thereof)that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other unvested Award (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will be forfeited.
(B)Subject to (C) and (D) below, each Stock Option and SAR (or portion thereof) held by the
Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s
Employment, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) a period of ninety (90) days following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C)Subject to (D) below, each Stock Option and SAR (or portion thereof) held by a Participant or the
Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to the
Participant’s death or by the Company due to the Participant’s Disability, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section
6(a)(4), and will thereupon immediately terminate.
(D)All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon (i) such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith) or (ii) to the maximum extent permitted under applicable law, the Participant’s violation of any non-competition, non-solicitation, no-hire, non-
disparagement, confidentiality, invention assignment, or other restrictive covenant in favor of the Company or any of its affiliates by which the Participant is bound.
(5)Recovery of Compensation; Other Policies.  The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	A-3
was granted is not in compliance with any provision of the Plan or any applicable Award or violates any non-competition, non-
solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which the Participant is bound.  Each Award will be subject to any policy of the Company or any of its affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging.  In addition, each Award will be subject to recoupment to the extent a Participant is or becomes subject to the Company’s Policy for Recoupment of Incentive
Compensation, effective October 2, 2023, the Company’s March 2013 Recoupment Policy, or any other policy of the Company or any of its affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan (the “Clawback Policies”).  Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5), and to the Clawback Policies, if applicable, and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture, recoupment or disgorgement described in this Section 6(a)(5).  Neither the Administrator nor the Company nor any other person, other than the Participant and the
Participant’s permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or the
Participant’s permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(6)Taxes.  The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award under applicable laws.  The Administrator will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary.  Without limiting the foregoing, the Company or any affiliate of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or an affiliate of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any affiliate of the Company).  Subject to applicable laws, the Administrator, in its sole discretion, may hold back shares of Stock from an
Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the
Accounting Rules).  Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amounts had been paid directly to the applicable Participant.  In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any of its affiliates.
(7)Dividend Equivalents.  The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator, including providing for the reinvestment of such amounts in the form of additional Awards) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award, whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remain subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture that applies to the underlying
Award and (b) no dividends or dividend equivalents shall be payable with respect to Stock Options or SARs.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.
(8)Rights Limited.  Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its affiliates, or any rights as a shareholder except as to shares of Stock actually delivered under the Plan.  The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its affiliates to the Participant.
(9)Coordination with Other Plans.  Shares of Stock and/or Awards under the Plan may be issued or granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its affiliates.  For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its affiliates may be settled in Stock (including, without limitation,
Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the Share Pool).
(10)Reserved.
(11)Section 409A.
(A)Without limiting the generality of Section 11(a) below, each Award will contain such terms as the
Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(B)Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of any additional tax, interest or penalty under Section 409A.
(C)If a Participant is determined on the date of the Participant’s termination of Employment to be a
“specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any

A-4	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and
(ii) the date of the Participant’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(11)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay
Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(D)For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.
(E)With regard to any payment considered to be nonqualified deferred compensation under
Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the
Treasury Regulations.
(b)Stock Options and SARs.
(1)Time and Manner of Exercise.  Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the
Administrator that is signed by the appropriate person and accompanied by any payment required under the Award.  The
Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any
Covered Transaction.  Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.  If on the date the term of an NSO expires or on the last date such NSO is exercisable in accordance with Section 6(a)(4), the fair market value of a share of Stock exceeds the exercise price per share of the NSO, then the NSO shall automatically be exercised with respect to all then vested Shares underlying such NSO and, upon such automatic exercise, such NSO shall immediately terminate. In such case, payment of the exercise price for the shares of Stock as to which such NSO is being exercised, and all tax withholding requirements, shall be satisfied by the withholding of unrestricted shares of Stock otherwise deliverable upon such exercise as set forth in Section 6(b)(3) below.  As a result of such net exercise, the Participant shall receive (i) the number of shares of Stock underlying the portion of the NSO so being exercised, less (ii) such whole number of shares of Stock (rounded up to the nearest share) that is equal to (A) the aggregate exercise price for the portion of the NSO that is so being exercised plus the amount of all applicable tax withholdings associated with such exercise divided by (B) the fair market value of a share of Stock on the date of exercise.
(2)Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.
(3)Payment of Exercise Price.  Where the exercise of an Award (or portion thereof) is to be accompanied by payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the
Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case, that have a fair market value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the
Administrator; or (iv) by any combination of the foregoing permissible forms of payment.  The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4)Maximum Term.  The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent shareholder described in Section 6(b)(2)
above).
(5)No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or
SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the fair market value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.EFFECT OF CERTAIN TRANSACTIONS
(a)Covered Transactions.  Except as otherwise expressly provided in an Award agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	A-5
(1)Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof or
(ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2)Cash-Out of Awards.  Subject to Section 7(a)(5) below, the Administrator may provide for payment (a
“cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating as provided in Section 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the fair market value of one share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate.  For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the fair market value of one share of Stock, as determined in connection with the Covered Transaction, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.
(3)Acceleration of Certain Awards.  Subject to Section 7(a)(5) below, the Administrator may provide that any
Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of
Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction.
(4)Termination of Awards upon Consummation of Covered Transaction.  Except as the Administrator may
otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction; provided, however, that unless the
Administrator provides for the assumption, continuation or substitution of Awards pursuant to Section 7(a)(1) above, all outstanding
Awards shall become immediately and fully exercisable, any applicable vesting conditions shall be deemed satisfied, with any performance vesting conditions deemed to be satisfied in full, and any forfeiture restrictions shall be deemed to have lapsed, in each case as of immediately prior to the consummation of the Covered Transaction.
(5)Additional Limitations.  Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the
Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered
Transaction.  For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under
Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.  In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the
Plan.
(6)Uniform Treatment.  For the avoidance of doubt, the Administrator need not treat Participants or Awards
(or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered
Transaction.
(b)Changes in and Distributions with Respect to Stock.
(1)Basic Adjustment Provisions.  In the event of a stock dividend, extraordinary cash dividend, stock split or combination of shares (including a reverse stock split), recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the Share Pool, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(2)Certain Other Adjustments.  The Administrator may also make adjustments of the type described in
Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Sections 7(a) and 7(b)(1)
above, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the
Plan or any Award, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, to the extent applicable.
(3)Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and

A-6	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law.  Any Stock delivered to Participants under the Plan will be evidenced in such manner as the
Administrator determines appropriate, including book-entry registration or delivery of stock certificates.  In the event that the
Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the
Company may hold the certificates pending the lapse of the applicable restrictions.
9.AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the
Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted.  Any amendments to the Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator.  For the avoidance of doubt, without limiting the
Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment requiring a Participant’s consent.
10.OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its affiliates to grant any person bonuses or other compensation in addition to Awards under the Plan.
11.MISCELLANEOUS
(a)Waiver of Jury Trial.  By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting (or being deemed to have accepted) an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company or any of its affiliates has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.  Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)Limitation of Liability.  Notwithstanding anything to the contrary in the Plan or any Award, none of the Company, nor any of its affiliates, nor the Administrator, nor any person acting on behalf of the Company, any of its affiliates, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(c)Unfunded Plan.  The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award.  Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
12.ESTABLISHMENT OF SUB-PLANS
The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S.
and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator.  Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Administrator’s discretion under the Plan and
(ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase the Share Pool.
13.GOVERNING LAW
(a)Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Massachusetts law relating to the issuance of stock and the consideration to be received

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	A-7
therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)Other Matters.  Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12 above, the domestic substantive laws of the Commonwealth of Massachusetts govern the provisions of the
Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)Jurisdiction.  Subject to Section 11(a) and except as may be expressly set forth in an Award agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United
States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of
Massachusetts; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that the Participant is not subject personally to the jurisdiction of the above-named courts, that the Participant’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.
[The remainder of this page is intentionally left blank.]

A-8	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:
“Accounting Rules”:  Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any
successor provision.
“Administrator”:  The Compensation Committee, except that the Board may at any time act in the capacity of the
Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise), if applicable).  The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  For purposes of the Plan, the term “Administrator” will include the Board, the Compensation
Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.
“Award”: Any or a combination of the following:
(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on
Stock.
“Board”:  The board of directors of the Company.
“Cause”: shall mean (i) the Participant’s dishonesty in the performance of his or her duties to the Company or its affiliates or fraud, or (ii) the willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the
Company or its affiliates (including, without limitation, any material breach by the Participant of any provision of any Company policy or any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the
Company or any of its affiliates), in each case as determined in good faith by the Company, which determination shall be conclusive;
provided, however, that if there is a conflict between this definition of Cause and either (1) the definition of “Cause” contained in any employment or other individual service agreement between the Company and the Participant or (2) the definition of “Cause” contained in any change of control agreement between the Company and the Participant, then such other definition shall be controlling for the purposes of the Plan.
“Change of Control” shall mean that (a) any “person” or “group” as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), becomes a beneficial owner, as such term is used in Rule 13d-3 promulgated under the Act, of securities of the Company representing more than 50% of the combined voting power of the outstanding securities of the Company having the right to vote in the election of directors; or (b) all or substantially all the business or assets of the
Company are sold or disposed of, or the Company or a subsidiary of the Company combines with another company pursuant to a merger, consolidation, or other similar transaction, other than (i) a transaction solely for the purpose of reincorporating the Company or one of its subsidiaries in a different jurisdiction or recapitalizing or reclassifying the Company’s stock; or (ii) a merger or consolidation in which the shareholders of the Company immediately prior to such merger or consolidation continue to own at least a majority of the outstanding voting securities of the Company or the surviving entity immediately after such merger or consolidation.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.
“Compensation Committee”: The Management Development and Compensation Committee of the Board.
“Company”: Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.
“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving entity or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company or
(iv) a Change of Control. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
“Director”:  A member of the Board who is not an Employee.

VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement	A-9
“Disability”: A disability entitling a Participant to benefits under the Company’s long-term disability program, as in effect from time to time. With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a cessation of a Participant’s Employment due to Disability, to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such Disability constitutes a disability or becoming disabled within the meaning of Section 1.409A-3(i)(4) of the Treasury Regulations.
“Effective Date”: The date the Plan is approved by shareholders of the Company.
“Employee”:  Any person who is employed by the Company or any of its affiliates.
“Employment”: A Participant’s employment or other service relationship with the Company or any of its affiliates.
Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 of the Plan to, the Company or any of its affiliates.  If a Participant’s employment or other service relationship is with any affiliate of the Company and that entity ceases to be an affiliate of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an affiliate of the Company unless the
Participant transfers Employment to the Company or one of its remaining affiliates.  For purposes of the Plan, an approved leave of absence due to a temporary disability or that constitutes a standard paid leave under Company policies as in effect from time to time shall not be deemed to be a termination of Employment, except as the Administrator may otherwise expressly provide or except as otherwise provided by law.
Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.  The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred.  Any such written election will be deemed a part of the Plan.
“Fair Market Value”:  As of a particular date, (i) the mean between the highest and lowest quoted selling prices for a share of
Stock reported on the Nasdaq Market System (or any other national securities exchange on which the Stock is then listed) for that date or, if there were no sales on such date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Administrator) on which there were sales or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422.  Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award agreement.
“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
“Participant”:  A person who is granted an Award under the Plan.
“Performance Award”:  An Award subject to performance vesting conditions, which may include Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.  A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied, without limitation, to a Participant individually, to a group of individual Participants, or to a business unit or division of the
Company or to the Company as a whole.  A Performance Criterion may also be based on individual performance and/or subjective performance criteria (or any combination of any of the criteria described in this definition).  The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or
Criteria.
“Plan”: The Vertex Pharmaceuticals Incorporated 2026 Stock and Option Plan, as from time to time amended and in effect.
“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.
“Restricted Stock Unit”:  A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”: Section 409A of the Code and the regulations thereunder.
“Section 422”: Section 422 of the Code and the regulations thereunder.

A-10	VERTEX PHARMACEUTICALS INCORPORATED - 2026 Proxy Statement
“Stock”: Common stock of the Company, par value $.01 per share.
“Stock Option”:  An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
“Stock Unit”:  An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Substitute Award”: An award granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.
“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

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Vertex and the Vertex triangle logo are registered trademarks of Vertex Pharmaceuticals Incorporated.
© 2026 Vertex Pharmaceuticals Incorporated

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

ONLINE
Go to **www.envisionreports.com/VRTX** or scan the QR code — login details are located in the shaded bar below.

PHONE
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

AT THE VIRTUAL MEETING
To access the virtual Annual Meeting, please visit https://meetnow.global/MMMVT4H

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR each Director Nominee listed below.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Sangeeta Bhatia	☐	☐	☐
02 - Lloyd Carney	☐	☐	☐
03 - Alan Garber	☐	☐	☐
04 - Reshma Kewalramani	☐	☐	☐
05 - Michel Lagarde	☐	☐	☐
06 - Jeffrey Leiden	☐	☐	☐
07 - Diana McKenzie	☐	☐	☐
08 - Bruce Sachs	☐	☐	☐
09 - Jennifer Schneider	☐	☐	☐
10 - Nancy Thornberry	☐	☐	☐
11 - Suketu Upadhyay	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

Proposal	For	Against	Abstain
2. Ratification of Ernst & Young LLP as independent Registered Public Accounting firm for the year ending December 31, 2026.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐
4. Approval of 2026 Stock and Option Plan.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.

Proposal	For	Against	Abstain
5. Shareholder proposal, if properly presented at the meeting, regarding shareholder right to act by written consent.	☐	☐	☐

1 U P X

049A3D

The 2026 Annual Meeting of Shareholders of Vertex Pharmaceuticals Incorporated will be held on May 13, 2026 at 9:00 A.M. Eastern Time, via the Internet at https://meetnow.global/MMMVT4H.

To access the virtual meeting, you will need the 15-digit control number that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 13, 2026: The Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report are available at www.envisionreports.com/vrtx

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Proxy — Vertex Pharmaceuticals Incorporated

ANNUAL MEETING OF SHAREHOLDERS — May 13, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby constitute and appoint Jeffrey Leiden, Reshma Kewalramani, Joy Liu, and Omar White and each of them, the attorney(s) and proxy of the undersigned, with full power of substitution, with all the powers that the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Vertex Pharmaceuticals Incorporated to be held on Wednesday, May 13, 2026, at 9:00 A.M. Eastern Time, via live audio webcast available at https://meetnow.global/MMMVT4H and at any postponement or adjournment thereof, and hereby acknowledges receipt of the proxy statement for such meeting and revokes all previous proxies.

This proxy, when properly executed, will be voted as directed. If no direction is made, this proxy will be voted FOR each of the Director Nominees in proposal 1, FOR proposals 2, 3 and 4, and AGAINST proposal 5, and, in the case of other matters that legally come before the meeting or any postponement or adjournment thereof, as said proxies may deem advisable.

Please vote, sign and date on the reverse side and return this proxy card promptly.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐